Exhibit 10.1

EXECUTION VERSION

ABL CREDIT AGREEMENT

dated as of May 12, 2021

among

IFIT HEALTH & FITNESS INC,

as Holdings,

ICON HEALTH & FITNESS, INC.,

as the Borrower Representative,

CERTAIN SUBSIDIARIES PARTY HERETO FROM TIME TO TIME,

as Borrowers,

CERTAIN SUBSIDIARIES PARTY HERETO FROM TIME TO TIME,

as Subsidiary Guarantors,

THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME,

as Lenders,

BANK OF AMERICA, N.A.,

as Administrative Agent,

and

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Bookrunner

i

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(c)	–	Existing Letters of Credit
Schedule 1.01(d)	–	Existing Canadian Accounts
Schedule 3.13	–	Subsidiaries as of the Closing Date
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 5.16	–	Post-Closing Obligations
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.06	–	Existing Investments
Schedule 6.14	–	Existing Indebtedness of Holdings
Schedule 9.01	–	Borrower Representative’s Website Address for Electronic Delivery

EXHIBITS:

Exhibit A	–	Form of Assignment Agreement
Exhibit B	–	Form of Borrowing Request
Exhibit C-1	–	Form of Intellectual Property Security Agreement
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Form of Letter of Credit Request
Exhibit F	–	Form of Intercompany Note
Exhibit G	–	Reserved
Exhibit H	–	Form of Interest Election Request
Exhibit I	–	Form of ABL Guaranty Agreement
Exhibit J	–	Form of Perfection Certificate
Exhibit K-1	–	Form of Joinder Agreement
Exhibit K-2	–	Form of Additional Borrower Agreement
Exhibit K-3	–	Form of Additional Borrower Termination
Exhibit L	–	Form of Promissory Note
Exhibit M-1	–	Form of ABL Pledge and Security Agreement
Exhibit M-2	–	Form of Canadian Security Agreement
Exhibit N	–	Form of Borrowing Base Certificate
Exhibit O-1	–	Form of US Tax Compliance Certificate (For Foreign Lenders That Are
Not Partnerships For US Federal Income Tax Purposes)
Exhibit O-2	–	Form of US Tax Compliance Certificate (For Foreign Participants That
Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit O-3	–	Form of US Tax Compliance Certificate (For Foreign Lenders That Are
Partnerships For US Federal Income Tax Purposes)
Exhibit O-4	–	Form of US Tax Compliance Certificate (For Foreign Participants That
Are Partnerships For US Federal Income Tax Purposes)
Exhibit P	–	Form of Solvency Certificate

ABL CREDIT AGREEMENT

ABL CREDIT AGREEMENT, dated as of May 12, 2021 (this “Agreement”), by and among iFIT Health & Fitness Inc, a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (“ICON”), as a US Borrower (as hereinafter defined) and as Borrower Representative (as hereinafter defined), certain subsidiaries (as hereinafter defined) from time to time party hereto, as Borrowers (as hereinafter defined), certain subsidiaries (as hereinafter defined) from time to time party hereto, as Subsidiary Guarantors (as hereinafter defined), the Lenders from time to time party hereto, Bank of America, N.A. (and its branches, affiliates, and correspondents) (“BofA”), in its capacities as administrative agent and collateral agent for the Lenders (in such capacities and together with its successors and assigns, the “Administrative Agent”) and as an Issuing Bank and the Swingline Lender.

RECITALS

A. The Borrower Representative has requested that (a) the Administrative Agent and the Lenders enter into this Agreement to establish an asset-based revolving credit facility with aggregate commitments equal to $325,000,000, the proceeds of which shall be used (i) to repay and refinance certain existing Indebtedness (as hereinafter defined) of the Borrowers in accordance with Section 5.11(a) and (b) from time to time, the Lenders lend to the Borrowers and the Issuing Bank issues Letters of Credit (as hereinafter defined) for the account of the Borrowers and/or any Restricted Subsidiary to provide working capital for, and for other general corporate purposes of, the Borrowers pursuant to the Commitments (as hereinafter defined) hereunder and in accordance with the terms of this Agreement.

B. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Priority Collateral” means all interests of each Loan Party in the following Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (a) all rights of each Loan Party to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Loan Party to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (c) all claims of each Loan Party for damages arising out of or for breach of or default under any of the following, and (d) all rights of each Loan Party to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) all Accounts, but for purposes of this clause (i) excluding rights to payment for any property which specifically constitutes Term Loan Priority Collateral which has been or is to be sold, leased, licensed, assigned or otherwise disposed of; provided, however, that, for the avoidance of doubt, all rights to payment arising from any sale or lease of Inventory, goods, merchandise or equipment (in each case other than fixtures) or the provision of services shall constitute ABL Priority Collateral;

(ii) all chattel paper;

(iii) all deposit accounts, securities accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained with any bank or other financial institution and all cash, money, securities, instruments and other investments deposited or required to be deposited in any of the foregoing (in each case, other than a Term Proceeds Account, all monies, securities, instruments and other investments held in a Term Proceeds Account or credited to a Term Proceeds Account which constitute Term Loan Priority Collateral, all identifiable proceeds of any Term Loan Priority Collateral and any accounts containing cash constituting Tax and Trust Funds);

(iv) all Inventory, including any Inventory incorporating any Intellectual Property, and all rights to receive payments, indebtedness and other obligations which arise as a result of the sale or lease of Inventory, goods, merchandise or equipment (in each case other than fixtures) or provision of services, including the right to payment of interest or finance charges;

(v) all cash, money and cash equivalents (other than (i) identifiable proceeds of the Term Loan Priority Collateral, (ii) cash collateral subject to a Permitted Lien (other than the Lien in favor of any ABL Claimholder (as defined in or such similar term as defined in an Acceptable Intercreditor Agreement) or Term Loan Claimholder (as defined in or such similar term as defined in an Acceptable Intercreditor Agreement)) or (iii) identifiable Tax and Trust Funds);

(vi) all equipment;

(vii) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (vi) and the succeeding clauses (viii) through (x), all general intangibles (excluding Capital Stock and any Intellectual Property to the extent such Intellectual Property is not attached to or necessary to sell any item of Inventory), letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and Documents; provided that to the extent any of the foregoing also relates to Term Loan Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(viii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vii) and the succeeding clauses (ix) through (x), all insurance; provided that to the extent any of the foregoing also relates to Term Loan Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (vii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(ix) to the extent relating to any of the items referred to in the preceding clauses (i) through (viii) and the succeeding clause (x), all supporting obligations; provided that to the extent any of the foregoing also relates to Term Loan Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (viii) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(x) to the extent relating to any of the items referred to in the preceding clauses (i) through (ix), all Commercial Tort Claims; provided that to the extent any of the foregoing also relates to Term Loan Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (ix) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(xi) all books and records, including all books, databases, customer lists and records related thereto; and

(xii) all cash proceeds and, solely to the extent not constituting Term Loan Priority Collateral, non-cash proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including all insurance proceeds) and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing.

“Acceptable Intercreditor Agreement” means any intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are (a) consistent with market terms (as determined by the Borrower Representative and the Administrative Agent in good faith) governing arrangements for the sharing and/or subordination of liens and/or arrangements relating to the distribution of payments, as applicable, at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto and/or (b) reasonably acceptable to the Borrower Representative and the Administrative Agent and/or (c) in respect of the Term Loan Facility, provide for (x) a first lien on the Term Loan Priority Collateral in favor of the Term Loan Credit Agreement Collateral Agent and a second lien on the Term Loan Priority Collateral in favor of the Administrative Agent and (y) a first lien on the ABL Priority Collateral in favor of the Administrative Agent and a second lien on the ABL Priority Collateral in favor of the Term Loan Credit Agreement Collateral Agent.

“Account” has the meaning assigned to such term in the UCC or PPSA, as applicable.

“Account Debtor” means any Person obligated on an Account.

“ACH” means automated clearing house transfers.

“Acquired Asset Borrowing Base” means the US Acquired Asset Borrowing Base plus the Canadian Acquired Asset Borrowing Base.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Borrower” means any subsidiary which becomes a Borrower in accordance with Section 2.25.

“Additional Borrower Agreement” means an Additional Borrower Agreement substantially in the form of Exhibit K-2 (or another form which is acceptable to the Administrative Agent in its sole discretion).

“Additional Borrower Conditions” means, with respect to any proposed Additional Borrower, the following conditions:

(a) the Administrative Agent shall have received a customary written opinion of local counsel for such Additional Borrower, dated the date of the Additional Borrower Agreement for such Additional Borrower, addressed to the Administrative Agent, the Lenders and the Issuing Banks and reasonably satisfactory to the Administrative Agent;

(b) the Administrative Agent shall have received (i) a certificate of such Additional Borrower, dated as of the date of the Additional Borrower Agreement for such Additional Borrower and executed by a Responsible Officer, which shall (A) certify the resolutions of its Board of Directors, Board of Managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, together with any powers of attorney granted in connection therewith, (B) identify by name and title and bear the signatures of the Responsible Officers and any other officers, managers or attorneys of such Additional Borrower authorized to sign the Loan Documents to which it is a party and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of such Additional Borrower certified by the relevant authority of the jurisdiction of organization of such Additional Borrower and a true and correct copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement; and (ii) a certificate of good standing, status or compliance, as applicable, for such Additional Borrower from its jurisdiction of organization (to the extent such concept is relevant or applicable in such jurisdiction);

(c) the Administrative Agent shall have received an acknowledgment and confirmation by the Loan Parties of their guarantees and grants of security interests in respect of the Obligations after giving effect to the effectiveness of the applicable Additional Borrower Agreement for such Additional Borrower;

(d) (i) the Administrative Agent and the Lenders shall have received and completed satisfactory review of all documentation and other information regarding such Additional Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), to the extent requested in writing of the Borrower Representative at least 10 days prior to the effectiveness of the applicable Additional Borrower Agreement and (ii) to the extent such Additional Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the effectiveness of the applicable Additional Borrower Agreement, any Lender that has requested, in a written notice to the Borrower Representative at least 10 days prior to the effectiveness of the applicable Additional Borrower Agreement, a Beneficial Ownership Certification in relation to such Additional Borrower shall have received and completed satisfactory review of such Beneficial Ownership Certification;

(e) such Additional Borrower shall have become a party to the Loan Guaranty by executing and delivering to the Administrative Agent a Joinder Agreement or such other Loan Guaranty in form and substance satisfactory to the Administrative Agent and shall have executed such amendments, supplements or documents of accession to any Collateral Documents as the Administrative Agent deems necessary for such new Subsidiary to grant to the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in the Collateral described in such Collateral Document with respect to such Additional Borrower;

(f) in the case of any proposed Additional Borrower organized under the laws of Australia, the United Kingdom or the Netherlands, the Administrative Agent shall have received all security documentation and any other documents, instruments and agreements (in each case, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion and at the reasonable request of the Administrative Agent), whether governed by the local law of such organizational jurisdiction or otherwise, to the extent reasonably requested by the Administrative Agent or its local counsel in any such organizational jurisdiction;

(g) the Administrative Agent shall have received such other documents or information with respect to such Additional Borrower as the Administrative Agent may reasonably request; and

(h) the Additional Borrower shall be organized under the laws of the United States, Canada, Australia, the United Kingdom or the Netherlands; provided, that the Lenders hereby irrevocably authorize the Administrative Agent to enter into any amendment hereunder and/or any amendment to any other Loan Document as may be necessary in order to (i) enable the designation of such Additional Borrower in accordance with the Additional Borrower Conditions, (ii) establish an appropriate borrowing base with respect to such Additional Borrower, which shall be substantially similar to the Borrowing Base hereunder giving effect to local law considerations and (iii) make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such Additional Borrowers.

“Additional Borrower Termination” means an Additional Borrower Termination substantially in the form of Exhibit K-3 (or another form which is acceptable to the Administrative Agent in its sole discretion).

“Additional Incremental Class” has the meaning assigned to such term in Section 2.22(a).

“Additional Revolving Credit Commitment” means any commitment hereunder added or extended pursuant to Sections 2.22, 2.23 and/or 9.02(c).

“Additional Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Additional Revolving Loans of such Lender attributable to its Additional Revolving Credit Commitment.

“Additional Revolving Facility” means any Incremental Revolving Facility, any Extended Revolving Facility and/or any Replacement Revolving Facility.

“Additional Revolving Lender” means any Lender with an Additional Revolving Credit Commitment or any Additional Revolving Credit Exposure.

“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Section 2.22, 2.23 and/or 9.02(c).

“Adjustment Date” means the first day of each Fiscal Quarter.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Agent Account” has the meaning assigned to such term in Section 5.13(c).

“Administrative Questionnaire” means a customary administrative questionnaire in the form provided by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, the Borrower Representative or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of Holdings, the Borrower Representative or any of its Restricted Subsidiaries, threatened in writing, against or affecting Holdings, the Borrower Representative or any of its Restricted Subsidiaries or any property of Holdings, the Borrower Representative or any of its Restricted Subsidiaries.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. None of the Administrative Agent, the Arranger, any Lender or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof.

“Aggregate Borrowing Base” means the sum of the US Borrowing Base plus the Canadian Borrowing Base.

“Aggregate Commitments” means, at any time, the sum of all Commitments at such time.

“Agreement” has the meaning assigned to such term in the preamble.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) in the case of any Revolving Loan denominated in US Dollars and borrowed by a US Borrower, (i) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis and, for the avoidance of doubt, the Published LIBO Rate for any day shall be based on the rate determined on such day at 11:00 a.m. (London time)) plus 1.00% and (iii) the Prime Rate, and (b) in the case of any Revolving Loan denominated in US Dollars and borrowed by a Canadian Borrower, (i) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis and, for the avoidance of doubt, the Published LIBO Rate for any day shall be based on the rate determined on such day at 11:00 a.m. (London time)) plus 1.00% and (iii) the per annum rate of interest designated by the Administrative Agent (acting through its Canada branch) as its base rate for commercial loans made by it in US Dollars (the “Canadian Base Rate”). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Published LIBO Rate or the Canadian Base Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, the Published LIBO Rate or the Canadian Base Rate, as the case may be; provided that in no event shall the Alternate Base Rate be less than zero.

“AML Legislation” means, collectively, (a) OFAC, (b) FCPA, (c) the USA PATRIOT Act, (d) the Canadian Sanctions Legislation, (e) the Corruption of Foreign Public Officials Act (Canada) (f) the Criminal Code (Canada), (g) Resolutions Implementing the United Nations Resolution on the Suppression of Terrorism, United Nations Al-Qaida and Taliban Regulations, and (h) any other applicable anti-money laundering, anti-terrorist financing, sanction and “know your client” laws of the United States or Canada.

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.17(c).

“Applicable Administrative Agent” means (i) with respect to ABL Priority Collateral, the Administrative Agent (or other analogous term in an Acceptable Intercreditor Agreement, as applicable), (ii) with respect to Term Loan Priority Collateral, such agent designated as “Term Loan Credit Agreement Collateral Agent” (or other analogous term in an Acceptable Intercreditor Agreement, as applicable) (the “Term Loan Credit Agreement Collateral Agent”), or (iii) if at any time there is no intercreditor agreement as described in the definition of “Acceptable Intercreditor Agreement” then in effect, the Administrative Agent.

“Applicable Class Percentage” means, with respect to any Lender of any Class, the percentage of the aggregate amount of the Commitments of such Class represented by such Lender’s Commitment of such Class; provided that for purposes of Section 2.21 and corresponding provisions of this Agreement, when there is a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded for any relevant calculation. In the event that the Commitment of any Class have expired or been terminated, the Applicable Class Percentage of a Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of such Lender attributable to its Commitment of such Class, giving effect to any assignment thereof.

“Applicable Borrowing Limits” has the meaning assigned to such term in Section 2.01.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitments of all Lenders (other than the Swingline Lender) represented by such Lender’s Commitment; provided that for purposes of Section 2.21 and corresponding provisions of this Agreement, when there is a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded for any relevant calculation. In the event that any Commitments have expired or been terminated, the Applicable Percentage of a Lender shall be determined on the basis of the Revolving Credit Exposure of such Lender attributable to its Commitment that has expired or terminated, giving effect to any assignment thereof.

“Applicable Rate” means, for any day, with respect to any Initial Revolving Loan, Overadvance, Protective Advance or Swingline Loan, the rate per annum applicable to the relevant Class of Revolving Loans set forth below opposite the applicable level of Average Historical Excess Availability; provided that until the first Adjustment Date, the “Applicable Rate” for any Initial Revolving Loan (including any Overadvance, Protective Advance or Swingline Loan) shall be the applicable rate per annum set forth below in Level I:

Level	Average Historical Excess Availability	Applicable Rate for LIBO Rate Revolving Loans (and Swingline Loans to any US Borrower) or CDOR Rate Revolving Loans	Applicable Rate for Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans (and Swingline Loans to any Canadian Borrower)
I	Greater than or equal to 50%	1.15%	0.15%
II	Less than 50%	1.20%	0.20%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Average Historical Excess Availability as of such Adjustment Date in accordance with the table above; provided that if a Borrowing Base Certificate is not delivered when required pursuant to Section 5.01(j), the “Applicable Rate” for any Initial Revolving Loan (including any Overadvance, Protective Advance or Swingline Loan) shall be the rate per annum set forth above in Level II until such Borrowing Base Certificate is delivered in compliance with Section 5.01(j).

“Approved Appraiser” means the Administrative Agent’s internal auditors or any other appraiser or consultant selected by the Administrative Agent in consultation with the Borrower Representative.

“Approved Currency” means each of US Dollars, Canadian Dollars and any other alternative currency to be agreed between the Administrative Agent and the Borrower Representative.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) any Affiliate of such Lender or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender.

“Arranger” means Bank of America, N.A.

“Assignment Agreement” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower Representative.

“Availability Period” means the period from and including the Closing Date to, but excluding, the earlier of (x) the Maturity Date and (y) the date of termination of all of the Commitments.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) the fair market value of any capital contribution in respect of Qualified Capital Stock or the proceeds of any issuance of Qualified Capital Stock received (or deemed to be received) after the Closing Date (other than any amounts (A) constituting a Cure Amount or an Available Excluded Contribution Amount, (B) received (or deemed to be received) from the Borrower Representative or any Restricted Subsidiary or (C) consisting of the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) as Cash equity by the Borrower Representative or any of its Restricted Subsidiaries, plus the fair market value, as reasonably determined by the Borrower Representative, of Cash Equivalents, marketable securities or other property received (or deemed to be received) by the Borrower Representative or any Restricted Subsidiary as a capital contribution in respect of Qualified Capital Stock or in return for any issuance of Qualified Capital Stock (other than any amounts (x) constituting a Cure Amount or an Available Excluded Contribution Amount or (y) received from the Borrower Representative or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(ii) the aggregate principal amount of any Indebtedness (including any Disqualified Capital Stock) of the Borrower Representative or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower Representative or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of the Borrower Representative, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower Representative) of any assets received by the Borrower Representative or such Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following Closing Date through and including such time; plus

(iii) the net proceeds received by the Borrower Representative or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than the Borrower Representative or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus

(iv) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment (pursuant to the definition thereof), the proceeds received (or deemed to be received) by the Borrower Representative or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with Cash returns, Cash profits, Cash distributions and similar Cash amounts, including Cash principal repayments and interest payments of loans, in each case, received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i); plus

(v) an amount equal to the sum of (A) the amount of any Investments by the Borrower Representative or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower Representative or any Restricted Subsidiary, (B) the fair market value (as reasonably determined by the Borrower Representative) of the assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Borrower Representative or any Restricted Subsidiary and (C) the aggregate amount of Cash dividends and/or other Cash distributions received (or deemed to be received) by the Borrower Representative or any Restricted Subsidiary from any Unrestricted Subsidiary after the Closing Date to the extent not duplicative of amounts in clause (iv) above, in each case, during the period from and including the day immediately following the Closing Date through and including such time; minus

(vi) [reserved];

(vii) [reserved];

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i) and Section 6.06(ff) (solely to the extent made pursuant to Section 6.04(a)(iii)(A) thereunder) plus (iv) amounts incurred under the Available RP Capacity Basket (solely to the extent reallocated from Section 6.04(a)(iii)(A)), in each case, after the Closing Date and prior to such time or contemporaneously therewith;

provided that, in the case of clause (a), any amounts or proceeds received by the Borrower Representative or a Restricted Subsidiary, as applicable, shall count towards the amount available hereunder for a period of 180 days after receipt thereof.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets (as reasonably determined by the Borrower Representative, but excluding any Cure Amount) received (or deemed to be received) by the Borrower Representative or any of its Restricted Subsidiaries after the Closing Date from:

(a) contributions in respect of Qualified Capital Stock of the Borrower Representative (other than any amounts received from any Restricted Subsidiary of the Borrower Representative), and

(b) the sale of Qualified Capital Stock of the Borrower Representative (other than (x) to any Restricted Subsidiary of the Borrower Representative, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as an Available Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount; provided that, any amounts received by the Borrower Representative or a Restricted Subsidiary, as applicable, shall count towards the amount available hereunder for a period of 180 days after receipt thereof.

“Available RP Capacity Basket” means, at any time, the aggregate amount of Restricted Payments permitted to be made pursuant to Section 6.04(a)(iii)(A) and/or (a)(x) at such time; provided that any utilization of the Available RP Capacity Basket to incur any Indebtedness or Liens at any time shall be deemed a utilization of the applicable amount of Restricted Payments permitted to be made pursuant to Section 6.04(a)(iii)(A) and/or (a)(x) at such time, as applicable.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Average Historical Excess Availability” means, on the applicable Adjustment Date, the quotient, expressed as a percentage obtained by dividing (a) the average daily Excess Availability for the Fiscal Quarter immediately preceding such Adjustment Date by (b) the average daily Line Cap for such Fiscal Quarter. In determining “Average Historical Excess Availability”, the Borrowing Base as of any day shall be calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 5.01(j).

“Average Utilization” means, on the applicable Adjustment Date or the last day of any other applicable period specified herein, the quotient expressed as a percentage obtained by dividing (a) the average daily Outstanding Amount of the Total Revolving Credit Exposure (excluding for this purpose any Swingline Exposure) for the Fiscal Quarter preceding such Adjustment Date or the last day of such other applicable period, as applicable, by (b) the average daily Aggregate Commitments (other than Commitments of Defaulting Lenders) for such Fiscal Quarter or such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“BofA” has the meaning assigned to such term in the preamble.

“Bankruptcy Event” means with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or a corporate statutory arrangement proceeding having similar effect, is subject to, or any Person that directly or indirectly controls such Person is subject to, a forced liquidation, or has had a receiver, interim receiver, manager, receiver and manager, conservator, trustee, administrator, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or any substantial part of its assets, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party or any subsidiary of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any arrangement in connection with Banking Services that is (a) in effect on the Closing Date between any Loan Party or any subsidiary of any Loan Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or the Arranger as of the Closing Date or (b) entered into after the Closing Date by any Loan Party or any subsidiary of any Loan Party with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Lender or the Arranger or any other Person designated by the Borrower Representative at the time such arrangement is entered into, in each case, that have been designated to the Administrative Agent in writing by the Borrower Representative as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and each Acceptable Intercreditor Agreement as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 USC. § 101 et seq.), as it has been, or may be, amended, from time to time.

“Benchmark” means, initially, the LIBO Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.14(b) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(a) For purposes of Section 2.14(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(i) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(ii) the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);

provided, that, if initially the LIBO Rate is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower Representative and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and

(b) For purposes of Section 2.14(b)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower Representative as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided, that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than the LIBO Rate, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Blocked Account Agreement” has the meaning assigned to such term in Section 5.13(a).

“Blocked Accounts” has the meaning assigned to such term in Section 5.13(a).

“Borrower” and “Borrowers” means the US Borrowers and/or the Canadian Borrowers, as the context requires.

“Borrower Representative” means ICON in its capacity as agent and representative for the Borrowers hereunder.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrowing” means (a) Revolving Loans of the same Type and Class, made, converted or continued on the same date and, in the case of LIBO Rate Revolving Loans and CDOR Rate Revolving Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance, in each case made to the same Borrower and denominated in the same currency.

“Borrowing Base” means, individually and collectively, the US Borrowing Base, the Canadian Borrowing Base or the Aggregate Borrowing Base, as applicable. For the avoidance of doubt, in the case of any Subject Acquisition, the Borrowing Base shall include amounts attributable to the target or assets acquired in such Subject Acquisition to the extent set forth in the definitions of US Borrowing Base, Canadian Borrowing Base and Aggregate Borrowing Base and subject to the limits of the Acquired Asset Borrowing Base to the extent applicable.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Responsible Officer of the Borrower Representative, in substantially the form of Exhibit N or another form which is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower Representative.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles are authorized or required by law to remain closed; provided, that when used in connection with a LIBO Rate Revolving Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market; provided, further, that when used in connection with Revolving Loans to or Borrowings by any Canadian Borrower, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Ontario, Canada are authorized or required by law to remain closed.

“Canadian Acquired Asset Borrowing Base” has the meaning assigned in the definition of “Canadian Borrowing Base”.

“Canadian Base Rate” has the meaning assigned in the definition of “Alternate Base Rate”.

“Canadian Borrowers” means, collectively, (a) each Canadian Subsidiary of the Borrower Representative set forth on the signature pages hereto as a Canadian Borrower and (b) any other Additional Borrower that is a Canadian Subsidiary.

“Canadian Borrowing Base” means, as of any date of calculation, the amount calculated as the “Canadian Borrowing Base” pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 5.01(j) (but as modified as provided below in this definition), equal to, without duplication, the sum of:

(a) 90.0% of the US Dollar Equivalent of the book value of Eligible Trade Accounts of each Canadian Borrower; plus

(b) 90.0% of the US Dollar Equivalent of the book value of Eligible Credit Card Accounts of each Canadian Borrower; plus

(c) (A) from June 1 through September 30 of each calendar year, the lesser of (i) 75.0% of the US Dollar Equivalent of the Value of Eligible Inventory of each Canadian Borrower and (ii) 95.0% of the US Dollar Equivalent of the NOLV of Eligible Inventory for each Canadian Borrower and (B) at all other times, the lesser of (i) 75.0% of the US Dollar Equivalent of the Value of Eligible Inventory of each Canadian Borrower and (ii) 90.0% of the US Dollar Equivalent of the NOLV of Eligible Inventory for each Canadian Borrower; plus

(d) the lesser of (i) 70% of the US Dollar Equivalent of the Value of Eligible In-Transit Inventory of each Canadian Borrower and (ii) 85% of the US Dollar Equivalent of the NOLV of Eligible In-Transit Inventory for each Canadian Borrower; provided that, in no event shall the aggregate amount included in the Aggregate Borrowing Base under this clause (d) (when added to the amount included under clause (d) of the US Borrowing Base) exceed the lesser of (i) $80,000,000 or (ii) 25% of the Aggregate Borrowing Base (for the avoidance of doubt, determined prior to giving effect to this proviso) (the “Eligible In-Transit Inventory Cap”); provided further, that such Eligible In-Transit Inventory Cap may be subject to an adjustment each Fiscal Year (as determined by the Borrower Representative and the Administrative Agent in good faith); plus

(e) 100% of the US Dollar Equivalent of the Eligible Cash of each Canadian Borrower (to the extent that the Borrower Representative has elected to include such Eligible Cash in the Canadian Borrowing Base pursuant to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(j)); minus

(f) the amount (if any) of the Canadian Borrowing Base that any US Borrower elects to allocate to the US Facility; minus

(g) the Reserves on the Canadian Borrowing Base.

The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(j) and Reserves established pursuant to Section 2.24.

Notwithstanding the foregoing, any Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts (i) acquired by any Canadian Borrower in a Subject Acquisition or (ii) of any Person that becomes a Canadian Borrower in connection with such Subject Acquisition, in each case, subject to a first priority Lien in favor of the Administrative Agent (subject to

First Priority Priming Liens), may be immediately included in a Borrowing Base Certificate delivered by the Borrower Representative in an amount equal to 50.0% of the book value thereof as set forth in the consolidated balance sheet of the relevant acquired entities or sellers (in the case of an asset acquisition) for the most recently ended fiscal quarter of the Canadian Borrowers for which financial statements have been delivered pursuant to Section 5.01(a) or (b), and applying eligibility and reserve criteria consistent with those applied to the calculation of the Canadian Borrowing Base (other than eligibility and reserve criteria based in whole or in part upon the absence of a field examination or inventory appraisal), until the completion by the Administrative Agent of a reasonably satisfactory field examination and inventory appraisal in respect thereof; provided, however, if the acquired Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts so included in the Canadian Borrowing Base would not increase the Aggregate Borrowing Base by more than $25,000,000, then such acquired Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts, which are similar in type and nature to the Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts otherwise included in the Canadian Borrowing Base, may be immediately included in the Canadian Borrowing Base, and applying eligibility and reserve criteria consistent with, those applied to the calculation of the Canadian Borrowing Base, until the completion by the Administrative Agent of a reasonably satisfactory field examination and inventory appraisal in respect thereof (the “Canadian Acquired Asset Borrowing Base”). To the extent that the Administrative Agent has not completed, at the Borrower Representative’s expense, a field examination and inventory appraisal reasonably satisfactory to the Administrative Agent within 90 days of the acquisition of such Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts (or such longer period as the Administrative Agent may reasonably agree), such Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts will cease to be eligible for inclusion in the Canadian Borrowing Base; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such field examination or inventory appraisal on or prior to the date indicated above and (y) following the completion of such field examination or inventory appraisal, the Borrower Representative may deliver an updated Borrowing Base Certificate reflecting the inclusion of such Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts in the Canadian Borrowing Base.

“Canadian Collateral” means the Collateral owned by (or, in the event such Collateral has been foreclosed upon, immediately prior to such foreclosure that was owned by) a Canadian Loan Party.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan that is a “registered pension plan” as defined in subsection 248(1) of the ITA and which contains a “defined benefit provision” as defined in subsection 147.1(1) of the ITA, whether existing on the Closing Date or which would be considered a Canadian Defined Benefit Plan if assumed, adopted or otherwise participated in or contributed to by a Loan Party for its employees or former employees in Canada thereafter.

“Canadian Dollars” or “CA$” refers to the lawful money of Canada.

“Canadian Facility” means the revolving credit facility made available to the Canadian Borrowers hereunder.

“Canadian Facility Exposure” means, with respect to any Lender at any time, the US Dollar Equivalent of, the sum of the outstanding principal amount of such Lender’s Canadian Facility Revolving Loans and its LC Exposure outstanding under the Canadian Facility plus an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding under the Canadian Facility at such time plus an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances and Overadvances outstanding under the Canadian Facility at such time.

“Canadian Facility LC Sublimit” means $5,000,000, as such amount may be increased from time to time in accordance with Section 2.22.

“Canadian Facility Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) that is (a) acceptable to the applicable Issuing Bank and (b) issued pursuant to the Canadian Facility.

“Canadian Facility Line Cap” means, at any time, the lesser of (i) the Canadian Borrowing Base and (ii) the Commitments, in each case, at such time.

“Canadian Facility Revolving Loans” has the meaning assigned to such term in Section 2.01.

“Canadian Facility Swingline Loan” means any revolving loan made to the Canadian Borrowers pursuant to Section 2.04(a).

“Canadian Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Canadian Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Canadian Security Agreement.

“Canadian Loan Party” means the Canadian Borrowers and each Canadian Subsidiary Guarantor.

“Canadian Multiemployer Plan” means a “multi-employer plan”, as that term is defined in Regulation 8500(1) of the ITA to which any Loan Party is making or accruing an obligation to make contributions.

“Canadian Pension Event” means (a) the termination or partial termination of a Canadian Defined Benefit Plan or (b) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator or trustee appointed to administer a Canadian Defined Benefit Plan, which notice or appointment of a trustee or similar official is reasonably likely to result in the termination of such Canadian Defined Benefit Plan.

“Canadian Pension Plans” means each pension, superannuation benefit or retirement savings plan, arrangement or scheme including any pension plan, top-up pension or supplemental pension, “registered retirement savings plan” (as defined in the ITA), “registered pension plan” (as defined in the ITA) and “retirement compensation arrangement” (as defined in the ITA) that is maintained or contributed to by any Loan Party for its employees or former employees in Canada, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec or any Canadian Multiemployer Plan.

“Canadian Sanctions Legislation” means, collectively, (a) the United Nations Act (Canada), (b) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), (c) the Special Economic Measures Act (Canada) or (d) the Justice for Victims of Corrupt Foreign Officials Act (Canada) and any related regulations.

“Canadian Prime Rate” means, for any day, a rate per annum equal to the highest of (a) the variable per annum rate of interest designated by the Administrative Agent (acting through its Canada branch) as its prime rate for commercial loans, as in effect from time to time, for Canadian Dollar loans in Canada, and (b) the rate of interest per annum that is equal to the sum of the 1-month CDOR Rate plus 1.00% per annum; provided that in no event shall the Canadian Prime Rate be less than zero.

“Canadian Security Agreement” means the deed of hypothec, substantially in the form of Exhibit M-2, among each Canadian Loan Party and the Administrative Agent for the benefit of the Secured Parties.

“Canadian Security Documents” means each of, and collectively, (i) the Canadian Security Agreement, (ii) the Canadian Intellectual Property Security Agreement, and (iii) any other agreements, instruments and documents executed by any Canadian Loan Party in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, deeds of hypothec, pledge agreements, debentures, share charges, loan agreements, notes, pledges, powers of attorney, assignments, financing statements and financing change statements whether theretofore, now or hereafter executed by any Canadian Loan Party and delivered to the Administrative Agent in connection with this Agreement.

“Canadian Subsidiary” means any Restricted Subsidiary of the Borrower Representative that is organized under the laws of Canada (or any province or territory thereof).

“Canadian Subsidiary Guarantors” means any Canadian Subsidiary that is a Subsidiary Guarantor.

“Canadian Swingline Lender” means BofA (acting through its Canada branch) in its capacity as lender of Canadian Facility Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the Canadian Swingline Lender and any consent given by BofA in its capacity as Administrative Agent or Issuing Bank shall be deemed given by BofA (acting through its Canada branch) in its capacity as Canadian Swingline Lender.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that for the avoidance of doubt, the amount of obligations attributable to any Capital Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of the Borrower Representative that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case, determined in accordance with GAAP.

“Cash Dominion Period” means

(a) each period during which a Specified Default has occurred and is continuing; or

(b) each period during which a Liquidity Condition (pursuant to clause (b) thereof) is continuing,

provided that, in each case, notwithstanding that the events described in clauses (a) or (b) may have occurred, such period shall only be in effect to the extent that the Administrative Agent, in its sole discretion, has notified in writing to the Borrower Representative that such period is in effect.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the US government or the Canadian government or (ii) issued by any agency or instrumentality of the US or Canada the obligations of which are backed by the full faith and credit of the US or Canada, in each case, maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the US or any province or territory of Canada or any political subdivision of any such state, province, territory or any public instrumentality thereof or by any foreign government, in each case, maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the US, any state thereof or the District of Columbia, or the laws of Canada, any province or territory thereof, or any political subdivision thereof or any foreign bank or its branches or agencies in the US or Canada and that has capital and surplus of not less than $100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank having capital and surplus of not less than $100,000,000; (f) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (e) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (g) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law.

Cash Equivalents shall also include (x) Investments of the type and maturity described in clauses (a) through (g) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable Canadian or foreign rating agencies and (y) other short-term Investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in Investments that are analogous to the Investments described in clauses (a) through (g) and in this paragraph.

“CDOR Rate” means, with respect to any Interest Period, the rate of interest per annum equal to the arithmetic average of the rates applicable to Canadian Dollar bankers’ acceptance rate, or comparable or successor rate approved by the Administrative Agent, determined by it at or about 10:00 a.m. (Toronto time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day) for a term comparable to the CDOR Rate Borrowing, as published on the CDOR or other applicable Reuters screen page (or other commercially available source designated by the Administrative Agent from time to time); provided, however, if such a rate does not appear on such CDOR page, then the CDOR Rate, on any day, shall be the discount rate quoted by the Administrative Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the applicable CDOR Rate Borrowing, (or if such day is not a Business Day, then on the immediately preceding Business Day); provided, further, that solely with respect to the Initial Revolving Loans, in no event shall the CDOR Rate be less than 0.00% per annum.

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or any Issuing Bank by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or US regulatory authorities, in each case, pursuant to Basel III, shall, in each case described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) at any time prior to a Qualifying IPO or any merger by the Borrower Representative, Holdings or any Parent Company with a publicly traded entity, the Permitted Holders ceasing to beneficially own, either directly or indirectly (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), Capital Stock representing more than 50% of the total voting power of all of the outstanding voting common stock of Holdings;

(b) at any time on or after a Qualifying IPO or any merger by the Borrower Representative, Holdings or any Parent Company with a publicly traded entity, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) (including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), but excluding (i) any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, (ii) one or more Permitted Holders and (iii) any underwriter in connection with any Qualifying IPO), of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting common stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting common stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders; and

(c) the Borrower Representative ceasing to be a direct or indirect Wholly-Owned Subsidiary of Holdings.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used with respect to (a) any Revolving Loan or Borrowing, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are Initial Revolving Loans, Additional Revolving Loans of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(i), Swingline Loans or Protective Advances, (b) any Commitment, refers to whether such Commitment is an Initial Commitment, an Additional Revolving Credit Commitment of any series established as a separate “Class” pursuant to Section 2.22, 2.23 and/or 9.02(c)(i) or a commitment to make Swingline Loans, (c) any Lender, refers to whether such Lender has a Revolving Loan or Commitment of a particular Class and (d) any Revolving Credit Exposure, refers to whether such Revolving Credit Exposure is attributable to a Commitment or Revolving Loans of a particular Class.

“Closing Date” means May 12, 2021, the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral Access Agreement” means a landlord waiver, bailee letter or acknowledgment agreement of any lessor, warehouseman, processor, consignee, mortgagee, customs broker or other Person (other than any Loan Party) in possession of, having a Lien upon, or having rights or interests in the inventory (or any books or records relating thereto) of any Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that:

(a) the Administrative Agent shall have received in the case of any Restricted Subsidiary that is a Domestic Subsidiary and required to become a US Subsidiary Guarantor after the Closing Date (including by ceasing to be an Excluded Subsidiary) or otherwise becomes a US Subsidiary Guarantor after the Closing Date:

(i) (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for US Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement, (C) a completed Perfection Certificate, (D) Uniform Commercial Code financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (E) a joinder to the Intercompany Note and (F) to the extent required by Section 5.13, a Blocked Account Agreement with respect to each of its Blocked Accounts; and

(ii) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a));

(b) the Administrative Agent shall have received in the case of any Restricted Subsidiary that is a Canadian Subsidiary and required to become a Canadian Subsidiary Guarantor after the Closing Date (including by ceasing to be an Excluded Subsidiary) or otherwise becomes a Canadian Subsidiary Guarantor after the Closing Date:

(i) (A) a Joinder Agreement, (B) if the respective Restricted Subsidiary required to comply with the requirements set forth in this definition pursuant to Section 5.12 owns registrations of or applications for US or Canadian Patents, Trademarks and/or Copyrights that constitute Collateral, an Intellectual Property Security Agreement or Canadian Intellectual Property Security Agreement, (C) a completed Perfection Certificate, (D) Uniform Commercial Code financing statements and/or PPSA financing statements in appropriate form for filing in such jurisdictions as the Administrative Agent may reasonably request, (E) a joinder to the Intercompany Note and (F) to the extent required by Section 5.13, a Blocked Account Agreement with respect to each of its Blocked Accounts; and

(ii) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12(a)); and

(c) the Administrative Agent shall have received in the case of any Discretionary Guarantor, (A) a Joinder Agreement and (B) such other documentation necessary to grant the Administrative Agent a Lien on such categories of assets (other than Excluded Assets) as the Borrower Representative and the Administrative Agent may reasonably agree.

“Collateral Documents” means, collectively, (a) the US Security Documents, (b) the Canadian Security Documents, (c) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (d) any Perfection Certificate and (e) each of the other instruments and documents pursuant to which any Loan Party grants (or purports to grant) a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrower Representative or any of its subsidiaries in the ordinary course of business of such Person.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commingled Inventory” means Inventory of any Qualified Borrower that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than another Qualified Borrower) at a location owned, leased or rented by a Qualified Borrower, but only to the extent that such Inventory of such Qualified Borrower is not readily identifiable as separate from such Inventory of such other Person.

“Commitment” means, with respect to each Lender, such Lender’s Initial Commitment and Additional Revolving Credit Commitment, as applicable, in effect as of such time.

“Commitment Fee Rate” means, on any date, with respect to the Initial Commitments, 0.15%.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 USC. § 1 et seq.).

“Company Competitor” means any competitor of the Borrower Representative and/or any of its subsidiaries.

“Competitor Debt Fund Affiliate” means, with respect to any Company Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Institution pursuant to clauses (a) or (b) of the definition thereof) that is (a) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (b) managed, sponsored or advised by any person that is controlling, controlled by or under common control with the relevant Company Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Company Competitor or its Affiliates, or the management, control or operation thereof, (i) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Borrower Representative and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Concentration Account” has the meaning assigned to such term in Section 5.13(a).

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, with respect to any Person on a consolidated basis for any period, the sum of:

(a) Consolidated Net Income for such period; plus

(b) to the extent not otherwise included in the determination of Consolidated Net Income for such period, the amount of any proceeds of any business interruption insurance policy in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent such proceeds are not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters)); plus

(c) without duplication, those amounts which, in the determination of Consolidated Net Income for such period, have been deducted for:

(i) Consolidated Interest Expense;

(ii) [reserved];

(iii) Taxes paid and any provision for Taxes, including income, capital, federal, state, provincial, territorial, franchise, excise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any intercompany distribution) of such Person paid or accrued during such period;

(iv) (A) all depreciation, amortization (including, without limitation, amortization of goodwill, software and other intangible assets) and (B) all impairment Charges, including any bad debt expense and all asset write-offs and/or write-downs;

(v) any earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) incurred in connection with any acquisition and/or other investment permitted under Section 6.06 which is paid or accrued during such period and in connection with any similar acquisition or other investment completed prior to the Closing Date and, in each case, adjustments thereof;

(vi) any non-cash Charge, including (A) the excess of GAAP rent expense over actual cash rent paid during such period due to the use of straight line rent for GAAP purposes, (B) any write-offs and/or write-downs reducing Consolidated Net Income for such period, (C) losses on sales, disposals or abandonment of, or any impairment charges or asset write-offs and/or write-downs related to, intangible assets, long-lived assets, inventory and investments in debt and equity securities, (D) all losses from investments recorded using the equity method, (E) charges for facilities closed prior to the applicable lease expiration and (F) contingent consideration charges associated with acquisitions after the initial 12-month period of purchase accounting (provided, that to the extent that any such non-cash Charge represents an accrual or reserve for any potential cash item in any future period, (A) such Person may elect not to add back such non-cash Charge in the current period and (B) to the extent such Person elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(vii) any non-cash compensation Charge and/or any other non-cash Charge arising from the granting of any stock option or similar arrangement (including any profits interest), the granting of any stock appreciation right and/or similar arrangement (including any repricing, amendment, modification, substitution or change of any such stock option, stock appreciation right, profits interest or similar arrangement);

(viii) (A) Transaction Costs, (B) Charges incurred (1) in connection with any transaction (in each case, regardless of whether consummated, and whether or not permitted under this Agreement), including any incurrence or issuance of Indebtedness and/or any issuance and/or offering of Capital Stock (including, in each case, by any Parent Company), any Investment (including any acquisition), any Disposition, any recapitalization, any merger, consolidation or amalgamation, any option buyout or any repayment, redemption, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or any similar transaction, and/or (2) in connection with any Qualifying IPO, (C) the amount of any Charge that is actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any Charge that is added back in reliance on clause (C) above, the relevant Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters) and/or (D) Public Company Costs;

(ix) any Charge or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(x) without duplication of any amount referred to in clause (b) above, the amount of (A) any Charge to the extent that a corresponding amount is received in cash by such Person from a Person other than such Person or any Restricted Subsidiary of such Person under any agreement providing for reimbursement of such Charge or (B) any Charge with respect to any liability or casualty event, business interruption or any product recall, (i) so long as such Person has submitted in good faith, and reasonably expects to receive payment in connection with, a claim for reimbursement of such amounts under its relevant insurance policy (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within the next four Fiscal Quarters) or (ii) without duplication of amounts included in a prior period under clause (B)(i) above, to the extent such Charge is covered by insurance proceeds received in cash during such period (it being understood that if the amount received in cash under any such agreement in any period exceeds the amount of Charge paid during such period such excess amounts received may be carried forward and applied against any Charge in any future period);

(xi) the amount of management, monitoring, consulting, transaction and advisory fees and related indemnities and expenses (including reimbursements) pursuant to any management agreement and payments made to any Investor (and/or its Affiliates or management companies) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and payments to outside directors of a Parent Company, the Borrower Representative or any of its Restricted Subsidiaries actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries; provided, that such payment is permitted under this Agreement;

(xii) any Charge attributable to the undertaking and/or implementation of new initiatives, business optimization activities, cost savings initiatives, cost rationalization programs, operating expense reductions and/or synergies and/or similar initiatives and/or programs (including in connection with any integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any facility opening and/or pre-opening, any inventory optimization program and/or any curtailment), any business optimization Charge, any restructuring Charge (including any Charge relating to any tax restructuring), any Charge relating to the closure or consolidation of any facility (including severance, rent termination costs, moving costs and legal costs), any systems implementation Charge, any severance Charge, any Charge relating to entry into a new market, any Charge relating to any strategic initiative, any signing Charge, any retention or completion bonus, any expansion and/or relocation Charge, any Charge associated with any modification to any pension and post-retirement employee benefit plan, any software or intellectual property development Charge, any Charge associated with new systems design, any implementation Charge, any project startup Charge, any Charge in connection with new operations, any Charge in connection with unused warehouse space or manufacturing facilities, any Charge relating to a new contract, any consulting Charge and/or any corporate development Charge; plus

(xiii) any Charge incurred or accrued in connection with any single or one-time event, including in connection with (A) the Transactions, (B) any acquisition or similar investment consummated after the Closing Date and/or (C) the closing, consolidation or reconfiguration of any facility during such period; plus

(xiv) other add-backs, adjustments and/or exclusions of the type reflected in (A) the financial model and quality of earnings report with respect to ICON that was made available to the Arranger prior to April 24, 2021 and/or (B) any other quality of earnings report prepared by independent registered public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent in connection with any acquisition or similar investment (it being understood and agreed that the foregoing may be distributed by the Administrative Agent to any Lender upon written request); plus

(d) to the extent not included in Consolidated Net Income for such period, cash actually received (or any netting arrangement resulting in reduced cash expenditures) during such period so long as the non-cash income or gain was deducted in the calculation of Consolidated Adjusted EBITDA (including any component definition) pursuant to clause (g) for such period or any previous period and not added back; plus

(e) the full pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person) related to any Investment, Disposition, operating improvement, restructuring, cost savings initiative, any similar initiative (including the renegotiation of any contract and/or other arrangement) and/or specified transaction (any such operating improvement, restructuring, cost savings initiative and/or similar initiative or specified transaction, a “Cost Saving Initiative”), in each case, prior to, on or after the Closing Date; plus

(f) to the extent not included in Consolidated Net Income for such period, the amount of any revenue that is attributable to services performed during such period; provided, that if such revenue is included in calculating Consolidated Adjusted EBITDA for such period, such revenue shall not be included in the calculation of Consolidated Net Income in the period in which it is actually recognized; minus

(g) any amount which, in the determination of Consolidated Net Income for such period, has been added for any non-cash income or non-cash gain, all as determined in accordance with GAAP (provided, that if any non-cash income or non-cash gain represents an accrual or deferred income in respect of potential cash items in any future period, such Person may determine not to deduct the relevant non-cash gain or income in the then-current period); minus

(h) the amount of any cash payment made during such period in respect of any non-cash accrual, reserve or other non-cash Charge that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated Adjusted EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period.

“Consolidated Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower Representative and its Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Borrower Representative and its Restricted Subsidiaries. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:

(a) the purchase price of property, plant or equipment or software in an amount equal to the proceeds of Dispositions of fixed or capital assets that are not required to be applied to prepay any Indebtedness under the Term Loan Facility;

(b) expenditures made with tenant allowances received by the Borrower Representative or any of its Restricted Subsidiaries from landlords in the ordinary course of business and subsequently capitalized;

(c) any amounts spent in connection with Investments permitted pursuant to Section 6.06 (including Permitted Acquisitions);

(d) expenditures financed with the proceeds of an issuance of Capital Stock of any Parent Company, or a capital contribution to the Borrower Representative or any of its Restricted Subsidiaries,

(e) expenditures that are accounted for as capital expenditures by the Borrower Representative or any of its Restricted Subsidiaries and that actually are paid for by a Person other than the Borrower Representative or any of its Restricted Subsidiaries to the extent neither the Borrower Representative nor any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period),

(f) any expenditures which are contractually required to be, and are, advanced or reimbursed to the Borrower Representative or any of its Restricted Subsidiaries in Cash by a third party (including landlords) during such period,

(g) the book value of any asset owned by the Borrower Representative or any of its Restricted Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided, that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired,

(h) that portion of interest on Indebtedness incurred for capital expenditures which is paid in Cash and capitalized in accordance with GAAP,

(i) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (A) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (B) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced,

(j) in the event that any equipment is purchased simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time, or

(k) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrower Representative or any of its Restricted Subsidiaries during the same Fiscal Year in which such expenditures were made pursuant to a Sale and Lease-Back Transaction to the extent of the Cash proceeds received by the Borrower Representative or any of its Restricted Subsidiaries pursuant to such Sale and Lease-Back Transaction that are not required to prepay funded Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (including, without limitation (and without duplication), amortization of any debt issuance cost and/or original issue discount, any premium paid to obtain payment, financial assurance or similar bonds, any interest capitalized during construction, any non-cash interest payment, the interest component of any deferred payment obligation, the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, any fee and/or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee and any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party, plus (c) any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case, determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Consolidated Net Income” means, in respect of any period and as determined for any Person (the “Subject Person”) on a consolidated basis, an amount equal to the sum of net income, determined in accordance with GAAP, but excluding:

(a) the income (or loss) of any Person (other than a Restricted Subsidiary of the Subject Person) accounted for by the equity method of accounting and Unrestricted Subsidiaries, except to the extent of dividends or distributions or other payments that are actually paid in Cash or Cash Equivalents to the Subject Person or a Restricted Subsidiary thereof (or subsequently converted into Cash or Cash Equivalents), whether paid in respect of income, return of capital or dividend for such period or any prior periods,

(b) any gain or Charge attributable to any asset Disposition (including asset retirement costs and including any abandonments of assets) or of returned surplus assets outside the ordinary course of business,

(c) (i) any gain or Charge from (A) any extraordinary item (as determined in good faith by such Person) and/or (B) any nonrecurring or unusual item (as determined in good faith by such Person) and/or (ii) any Charge associated with and/or payment of any actual or prospective legal settlement, fine, judgment or order,

(d) any net gain or Charge with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than, at the option of the Borrower Representative, any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation (other than, at the option of such Person, relating to assets or properties held for sale or pending the divestiture or termination thereof) and/or (iii) any facility that has been closed during such period,

(e) any net income or write-off or amortization made of any deferred financing cost and/or premium paid or other Charge, in each case, attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreement),

(f) (i) any Charge incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, any pension plan (including any post-employment benefit scheme which has been agreed with the relevant pension trustee), any stock subscription or shareholder agreement, any employee benefit trust, any employment benefit scheme or any similar equity plan or agreement (including any deferred compensation arrangement) and (ii) any Charge incurred in connection with the rollover, acceleration or payout of Capital Stock held by management of Holdings (or any other Parent Company), the Borrower Representative and/or any Restricted Subsidiary, in each case, to the extent that any cash Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(g) any Charge that is established, adjusted and/or incurred, as applicable, (i) within 12 months after the closing of any other acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with GAAP or (ii) as a result of any change in, or the adoption or modification of, accounting principles and/or policies in accordance with GAAP,

(h) (i) the effects of adjustments (including the effects of such adjustments pushed down to the relevant Person and its subsidiaries) in component amounts required or permitted by GAAP (including in the inventory, property and equipment, lease, rights fee arrangements, software, goodwill, intangible asset, in-process research and development, deferred revenue, advanced billing and debt line items thereof), resulting from the application of purchase accounting in relation to any consummated acquisition or recapitalization accounting or the amortization or write-off of any amounts thereof, net of Taxes, and (ii) the cumulative effect of changes (effected through cumulative effect adjustment or retroactive application) in, or the adoption or modification of, accounting principles or policies made in such period in accordance with GAAP which affect Consolidated Net Income (except that, if the Borrower Representative determines in good faith that the cumulative effects thereof are not material to the interests of the Lenders, the effects of any change, adoption or modification of any such principles or policies may be included in any subsequent period after the Fiscal Quarter in which such change, adoption or modification was made),

(i) any Charge or asset write-off or write-down, including Charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(j) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates) shall be excluded, and

(k) (i) any realized or unrealized gain or loss in respect of (A) any obligation under any Hedge Agreement as determined in accordance with GAAP and/or (B) any other derivative instrument pursuant to, in the case of this clause (B), Financial Accounting Standards Board’s Accounting Standards Codification No. 815-Derivatives and Hedging and/or (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk resulting from any intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk); provided, that notwithstanding anything to the contrary herein, any realized gain or loss in respect of any Designated Operational FX Hedge shall be included in the calculation of Consolidated Net Income.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Collateral (or, in the case of Consolidated Total Debt consisting of purchase money indebtedness or capital lease obligations, secured by the asset or assets subject thereto).

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money (including revolving loans and LC Disbursements that have not been reimbursed within three Business Days and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments (and excluding, for the avoidance of doubt, undrawn letters of credit)) and Capital Leases and purchase money Indebtedness, as such amount may be adjusted to reflect the effect (as determined by the Borrower Representative in good faith) of any Debt FX Hedge; provided, that “Consolidated Total Debt” shall be calculated (i) net of the Unrestricted Cash Amount and (ii) excluding any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Cost” means the cost determined according to the accounting policies used in the preparation of the Borrower’s most recent audited financial statements without regard to intercompany profit or increases for currency exchange rates.

“Cost Saving Initiative” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Covenant Trigger Period” means the period (a) commencing on the day that Specified Excess Availability is less than the greater of (A) 10.0% of the Line Cap at such time and (B) $20,000,000, in either case, for five consecutive Business Days and (b) continuing until the first period of 20 consecutive days, at all times during which Specified Excess Availability for each day during such 20-day period has been greater than or equal to the greater of (A) 10.0% of the Line Cap at such time and (B) $20,000,000.

“Covered Party” has the meaning assigned to such term in Section 9.25(a).

“Credit Card Accounts” means Accounts from any Credit Card Processor.

“Credit Card Processor” means Visa, Mastercard, American Express, Diners Club, Discover and any other major credit card processor acceptable to the Administrative Agent in its Permitted Discretion.

“Credit Extension” means each of (i) the making of any Revolving Loan, Swingline Loan or Protective Advance (other than any Letter of Credit Reimbursement Loan or any Revolving Loan resulting from the application of Section 2.06(b)) or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the amount of the relevant Letter of Credit).

“Cure Amount” has the meaning assigned to such term in Section 6.15(b).

“Cure Right” has the meaning assigned to such term in Section 6.15(b).

“Daily Adjusted LIBO Rate” means for any day, the LIBO Rate two Business Days prior to such day for a one-month interest period.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of any Indebtedness of the type described in the definition of “Consolidated Total Debt”.

“Debtor Relief Laws” means the Bankruptcy Code of the US, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the US, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including the statutory arrangement provisions of any corporations statute having similar effect.

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means any Person that has (a) defaulted in (or is otherwise unable to perform) its funding obligations under this Agreement, including (x) to make a Revolving Loan within two Business Days of the date required to be made by it hereunder or (y) to fund its participation in a Letter of Credit or Swingline Loan required to be funded by it hereunder within two Business Days of the date such obligation arose or such Letter of Credit or Swingline Loan was required to be made or funded, (b) notified the Administrative Agent or the Borrower Representative in writing that it does not intend to satisfy or perform any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under agreements in which it commits to extend credit generally (unless such writing indicates that such position is based on such Person’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Revolving Loan cannot be satisfied), (c) failed, within two Business Days after the request of the Administrative Agent or the Borrower Representative, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided, that such Person shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the

Administrative Agent, (d) become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority or (e) (i) become (or any parent company thereof has become) the subject of (A) a bankruptcy or insolvency proceeding or (B) a Bail-In Action, (ii) has had (other than in the case of an Undisclosed Administration) a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or (iii) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, unless in the case of any Person subject to this clause (e), the Borrower Representative and the Administrative Agent have each determined that such Person intends, and has all approvals required to enable it (in form and substance satisfactory to the Borrower Representative and the Administrative Agent), to continue to perform its funding obligations hereunder; provided, that no Person shall be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in such Lender or its parent by any Governmental Authority; provided, that such action does not result in or provide such Lender with immunity from the jurisdiction of courts within the US or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contract or agreement to which such Person is a party.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower Representative or its subsidiaries shall be a Derivative Transaction.

“Designated Cash Interest Expense” means with respect to any Person for any period, the Ratio Interest Expense of such Person and its Restricted Subsidiaries that is paid or payable currently in Cash.

“Designated Disbursement Accounts” has the meaning assigned to such term in Section 5.13(d).

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower Representative in good faith) of non-Cash consideration received by the Borrower Representative or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Representative, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Designated Operational FX Hedge” means any Hedge Agreement entered into for the purpose of hedging currency-related risks in respect of the revenues, cash flows or other balance sheet items of the Borrower Representative, any of its subsidiaries and designated at the time entered into (or on or prior to the Closing Date, with respect to any Hedge Agreement entered into on or prior to the Closing Date) as a Designated Operational FX Hedge by the Borrower Representative in a writing delivered to the Administrative Agent.

“Discretionary Guarantor” means any Restricted Subsidiary and/or Parent Company (other than Holdings) that is designated by the Borrower Representative as a Discretionary Guarantor; provided, that (a) solely in the case of any Foreign Subsidiary or any such Parent Company organized under the laws of any jurisdiction other than the US, any state thereof or the District of Columbia or Canada (each, a “Foreign Discretionary Guarantor”), the Administrative Agent shall be reasonably satisfied with the jurisdiction of organization of such Person and (b) the Administrative Agent shall have received at least three Business Days prior to such Foreign Discretionary Guarantor becoming a Discretionary Guarantor all documentation and other information in respect of such Foreign Discretionary Guarantor as has been reasonably requested by the Administrative Agent in writing that is required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (and, upon any request made by a Lender to the Administrative Agent, the Administrative Agent will provide the Lenders with all such information made available to it).

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case, at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case, in the ordinary course of business of Holdings, the Borrower Representative or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower Representative (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means:

(a) (i) any Person designated by the Borrower Representative in writing by name to the Arranger on or prior to the Closing Date and (ii) any Affiliate of such Person that is (A) reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name or (B) identified in a written notice to the Arranger on or prior to the Closing Date; it being understood and agreed that pursuant to Section 9.05(b)(i)(A) the Borrower Representative may withhold its consent to any Person that is known by it to be an Affiliate of a Person described in clause (a)(i), regardless of whether such Person is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name,

(b) (i) any Person designated by the Borrower Representative in writing by name to the Administrative Agent after the Closing Date and reasonably acceptable to the Administrative Agent and (ii) any Affiliate of such Person that is (A) reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name or (B) identified in a written notice to the

Administrative Agent after the Closing Date; it being understood and agreed that the Borrower Representative may withhold its consent to any Person that is known by it to be an Affiliate of a Person described in clause (b)(i), regardless of whether such Person is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name, and

(c) (i) any Person that is or becomes a Company Competitor (other than any Competitor Debt Fund Affiliate, unless reasonably acceptable to the Administrative Agent) and is designated by the Borrower Representative as such by name in a writing provided to the Arranger (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date) and (ii) any Affiliate of such Company Competitor (other than any Competitor Debt Fund Affiliate) that is (A) reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name or (B) identified in a written notice to the Arranger (if prior to the Closing Date) or the Administrative Agent (if after the Closing Date) (it being understood and agreed that no Competitor Debt Fund Affiliate of any Company Competitor may be designated as a Disqualified Institution pursuant to this clause (B)); it being understood and agreed that the Borrower Representative may withhold its consent to any Person that is known by it to be an Affiliate of a Person described in clause (c)(i) (other than a Competitor Debt Fund Affiliate, unless the Borrower Representative has other reasonable grounds on which to withhold its consent) regardless of whether such Person is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name; provided, that no written notice delivered pursuant to clauses (a)(ii)(B), (b)(i), (b)(ii)(B), (c)(i) or (c)(ii)(B) shall apply retroactively to disqualify any Person that has acquired or agreed to acquire an assignment or participation interest in the Revolving Loans prior to the delivery of such notice in respect of such Loans.

Notwithstanding the foregoing, (A) each Loan Party and each Lender acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment or participation made by a Lender to a Disqualified Institution, (B) any assignment or participation by a Lender to a Disqualified Institution shall be subject to the terms of Section 9.05(f), (C) nothing in the foregoing shall prejudice any right or remedy that the Borrower Representative may have at law or in equity against any Lender who enters into an assignment, participation or other transaction with a Disqualified Institution in contravention of the terms of this Agreement and (D) “Disqualified Institution” shall exclude any Person that the Borrower Representative has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.

“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).

“Document” has the meaning set forth in Article 9 of the UCC or means “documents of title” as such term is defined in the PPSA, as applicable.

“Dollars” or “$” refers to lawful money of the US.

“Domestic Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the US, any state thereof or the District of Columbia.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(a) a determination by the Administrative Agent, or a notification by the Borrower Representative to the Administrative Agent that the Borrower Representative has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 2.14(b), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b) the joint election by the Administrative Agent and the Borrower Representative to replace the LIBO Rate with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower Representative in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any arrangement, commitment, structuring, underwriting, ticking, unused line fees and/or amendment fees (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrower Representative generally to all relevant lenders ratably; provided, however, that (A) to the extent that the Published LIBO Rate or CDOR Rate (with an Interest Period of three months) or Alternate Base Rate or Canadian Prime Rate (without giving effect to any floor specified in the definition thereof) is less than any floor applicable to the Revolving Loans in respect of which the Effective Yield is being calculated on the date on which the Effective Yield is determined, the amount of the resulting difference will be deemed added to the interest rate margin applicable to the relevant Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Published LIBO Rate or CDOR Rate (for a period of three months) or Alternate Base Rate or Canadian Prime Rate (without giving effect to any floor specified in the definition thereof) is greater than any applicable floor on the date on which the Effective Yield is determined, the floor will be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of any Lender, (d) any Approved Fund of any Lender and (e) [reserved]; provided, that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution, (iii) any Defaulting Lender or (iv) the Borrower Representative or any of its Affiliates.

“Eligible Cash” means cash and Cash Equivalents of a Qualified Borrower held in a deposit account or securities account maintained with the Administrative Agent in which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected security interest pursuant to a control agreement reasonably satisfactory to the Administrative Agent, subject only to First Priority Priming Liens.

“Eligible Credit Card Accounts” means all of the Credit Card Accounts (other than any subject to a Permitted Receivables Financing and except Credit Card Accounts as to which any of the exclusionary criteria set forth below applies) owned by any Qualified Borrower that (i) arise in the ordinary course of business from the sale of goods or rendition of services and (ii) for which, to the extent requested by the Administrative Agent, the applicable Qualified Borrower shall have delivered a notice, in form satisfactory to the Administrative Agent, to the applicable credit card company directing payments from such credit card company to the applicable Blocked Accounts. Eligible Credit Card Accounts shall not include any Accounts of a Qualified Borrower that:

(a) have been outstanding for more than five (5) Business Days from the date of sale;

(b) with respect to which a Qualified Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Permitted Liens);

(c) are not subject to a first priority perfected security interest in favor of the Administrative Agent for its own benefit and the benefit of the other Secured Parties (other than any First Priority Priming Liens);

(d) are disputed, or with respect to which a claim, counterclaim, offset or chargeback has been asserted, by the related credit card or debit card processor (but only to the extent of such dispute, counterclaim, offset or chargeback);

(e) as to which the Credit Card Processor has the right under certain circumstances to require a Qualified Borrower to repurchase such Accounts from such Credit Card Processor;

(f) does not conform in all material respects to all representations, warranties or other provisions in the Loan Documents or in the credit card agreements relating to such Credit Card Account;

(g) is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of such Credit Card Account or unpaid credit card processor fees;

(h) due from Credit Card Processors (other than Visa, Mastercard, American Express, Diners Club and Discover) which the Administrative Agent determines, in its Permitted Discretion, to be unlikely to be collected; or

(i) due from Credit Card Processors which are not organized in or do not have their principal offices in the United States or Canada.

For the avoidance of doubt, Eligible Credit Card Accounts shall not include any Account owing from TD Bank, N.A. (or one of its Affiliates) or any other corresponding financing party, in each case, in respect of customer financing arrangements.

“Eligible Inventory” means all of the Inventory owned by any Qualified Borrower, except any Inventory as to which any of the exclusionary criteria set forth below applies. Eligible Inventory shall not include any Inventory of a Qualified Borrower that:

(a) is not finished goods or which consists of work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return to the applicable Qualified Borrower’s supplier(s), repossessed goods, defective or damaged goods, or goods which are not of a type held for sale in the ordinary course of business;

(b) is obsolete, unsalable, shopworn, damaged or unfit for sale;

(c) is not of a type held for sale by the applicable Qualified Borrower in the ordinary course of business or consistent with past practice as is being conducted by each such Qualified Borrower;

(d) is not subject to a first priority perfected Lien in favor of the Administrative Agent on behalf of the Secured Parties, subject only to First Priority Priming Liens;

(e) is not owned by a Qualified Borrower free and clear of all Liens other than Permitted Liens;

(f) is placed on consignment unless Reserves have been established with respect thereto;

(g) except to the extent constituting Eligible In-Transit Inventory, is covered by a negotiable document of title, unless, at the Administrative Agent’s request, such document has been delivered to the Administrative Agent or an agent thereof and the amount of any shipping fees, costs and expenses are reflected in Reserves;

(h) consists of goods that are slow moving (other than to the extent a value is ascribed thereto in an inventory appraisal acceptable to the Administrative Agent or a value therefor is otherwise mutually agreed between the Borrower Representative and the Administrative Agent, but in any case not to exceed a percentage of the Aggregate Borrowing Base (prior to giving effect to such cap) to be mutually agreed between the Borrower Representative and the Administrative Agent) or constitute parts (not intended for sale), packaging and shipping materials, promotional products (not intended for sale), or supplies used or consumed in a Qualified Borrower’s business;

(i) is manufactured, assembled or otherwise produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 25 USC. 215(a)(i);

(j) is not covered by property or casualty insurance required by the terms of this Agreement (except to the extent of any deductible thereunder) and with respect to Eligible In-Transit Inventory shall only be subject to the insurance requirements as set forth in such definition;

(k) consists of goods which have been returned or rejected by the buyer and are not in salable condition;

(l) is Inventory with respect to which the representations or warranties pertaining to such Inventory set forth in any Loan Document are untrue in any material respect;

(m) does not conform in all material respects to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(n) is Commingled Inventory;

(o) except to the extent constituting Eligible In-Transit Inventory, is located in a jurisdiction (i) other than in a Qualified Jurisdiction unless such Inventory is owned by a Qualified Borrower and supported by an irrevocable letter of credit payable in an Approved Currency issued by a financial institution reasonably acceptable to the Administrative Agent and such irrevocable letter of credit is delivered to the Administrative Agent (including any delivery of an electronic letter of credit), or (ii) containing Inventory with an aggregate value of less than $100,000;

(p) is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent’s Permitted Discretion, restricts the ability of the Administrative Agent to exercise its rights under the Loan Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent to exercise its rights with respect to such Inventory or the Administrative Agent has otherwise agreed to allow such Inventory to be eligible in its Permitted Discretion;

(q) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(r) (i) except to the extent constituting Eligible In-Transit Inventory, is not located on premises owned, leased or rented by a Qualified Borrower unless such Inventory is stored with a bailee or warehouseman and either (x) a reasonably satisfactory and acknowledged bailee or warehouseman letter has been received by the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, (ii) is located on leased or rented premises unless either (x) a Collateral Access Agreement has been delivered to the Administrative Agent or (y) Rent Reserves have been established with respect thereto, provided that this clause (ii) shall not apply unless Rent Reserves are permitted to be imposed upon Inventory at the relevant location pursuant to the terms of the definition of such term, or (iii) is located at an owned location subject to a mortgage in favor of a creditor other than the Administrative Agent unless either (x) a Collateral Access Agreement has been delivered to the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; provided, that, in the case of any of the immediately preceding clauses (i), (ii) or (iii), solely for purposes of inclusion of any such Eligible Inventory in the calculations set forth in clauses (c)(B)(i) and (d)(i) of each of the Canadian Borrowing Base and the US Borrowing Base, at least $100,000 of Inventory of the Qualified Borrowers is located at such location; provided, further, that in the event any Inventory that would be ineligible under this clause (r) because subclause (x) of any of clauses (i), (ii) or (iii) is not satisfied, the Administrative Agent may not unreasonably refuse to impose the Reserves referred to in subclause (y) of such clause to cause such ineligibility;

(s) is a discontinued product or component thereof (to the extent not included in determining Net Orderly Liquidation Value);

(t) is the subject of a consignment by such Qualified Borrower as consignor;

(u) is perishable;

(v) contains or bears any intellectual property rights licensed to such Qualified Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without

(i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(w) except to the extent constituting Eligible In-Transit Inventory, is not reflected in a current perpetual inventory report of such Qualified Borrower;

(x) subject to the Acquired Asset Borrowing Base, is acquired in a Subject Acquisition unless and until the Administrative Agent has completed or received an appraisal of such Inventory and established Reserves (if applicable) therefor in its Permitted Discretion; or

(y) is Inventory for which any contract relating to such Inventory expressly includes retention of title in favor of the vendor or supplier thereof or a conditional sale; provided that such Inventory shall not be excluded from Eligible Inventory solely pursuant to this clause (y) to the extent that either (i) such retention of title or conditional sale is not effective under applicable law to give such vendor or supplier ownership of such Inventory or a Lien, in each case prior in right to the Lien of the Administrative Agent therein, or (ii) (A) the Administrative Agent shall have received evidence reasonably satisfactory to it that the full purchase price of such Inventory has, or will have, been paid prior to or upon the delivery of such Inventory to the relevant Qualified Borrower, or (B) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto (which Reserves the Administrative Agent may not unreasonably refuse to establish if subclauses (i) and (ii)(A) do not apply).

Subject to the limitations in the definition of “Reserves,” the Administrative Agent shall have the right, upon at least five (5) Business Days’ prior written notice to the Borrower Representative (which notice shall include a reasonably detailed description of such Reserve being established, modified or eliminated), to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion, except that any such Reserves shall (i) not be duplicative of adjustments of the amount of Eligible Inventory pursuant to the other provisions of this definition and (ii) not be based on circumstances, conditions, events or contingencies known to the Administrative Agent as of the Closing Date and for which no Reserves were imposed on the Closing Date (unless such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Closing Date). During such notice period, the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrower Representative and the Borrower Representative may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to the Administrative Agent.

“Eligible In-Transit Inventory” means any Inventory which would otherwise constitute Eligible Inventory but for the fact that such Inventory is in transit. In order for any Inventory to qualify as Eligible In-Transit Inventory, (i) the Qualified Borrowers shall use their best efforts to obtain Vendor Agreements with respect to such Inventory and deliver copies of such Vendor Agreements to the Administrative Agent, (ii) such Inventory is currently in transit (whether by vessel, air, or land) to the applicable Qualified Borrower, (iii) title to such Inventory shall have passed to the applicable Qualified Borrower, (iv) such Inventory is subject to marine cargo insurance and (v) such Inventory is in the possession of a third-party common carrier (including on behalf of any non-vessel operating common carrier).

“Eligible In-Transit Inventory Cap” has the meaning specified in the definition of “Canadian Borrowing Base”.

“Eligible Trade Accounts” means the US Dollar Equivalent of all of the Accounts (other than any Credit Card Accounts and Accounts subject to a Permitted Receivables Financing ) owned by any Qualified Borrower, except any Accounts as to which any of the exclusionary criteria set forth below applies. Eligible Trade Accounts shall not include any Account of a Qualified Borrower that:

(a) does not arise from the sale of goods or the performance of services by a Qualified Borrower in the ordinary course of its business;

(b) (i) upon which any Qualified Borrower’s right to receive payment is not absolute (other than as a result of rights to return inventory in the ordinary course of business of such Qualified Borrower) or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which any Qualified Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to any Qualified Borrower’s completion of further performance under such contract;

(c) to the extent any Account Debtor has a right of setoff, or has a defense, counterclaim or dispute as to such Account;

(d) is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(e) with respect to which an invoice has not been sent to the applicable Account Debtor;

(f) is not owned by any Qualified Borrower or is subject to a Permitted Receivables Financing;

(g) is the obligation of an Account Debtor that is a government or governmental agency, unless, in each case, the applicable Qualified Borrower has complied (and delivered to the Administrative Agent evidence of such compliance) with respect to such obligation with the Federal Assignment of Claims Act of 1940, the Financial Administration Act (Canada) and any similar applicable foreign, state, province, territory, county or municipal law restricting the assignment thereof or the granting of a Lien thereon with respect to such obligation;

(h) is the obligation of an Account Debtor (including any government or governmental agency) located in a jurisdiction other than the United States or Canada (or any other jurisdiction approved by the Required Lenders in their reasonable discretion) unless (i) payment thereof is assured by an irrevocable letter of credit payable in an Approved Currency issued by a financial institution reasonably acceptable to the Administrative Agent and such irrevocable letter of credit is delivered to the Administrative Agent (including any delivery of an electronic letter of credit) or (ii) such Account is covered by credit insurance in form, substance and amount, and by an insurer, satisfactory to the Administrative Agent in its Permitted Discretion (with the extent of such coverage being determined giving effect to any foreign country limits, insured percentage amounts and credit limits under such credit insurance);

(i) to the extent any Qualified Borrower is liable for goods sold or services rendered by the applicable Account Debtor to the applicable Qualified Borrower, but only to the extent of the potential offset;

(j) arises with respect to goods that are delivered on a bill-and-hold, cash-on delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional, other than rights to return inventory in the ordinary course of business;

(k) is not paid within the earlier of 60 days (30 days with respect to Specified Account Debtors and Amazon.com Inc.) following its due date or 120 days (150 days with respect to Amazon.com Inc.) following its original invoice date, or which has been written off the books of such Qualified Borrower or otherwise designated as uncollectible by such Qualified Borrower;

(l) is an Account in respect of which the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors, fails to pay its debts generally as they come due, or becomes insolvent;

(m) a Bankruptcy Event occurs with respect to the Account Debtor obligated upon such account; provided that so long as post-petition financing is being provided to such Account Debtor, post-petition accounts of such Account Debtor may be deemed Eligible Trade Accounts by and to the extent approved by the Administrative Agent, in its Permitted Discretion, on a case-by-case basis;

(n) is an Account as to which the Administrative Agent’s Lien thereon, on behalf of itself and the Secured Parties, is not a first priority perfected lien subject only to First Priority Priming Liens;

(o) is an Account with respect to which the representations or warranties pertaining to such Accounts set forth in any Loan Document are untrue in any material respect;

(p) is payable in any currency other than an Approved Currency;

(q) is not owned by a Qualified Borrower free and clear of all Liens other than Permitted Liens;

(r) is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria listed in clause (k) of this definition;

(s) is evidenced by a judgment, instrument, note or chattel paper;

(t) is an Account to the extent that such Account, together with all other Accounts owing by such Account Debtor as of any date of determination exceed 25% (or 40% with respect to Amazon.com Inc.) of all Eligible Trade Accounts of the Qualified Borrowers but only to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however that the amount of Eligible Trade Accounts that are excluded because they exceed the foregoing percentage shall be determined based on all of the otherwise Eligible Trade Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(u) is an Account as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;

(v) consists of finance charges as compared to obligations to such Qualified Borrower for goods sold;

(w) is an Account with respect to which the Account Debtor is subject to any AML Legislation;

(x) is an Account arising out of a sale made or services rendered by any Qualified Borrower to an Affiliate of any Qualified Borrower or to a Person controlled by an Affiliate of any Qualified Borrower (including any employees, officers, directors or stockholders of such);

(y) is an Account that was not paid in full, and a Qualified Borrower created a new receivable for the unpaid portion of the Account;

(z) is an Account representing any manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling a Qualified Borrower to discounts on future purchase therefrom; or

(aa) is an Account owing from TD Bank, N.A. (or one of its Affiliates) or any other corresponding financing party, in each case, in respect of customer financing arrangements, which is unpaid for more than 15 days after the date of the original invoice therefor.

Subject to the limitations in the definition of “Reserves,” the Administrative Agent shall have the right, upon at least five (5) Business Days’ prior written notice to the Borrower Representative (which notice shall include a reasonably detailed description of such Reserve being established, modified or eliminated), to establish, modify or eliminate Reserves against Eligible Trade Accounts from time to time in its Permitted Discretion, except that any such Reserves shall not be duplicative of adjustments of the amount of Eligible Trade Accounts pursuant to the other provisions of this definition and not be based on circumstances, conditions, events or contingencies known to the Administrative Agent as of the Closing Date and for which no Reserves were imposed on the Closing Date (unless such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Closing Date) During such notice period, the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrower Representative and the Borrower Representative may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to the Administrative Agent.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation or non-compliance, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Environmental Liability, including any enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to Environmental Law; or (c) in connection with any actual or alleged damage, injury, threat or harm to the Environment.

“Environmental Laws” means any and all current or future applicable foreign or domestic, federal, provincial, municipal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable and legally binding requirements of Governmental Authorities and the common law relating to pollution or the protection of the Environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) any actual or alleged violation of or actual or alleged non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower Representative or any Restricted Subsidiary and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations at any facility of the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate as described in Section 4062(e) of ERISA, in each case, resulting in liability pursuant to Section 4063 of ERISA; (c) a complete or partial withdrawal by the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of Withdrawal Liability on the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate, notification of the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “insolvent” within the meaning of Section 4245 of ERISA or is in “endangered” or “critical status” within the meaning of Section 432 of the Code or Section 305 of ERISA; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, the commencement of proceedings by the PBGC to terminate a Pension Plan or the receipt by the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate of notice of the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA or of notice of the commencement of proceedings by the PBGC to terminate a Multiemployer Plan; (e) the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate, with respect to the termination of any Pension Plan; or (g) the conditions for imposition of a Lien under Section 303(k) of ERISA have been met with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Availability” means, at any time, an amount equal to (a) the Line Cap minus (b) the Total Revolving Credit Exposure, in each case at such time.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means accounts (a) established (or otherwise maintained) by the Loan Parties that do not have cash balances with an average weekly balance exceeding $3,000,000 individually or $6,000,000 in the aggregate for all such accounts, (b) solely containing Cash allocated as proceeds of the sale of Term Loan Priority Collateral in accordance with an Acceptable Intercreditor Agreement, (c) that are Trust Fund Accounts, (d) used by the Loan Parties exclusively for disbursements and payments (including payroll) in the ordinary course of business, (e) that are zero balance accounts or (f) other than those accounts listed on Schedule 1.01(d), that are located outside of the US, Canada and any jurisdiction of organization of an Additional Borrower.

“Excluded Assets” means each of the following, except to the extent constituting Term Loan Priority Collateral:

(a) any asset the grant or perfection of a security interest in which would (i) be prohibited by enforceable anti-assignment provisions set forth in any contract that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than assets subject to Capital Leases and purchase money financings), (ii) violate (after giving effect to applicable anti-assignment provisions of the UCC, the PPSA or other applicable Requirements of Law) the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of Capital Leases and purchase money financings), or (iii) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision (to the extent such contract is binding on such asset at the time of its acquisition and not incurred in contemplation thereof); it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (a) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC, the PPSA or other applicable Requirements of Law notwithstanding the relevant prohibition, violation or termination right,

(b) the Capital Stock of any (i) Captive Insurance Subsidiary, (ii) Immaterial Subsidiary, (iii) Unrestricted Subsidiary, (iv) not-for-profit subsidiary and/or (v) Receivables Subsidiary,

(c) any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Declaration of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent, if any, that, and solely during the period if any, in which, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use (or similar) Trademark application, or any registration issuing therefrom, under applicable Requirements of Law,

(d) any asset (including Capital Stock), the grant or perfection of a security interest in which would (i) be prohibited under applicable Requirements of Law (including rules and regulations of any Governmental Authority) or (ii) require any governmental or regulatory consent, approval, license or authorization, except to the extent such requirement or prohibition would be rendered ineffective under the UCC, the PPSA or other applicable Requirements of Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clauses (i) or (ii) to the extent that the assignment of such proceeds or receivables is effective under the UCC, the PPSA or other applicable Requirements of Law notwithstanding the relevant requirement or prohibition,

(e) [reserved],

(f) (i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 or PPSA financing statement, any other leasehold interests and (iii) any other Real Estate Asset,

(g) the Capital Stock of any Person that is not a Wholly-Owned Subsidiary,

(h) any Margin Stock,

(i) the Capital Stock of (i) any Foreign Subsidiary and (ii) any Foreign Subsidiary Holdco, in each case, (x) in respect of US Secured Obligations only, in excess of 65% of the issued and outstanding voting Capital Stock of any such Person or (y) to the extent such Foreign Subsidiary or Foreign Subsidiary Holdco is not a first-tier subsidiary of a Loan Party,

(j) [reserved],

(k) any Tax and Trust Funds,

(l) any lease, license (including any governmental license or state or local franchise, charter or authorization) or agreement, or any property subject to a purchase money security interest, Capital Lease obligations or similar arrangement, in each case, that is permitted or otherwise not prohibited by the terms of this Agreement and to the extent the grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Holdings, the Borrower Representative or any subsidiary of the Borrower Representative) after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or other applicable Requirements of Law; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in this clause (k) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC, the PPSA or other applicable Requirements of Law notwithstanding the relevant violation or invalidation,

(m) any asset with respect to which the Administrative Agent and the Borrower Representative have reasonably determined in writing that the cost, burden, difficulty or consequence (including any effect on the ability of the Borrower Representative and its subsidiaries to conduct their operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein outweighs, or is excessive in light of, the practical benefit of a security interest to the relevant Secured Parties afforded thereby,

(n) any assets to the extent the grant or perfection of a security interest in respect of such assets would result in material and adverse tax consequences as reasonably determined by the Borrower Representative (including as a result of the operation of Section 956 of the Code or any similar Requirements of Law), and/or

(o) any assets of a Restricted Subsidiary acquired by the Borrower Representative that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from pledging such assets to secure the Secured Obligations (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of pledging such assets as Collateral).

“Excluded Parties” means any Affiliates or Representatives of the Lenders that are engaged as principals primarily in private equity, mezzanine financing or venture capital.

“Excluded Subsidiary” means, except to the extent constituting a borrower or a guarantor (or other obligor) under a Term Loan Facility:

(a) [reserved],

(b) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(c) any Immaterial Subsidiary,

(d) any Restricted Subsidiary (i) that is prohibited or restricted from providing a Loan Guaranty by (A) any Requirement of Law or (B) any Contractual Obligation that exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary (which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary (including pursuant to assumed Indebtedness)), (ii) that would require a governmental (including regulatory) or third party consent, approval, license or authorization (including any regulatory consent, approval, license or authorization) to provide a Loan Guaranty (in each case, at the time such Restricted Subsidiary became a subsidiary) or (iii) with respect to which the provision of a Loan Guaranty would result in material adverse tax consequences as reasonably determined by the Borrower Representative, where the Borrower Representative notifies the Administrative Agent in writing of such determination,

(e) any not-for-profit subsidiary,

(f) any Captive Insurance Subsidiary,

(g) any Receivables Subsidiary,

(h) (i) any Foreign Subsidiary, (ii) any Foreign Subsidiary Holdco and/or (iii) any Domestic Subsidiary that is a direct or indirect subsidiary of any Foreign Subsidiary,

(i) any Unrestricted Subsidiary,

(j) solely in the case of any Excluded Swap Obligation, any Domestic Subsidiary that is not an “eligible contract participant” as defined under the Commodity Exchange Act and the regulations thereunder,

(k) any Restricted Subsidiary acquired by the Borrower Representative that, at the time of the relevant acquisition, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such subsidiary from providing a Loan Guaranty (which prohibition was not implemented in contemplation of such Restricted Subsidiary becoming a subsidiary in order to avoid the requirement of providing a Loan Guaranty), and/or

(l) any other Restricted Subsidiary with respect to which, in the reasonable judgment of Borrower Representative in consultation with the Administrative Agent, the burden or cost of providing a Loan Guaranty outweighs, or would be excessive in light of, the practical benefits afforded thereby.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell”, support or other agreement for the benefit of such Loan Guarantor) at the time the Loan Guaranty of such Loan Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation or (b) in the case of any Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee provided by (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation. If any Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender or Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on (or measured by) such recipient’s net or overall gross income, franchise Taxes, branch profits Taxes, or Canadian federal or provincial Taxes imposed on (or measured by) capital or taxable capital, in each case, (i) imposed as a result of such recipient being organized under the laws of or having its principal office located in or, in the case of any Lender, having its applicable Lending Office located in, the taxing jurisdiction (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any US or Canadian federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Requirement of Law in effect on the date on which such Lender (i) acquires such interest in the applicable Commitment (other than a Lender that became a Lender pursuant to an assignment under Section 2.19) or, if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires its interest in such Loan or (ii) designates a new Lending Office, except, in each case, to the extent that, pursuant to Section 2.17, amounts with respect to such Tax were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it designated a new Lending Office, (c) any Tax imposed as a result of a failure by the Administrative Agent, such Lender, such Issuing Bank or such other recipient to comply with Section 2.17(f) or (j), (d) any Tax imposed under FATCA, (e) Canadian withholding Taxes imposed by reason of such recipient not dealing at arm’s length with the relevant Loan Party at the time of such payment, (f) Canadian withholding Taxes imposed on such recipient by reason of such recipient (i) being a “specified shareholder” (as defined in subsection 18(5) of the ITA) of the relevant Loan Party or (ii) not dealing at arm’s length with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of the relevant Loan Party and (g) any withholding Tax payable under regulation 105 to the ITA in respect of services performed in Canada.

“Existing ABL Credit Agreement” has the meaning assigned to such term in the definition of “Terminating Indebtedness”.

“Existing Letters of Credit” means any letter of credit previously issued that (a) will remain outstanding on and after the Closing Date and (b) is listed on Schedule 1.01(c).

“Expected Cost Savings” has the meaning assigned to such term in the definition of “Consolidated Adjusted EBITDA”.

“Extended Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Facility” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (to the extent required by Section 2.23) and the Borrower Representative executed by each of (a) Holdings, the Borrower Representative and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that has accepted the applicable Extension Offer pursuant hereto and in accordance with Section 2.23.

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, hereof owned, leased, operated or used by the Borrower Representative or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention implementing any of the foregoing.

“FCPA” has the meaning assigned to such term in Section 3.17(c).

“Federal Funds Effective Rate” means, for any day, the per annum rate equal to the rates on overnight Federal funds transactions with depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided, that in no event shall the Federal Funds Effective Rate be less than 0.00% per annum.

“Fee Letter” means that certain Fee Letter, dated as of May 12, 2021, by and among ICON and the Arranger, as amended, restated, supplemented or otherwise modified from time to time.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that, subject to any Acceptable Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“First Priority Priming Liens” means (i) with respect to any Collateral, any Permitted Liens applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the relevant Collateral Document and (ii) without limitation of clause (i), any Lien on Collateral located on premises subject to a lease or held in a warehouse and in which the landlord or warehouseman thereunder has a first priority perfected security interest in such Collateral.

“Fiscal Month” means each period ending on the last day of each calendar month.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower Representative ending on May 31 of each year.

“Fixed Amounts” has the meaning assigned to such term in Section 1.10(c).

“Fixed Charge Coverage Ratio” means as of any date of determination, the ratio for the Test Period most recently ended of (a) Consolidated Adjusted EBITDA for such Test Period minus Consolidated Capital Expenditures (except (i) to the extent financed with the proceeds of Dispositions, long term Indebtedness (other than the Revolving Loans) or any issuance of Capital Stock (including the prior equity investment from Pamplona) and (ii) any software development costs, to the extent capitalized during such Test Period), minus Taxes based on income, profits or capital, including federal, foreign, state, franchise, excise and similar Taxes (including in respect of repatriated funds), net of Cash refunds received, paid or payable in Cash during such Test Period to (b) Fixed Charges for such Test Period, in each case, of the Borrower Representative and its Restricted Subsidiaries on a consolidated basis.

“Fixed Charges” means, with reference to any period, without duplication, the sum of (a) Designated Cash Interest Expense for such period, plus (b) the aggregate amount of scheduled principal payments in respect of Indebtedness for borrowed money paid or payable in Cash during such period (other than payments made by the Borrower Representative or any Restricted Subsidiary to the Borrower Representative or any Restricted Subsidiary and, in any case, excluding any earn-out obligation or purchase price adjustment and intercompany Indebtedness), plus (c) scheduled payments in respect of Capital Leases paid or payable in Cash during such period to the extent allocated to principal in accordance with GAAP, plus (d) solely to the extent testing compliance with the Payment Conditions for Restricted Payments, Restricted Payments made in reliance on Section 6.04(a)(xi). For purposes of determining the amount of principal allocated to scheduled payments under Capital Leases under this definition, interest in respect of any Capital Lease of any Person shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP.

“Foreign Discretionary Guarantor” has the meaning assigned to such term in the definition of “Discretionary Guarantor”.

“Foreign Lender” means any Lender or Issuing Bank that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary or a Canadian Subsidiary.

“Foreign Subsidiary Holdco” means any Domestic Subsidiary that has no material assets other than the Capital Stock or Indebtedness of one or more Foreign Subsidiaries.

“FRB” means the Board of Governors of the Federal Reserve System of the US.

“GAAP” means generally accepted accounting principles in the US in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, authority, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national bodies such as the European Union or the European Central Bank), in each case, whether associated with the US, a foreign government or any political subdivision thereof.

“Governmental Authorization” means any permit, license, authorization, approval, plan, registration, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means any contaminant, pollutant, chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited, designated, listed or regulated under any Environmental Law or by any Governmental Authority or which poses a hazard to the Environment or to human health and safety, including without limitation, petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls, per- or polyfluoroalkyl substances, medical waste and pharmaceutical waste.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble and shall, for the avoidance of doubt, include any Successor Holdings.

“ICON” has the meaning assigned to such term in the preamble.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of the Borrower Representative, the assets of which, when taken together with the assets of all other Restricted Subsidiaries that are Immaterial Subsidiaries, do not exceed 5.00% of Consolidated Total Assets of the Borrower Representative and its Restricted Subsidiaries and the contribution to Consolidated Adjusted EBITDA of which, when taken together with the contribution to Consolidated Adjusted EBITDA of all other Immaterial Subsidiaries, does not exceed 5.00% of Consolidated Adjusted EBITDA of the Borrower Representative and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided, that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Borrower Representative delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and/or daughter-in-law and/or (including any adoptive relationship), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Increased Incremental Class” has the meaning assigned to such term in Section 2.22(a).

“Incremental Cap” means, at any time:

(a) the greater of (i) $100,000,000 and (ii) the amount by which the Borrowing Base exceeds the aggregate amount of the Commitments at such time, plus

(b) (i) in the case of any Incremental Revolving Facility that effectively extends the Maturity Date with respect to any Class of Loans and/or Commitments hereunder, an amount equal to the portion of the relevant Class of Loans or Commitments that will be replaced by such Incremental Revolving Facility and (ii) in the case of any Incremental Revolving Facility that effectively replaces any then-existing Incremental Revolving Facility terminated pursuant to Section 2.19(b) an amount equal to the portion of the relevant terminated Incremental Revolving Facility, plus

(c) the amount of any optional prepayment of any Revolving Loan in accordance with Section 2.11(a), the amount of any permanent reduction of the Commitments under this Agreement or the amount of any permanent reduction of the Commitments under any Incremental Revolving Facility; provided, that, the relevant prepayment, redemption, repurchase or assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness permitted hereunder), plus

(d) an unlimited amount with respect to an Incremental Term Facility, so long as, in the case of this clause (d), after giving effect to the relevant Incremental Term Facility:

(i) if incurred in connection with the Term Loan Facility, the Secured Leverage Ratio does not exceed 3.00 to 1.00 as of the end of the most recently ended Test Period; and

(ii) if unsecured, the Total Leverage Ratio does not exceed 4.00 to 1.00 as of the end of the most recently ended Test Period.

(in each case, described in this clause (d), calculated on a Pro Forma Basis, including the application of the proceeds thereof (in the case of each of clause (i) and (ii) without “netting” the cash proceeds of the applicable Incremental Term Facility on the consolidated balance sheet of the Borrowers);

provided, that: any Incremental Revolving Facility may be incurred under one or more of clauses (a) through

(c)	of this definition as selected by the Borrower Representative in its sole discretion.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loan.

“Incremental Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Facility Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.22) and the Borrower Representative executed by each of (a) Holdings and the Borrower Representative, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Incremental Revolving Facility being incurred pursuant thereto and in accordance with Section 2.22.

“Incremental Lender” has the meaning assigned to such term in Section 2.22(b).

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitments” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurred Acquisition Debt” has the meaning assigned to such term in Section 6.01(q)(i).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication:

(a) all indebtedness for borrowed money;

(b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d) any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (i) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with GAAP and (B) has not been paid within 30 days after becoming due and payable, (ii) any such obligations incurred under ERISA, (iii) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis), (iv) compensation for services and (v) liabilities associated with customer prepayments and deposits), which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instrument);

(e) all Indebtedness of others secured by any Lien on any asset owned or held by such Person regardless of whether the Indebtedness secured thereby have been assumed by such Person or is non-recourse to the credit of such Person;

(f) the amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings;

(g) the Guarantee by such Person of the Indebtedness of another;

(h) all obligations of such Person in respect of any Disqualified Capital Stock; and

(i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes;

provided, that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, the Fixed Charge Coverage Ratio or any other financial ratio under this Agreement, (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith and (iii) the term “Indebtedness”, as it applies to the Borrower Representative and its Restricted Subsidiaries, shall exclude intercompany Indebtedness so long as (A) such intercompany Indebtedness has a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and (B) in the case of any Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party, such Indebtedness is unsecured and subordinated to the Obligations and evidenced by the Intercompany Note.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any third person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venture) to the extent such Person would be liable therefor under applicable Requirements of Law or any agreement or instrument by virtue of such Person’s ownership interest in such Person, (A) except to the extent the terms of such Indebtedness; provided, that such Person is not liable therefor and (B) only to the extent the relevant Indebtedness is of the type that would be included in the calculation of Consolidated Total Debt; provided, further, that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, (x) the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder) and (y) the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivative created by the terms of such Indebtedness (it being understood that any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed to be an incurrence of Indebtedness under this Agreement).

“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Initial Commitment” means, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment Agreement pursuant to which such Lender assumed its Initial Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased from time to time pursuant to Section 2.22 in connection with an Increased Incremental Class. Each Lender’s Commitments are in the amounts set forth on the Commitment Schedule under the heading “Commitments”. The aggregate principal amount of the Initial Commitments hereunder is equal to $325,000,000.

“Initial Lenders” means the Lenders who are party to this Agreement on the Closing Date.

“Initial Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate Outstanding Amount at such time of all Initial Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure and Swingline Exposure and participation interest in Protective Advances and Overadvances, in each case, attributable to its Initial Commitment.

“Initial Revolving Credit Maturity Date” means the date that is five years after the Closing Date.

“Initial Revolving Facility” means the Initial Commitments and the Initial Revolving Loans and other extensions of credit thereunder.

“Initial Revolving Lender” means any Lender with an Initial Commitment or any Initial Revolving Credit Exposure.

“Initial Revolving Loan” means a revolving loan made on account of an Initial Commitment.

“Intellectual Property” means any and all licenses, Patents, Copyrights, Trademarks and trade secrets constituting Collateral.

“Intellectual Property Security Agreement” means any agreement, or a supplement thereto, executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Security Agreement, including an Intellectual Property Security Agreement substantially in the form of Exhibit C-1.

“Intercompany Note” means a promissory note substantially in the form of Exhibit F.

“Interest Election Request” means a request by the Borrower Representative in the form of Exhibit H or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the most recently ended Test Period to (b) Ratio Interest Expense for such Test Period, in each case, of the Borrower Representative and its Restricted Subsidiaries on a consolidated basis.

“Interest Payment Date” means (a) with respect to any Alternate Base Rate Revolving Loan or Canadian Prime Rate Revolving Loan, the first calendar day of each January, April, July and October (commencing with July 1, 2021) and the maturity date applicable to such Alternate Base Rate Revolving Loan or Canadian Prime Rate Revolving Loan and (b) with respect to any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, a prepayment date applicable to such LIBO Rate Revolving Loan or CDOR Rate Revolving Loan, the maturity date applicable to such LIBO Rate Revolving Loan or CDOR Rate Revolving Loan and, in the case of a LIBO Rate Revolving Loan with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any (a) LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three, six or twelve months or a shorter period (in each case, to the extent available to all relevant affected Lenders) thereafter, and (b) CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months (in each case, to the extent available to all relevant affected Lenders) thereafter, in each case as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” means “inventory” as such term is defined in Article 9 of the UCC or the PPSA, as applicable.

“Investment” means (a) any purchase or other acquisition by the Borrower Representative or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of the Borrower Representative, any Restricted Subsidiary, or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower Representative or any of its Restricted Subsidiaries to any other Person (in each case, excluding any intercompany loan, advance or Indebtedness among the Borrower Representative and its Restricted Subsidiaries so long as (A) such loan, advance or Indebtedness has a term not exceeding 364 days (inclusive of any roll-over or extension of terms) and (B) in the case of any such loan, advance or Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party, such loan, advance or Indebtedness is unsecured and subordinated to the Obligations and evidenced by the Intercompany Note). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means investors that, directly or indirectly, beneficially own Capital Stock in Holdings on the Closing Date.

“IP Rights” has the meaning assigned to such term in Section 3.05(b).

“IRS” means the US Internal Revenue Service.

“Issuing Bank” means, as the context may require, (a) Bank of America, N.A., (b) each Lender that is designated as an Issuing Bank in accordance with Section 2.05(i)(ii) and accepts such designation as an Issuing Bank in accordance with Section 2.05(i)(ii) and (c) solely with respect to any Existing Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender or Affiliate or branch of a Lender that issued such Existing Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate or branch of such Issuing Bank (other than a Disqualified Institution), in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“ITA” means the Income Tax Act (Canada), as amended.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit K-1 or such other form that is reasonably satisfactory to the Administrative Agent and the Borrower Representative.

“Junior Indebtedness” means any Indebtedness (other than Indebtedness among Holdings, any Borrower and/or its subsidiaries) of any Borrower or any of its Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations with an individual outstanding principal amount in excess of the Threshold Amount. For the avoidance of doubt, Indebtedness outstanding under any Additional Revolving Facility that is subordinated in right of payment to the Initial Revolving Facility is not Junior Indebtedness.

“Last-Out Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a)(v).

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Revolving Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Initial Revolving Loan or Initial Commitment; provided that any Maturity Date which is later than the Initial Revolving Credit Maturity Date shall not be effective as to the obligations of the Swingline Lender to make any Swingline Loans or any Issuing Bank with respect to the issuance of Letters of Credit without the consent of the Swingline Lender or such Issuing Bank, respectively (such consents not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Maturity Date shall be determined, when used in reference to the Swingline Lender or such Issuing Bank, as applicable, without giving effect to any such Maturity Date that is later than the Initial Revolving Credit Maturity Date with respect to which the consent of the Swingline Lender or such Issuing Bank, as applicable, has not been obtained).

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“LC Disbursement” means a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the US Dollar Equivalent of the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate principal amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” or “Revolving Lenders” means the Initial Revolving Lenders, any lender with an Additional Revolving Credit Commitment or an outstanding Additional Revolving Loan and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Representative and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any Standby Letter of Credit or, with the consent of the applicable Issuing Bank, Commercial Letter of Credit, in each case, issued (or, in the case of an Existing Letter of Credit, deemed to be issued) for the account of any Loan Party pursuant to Section 2.05(a)(i).

“Letter of Credit Reimbursement Loan” has the meaning assigned to such term in Section 2.05(e)(i).

“Letter of Credit Request” means any request by the Borrower Representative for a Letter of Credit in accordance with Section 2.05 and substantially in the form attached hereto as Exhibit E or such other form that is reasonably acceptable to the relevant Issuing Bank and the Borrower Representative.

“Letter of Credit Sublimit” means, as the context requires, the US Facility LC Sublimit and/or the Canadian Facility LC Sublimit.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable statutory reserves prescribed by governmental authorities.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided, that in no event shall an operating lease in and of itself be deemed to constitute a Lien.

“Line Cap” means, at any time, the lesser of (a) the Aggregate Borrowing Base and (b) the Aggregate Commitments, in each case, at such time.

“Liquidity Condition” means

(a) each period during which a Specified Default has occurred and is continuing; or

(b) each period (i) beginning on the date on which Specified Excess Availability shall have been less than the greater of (x) 10% of the Line Cap and (y) $20,000,000, in either case, for five consecutive Business Days and (ii) ending on the date on which Specified Excess Availability shall have been at least equal to the greater of (x) 10% of the Line Cap and (y) $20,000,000 for 20 consecutive calendar days.

“Loan Documents” means this Agreement, any Promissory Note, the Loan Guaranty, the Collateral Documents, the Fee Letter, each Acceptable Intercreditor Agreement to which the Borrower Representative is a party, each Refinancing Amendment, each Incremental Facility Amendment, each Extension Amendment and any other document or instrument designated by the Borrower Representative and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to any Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guarantor” means (a) Holdings, (b) each Subsidiary Guarantor and (c) each Borrower (but only with respect to the Obligations of the other Borrowers and in connection with Secured Hedging Obligations and Banking Services Obligations).

“Loan Guaranty” means the ABL Guaranty Agreement, substantially in the form of Exhibit I, executed by each Loan Guarantor and the Administrative Agent for the benefit of the Secured Parties, as supplemented in accordance with the terms of Section 5.12.

“Loan Parties” means Holdings, the Borrowers and each Subsidiary Guarantor (including any Discretionary Guarantor).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (ii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged and delivered to the Administrative Agent (or its bailee) pursuant to the Security Agreement or any Canadian Security Agreement.

“Maturity Date” means (a) with respect to the Initial Revolving Facility, the Initial Revolving Credit Maturity Date, (b) with respect to any Replacement Revolving Facility, the final maturity date for such Replacement Revolving Facility, as set forth in the applicable Refinancing Amendment, (c) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable Incremental Facility Amendment and (d) with respect to any Extended Commitment, the final maturity date set forth in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 4001(a)(3) or Section 3(37) of ERISA that is subject to the provisions of Title IV of ERISA, and in respect of which the Borrower Representative or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means (a) with respect to any Disposition, the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and transfer and similar Taxes and the Borrower Representative’s good faith estimate of income Taxes paid or payable (including pursuant to any Tax sharing arrangement and/or any intercompany distribution) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (excluding Indebtedness under any Term Loan Facility and any Indebtedness secured by a Lien on the Collateral that is pari passu with or junior to or otherwise subordinated to the Lien on the Collateral securing any Secured Obligations (as defined in or such similar term as defined in the Term Loan Facility) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset), (iv) Cash escrows (until released from escrow to the Borrower Representative or any of its Restricted Subsidiaries) from the sale price for such Disposition and (v) in the case of any Disposition by any non-Wholly-Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to any minority interest and not available for distribution to or for the account of the Borrower Representative or a Wholly-Owned Subsidiary as a result thereof; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“NOLV” or “Net Orderly Liquidation Value” means the cash proceeds of Inventory which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, commissions, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory delivered to the Administrative Agent pursuant to Section 5.01(j) by an appraiser reasonably acceptable to the Administrative Agent, and in each case expressed as a recovery percentage with respect to such category of assets. The Net Orderly Liquidation Value for Inventory will be increased or reduced promptly upon receipt by the Administrative Agent of each updated appraisal.

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.15(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Loans, the Swingline Loans, Overadvances, Protective Advances, LC Exposure, all accrued and unpaid fees and all expenses (including fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of any Loan Party to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Revolving Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17(a).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient of a payment to be made by or on account of any obligation under any Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Revolving Loan or Loan Document).

“Other Rate Early Opt-in” means the Administrative Agent and the Borrower Representative have elected to replace the LIBO Rate with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election and (b) Section 2.14(b)(ii) and paragraph (b) of the definition of “Benchmark Replacement”.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or other excise or property Taxes arising from any payment made under any Loan Document or from the execution, delivery, enforcement, or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding Amount” means (a) with respect to any Revolving Loan and/or Swingline Loan on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowing and/or prepayment or repayment of such Revolving Loan and/or Swingline Loan, as the case may be, occurring on such date, (b) with respect to any Letter of Credit, the aggregate amount available to be drawn under such Letter of Credit after giving effect to any change in the aggregate amount available to be drawn under such Letter of Credit or the issuance or expiry of such Letter of Credit, including as a result of any LC Disbursement and (c) with respect to any LC Disbursement on any date, the aggregate outstanding amount of such LC Disbursement on such date after giving effect to any disbursement with respect to any Letter of Credit occurring on such date and any other change in the aggregate amount of such LC Disbursement as of such date, including as a result of any reimbursement by any Borrower of such LC Disbursement.

“Overadvance” has the meaning assigned to such term in Section 2.04(e).

“Parent Company” means (a) Holdings and (b) any other Person of which the Borrower Representative is an indirect Wholly-Owned Subsidiary.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Pamplona” means Icon Preferred Holdings, L.P.

“Patent” means the following: (a) any and all patents and patent applications and industrial designs and industrial design applications; (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Conditions” means, with respect to any transaction:

(a) Specified Excess Availability (calculated on a Pro Forma Basis) would be equal to or greater than:

(i) in the case of Restricted Payments, (A) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00 to 1.00, the greater of (x) 12.5% of the Line Cap and (y) $25,000,000 and (B) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00 to 1.00, the greater of (x) 17.5% of the Line Cap and (y) $35,000,000, in each case, throughout the immediately preceding 30 days, and

(ii) in the case of Indebtedness, Investments, Restricted Debt Payments and any other transaction subject to the Payment Conditions, (A) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is greater than or equal to 1.00 to 1.00, the greater of (x) 12.5% of the Line Cap and (y) $25,000,000 and (B) if the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is less than 1.00 to 1.00, the greater of (x) 17.5% of the Line Cap and (y) $35,000,000, in each case throughout the immediately preceding 30 days; and

(b) no Specified Default shall be continuing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which the Borrower Representative or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time in the preceding five plan years.

“Perfection Certificate” means a certificate substantially in the form of Exhibit J.

“Perfection Requirements” means (a) the filing of appropriate UCC financing statements or PPSA financing statements (or financing change statements), as applicable, with the office or location of (i) in the case of any US Loan Party, in the Secretary of State or other appropriate office of the location (as determined by Section 9-307 of the UCC) of such US Loan Party and to the extent it maintains any Collateral in any province or territory of Canada, in each such province or territory of Canada and (ii) in the case of any Canadian Loan Party, in each jurisdiction in the US and Canada in which such Canadian Loan Party is incorporated, maintains its chief executive office, registered office or any Collateral, (b) the filing of Intellectual Property Security Agreements, Canadian Intellectual Property Security Agreements and other appropriate instruments or notices with the US Patent and Trademark Office and the US Copyright Office, as applicable, for US Patents, Trademarks and Copyrights that constitute Collateral, and the Canadian Intellectual Property Office for Canadian Patents, Trademarks and Copyrights that constitute Collateral, (c) the delivery to the Administrative Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents and, in each case, any analogous requirement applicable to any Discretionary Guarantor, (d) in the case of any Loan Party that is deemed by applicable Canadian personal property security legislation to be located in the Province of Quebec or has Collateral located in the Province of Quebec in an aggregate value that exceeds $100,000 at any time, the delivery to the Administrative Agent of a Quebec law governed deed of hypothec in a form mutually agreed by the Administrative Agent and the Borrower Representative executed by each applicable Loan Party in favor of the Administrative Agent and the registration of same in the Quebec Register of Personal and Movable Real Rights and (e) in the case of any Loan Party that is deemed by applicable Canadian personal property security legislation to be located in Canada other than in Quebec or has Collateral located in Canada other than in Quebec in an aggregate value that exceeds $100,000 at any time, the delivery to the Administrative Agent of a Canadian law governed security agreement in a form mutually agreed by the Administrative Agent and the Borrower Representative executed by each applicable Loan Party in favor of the Administrative Agent.

“Permitted Acquisition” means any acquisition made by the Borrower Representative or any of its Restricted Subsidiaries, whether by purchase, merger, consolidation, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line (including research and development and related assets in respect of any product) of, any Person or of a majority of the outstanding Capital Stock of any Person who is engaged in a Similar Business (and, in any event, including any Investment in (a) any Restricted Subsidiary the effect of which is to increase the Borrower Representative’s or any Restricted Subsidiary’s equity ownership in such Restricted Subsidiary or (b) any joint venture for the purpose of increasing the Borrower Representative’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture) if (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Borrower Representative or any Restricted Subsidiary as a result of such Investment.

“Permitted Discretion” means the reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions (except that circumstances, conditions, events or contingencies arising prior to the Closing Date of which the Administrative Agent had actual knowledge prior to the Closing Date shall not be the basis for any such consideration after the Closing Date unless such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Closing Date).

“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Receivables Financing” means a receivables, factoring or securitization facility or arrangement pursuant to which the Borrowers or any of their Restricted Subsidiaries either (a) sells or grants a security interest in accounts receivable, payables or securitization assets (including royalty and other revenue streams or other rights to payment and the proceeds thereof) or assets related thereto to either (i) a Person that is not a Restricted Subsidiary (including any subsidiary of such Borrower) or (ii) a Receivables Subsidiary that in turn pledges, sells or otherwise transfers its accounts receivable, payables or securitization assets and/or assets related thereto to a Person that is not a Restricted Subsidiary (including any subsidiary of such Borrower) or (b) incurs a loss or discount on receivables in connection with the realization thereof.

“Permitted Tax Distributions” means, for each taxable year or portion thereof with respect to which the Borrower Representative is a member (or constituent part) of a consolidated, combined, unitary or similar income or franchise tax group for U.S. federal and/or applicable state or local income or franchise Tax purposes of which a Parent Company is the common parent (a “Tax Group”), aggregate distributions (which may be made in quarterly installments to fund estimated Tax payments) not in excess of the amount necessary, as reasonably determined by the Borrower Representative, to pay the portion of any consolidated, combined, unitary or similar U.S. federal, state or local income and franchise Taxes (as applicable) of such Tax Group for such taxable year that are attributable to the income (or the applicable franchise tax base) of the Borrower Representative; provided that the amount of such dividends or other distributions for any taxable year or portion thereof shall not exceed the amount of such Taxes that the Borrower Representative and/or its Subsidiaries, as applicable, would have paid with respect to such taxable year had the Borrower Representative and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group).

“Person” means any natural person, corporation, limited liability company, unlimited liability corporation, trust, joint venture, association, company, partnership, limited partnership, limited liability partnership, Governmental Authority or any other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) maintained by the Borrower Representative and/or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 5.01.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of security interests are governed by the personal property security laws or other applicable laws of any jurisdiction in Canada other than Ontario, PPSA shall mean those personal property security laws or such other applicable laws (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest publicly announced by the Administrative Agent as its “Prime Rate” in the US in effect at its principal office in New York City.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Total Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, the Fixed Charge Coverage Ratio, Specified Excess Availability, the Incremental Cap, the satisfaction of the applicable Payment Conditions, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), that:

(a) (i) in the case of (A) any Disposition of all or substantially all of the Capital Stock of any Restricted Subsidiary or any division and/or product line of the Borrower Representative, any Restricted Subsidiary, (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or (C) the implementation of any Cost Saving Initiative, income statement items (whether positive or negative and including any Expected Cost Savings) attributable to the property or Person subject to such Subject Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Subject Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(b) any retirement or repayment of Indebtedness shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made,

(c) any Indebtedness incurred by the Borrower Representative or any of its Restricted Subsidiaries in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided, that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligation with respect to any

Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower Representative to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower Representative,

(d) the acquisition of any asset included in calculating Consolidated Total Assets (including the amount Cash or Cash Equivalents), whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower Representative or any of its subsidiaries, or the Disposition of any asset included in calculating Consolidated Total Assets described in the definition of “Subject Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made; provided that, for purposes of calculating Specified Excess Availability on a Pro Forma Basis, the portion of the Borrowing Base that is attributable to such Subject Transaction, Investment, merger, amalgamation or consolidation will be limited as set forth in the definition of “Borrowing Base”;

(e) each other Subject Transaction shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made; and

(f) Specified Excess Availability shall be determined after giving pro forma effect to the Subject Transaction with respect to which Specified Excess Availability is being calculated.

“Promissory Note” means a promissory note of the Borrower Representative payable to any Lender or its registered assigns, in substantially the form of Exhibit L, evidencing the aggregate outstanding principal amount of Revolving Loans of the Borrower Representative to such Lender resulting from the Revolving Loans made by such Lender.

“Protective Advance” has the meaning assigned to such term in Section 2.06(a).

“Public Company Costs” means Charges associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, Charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees (including auditors’ and accountants’ fees), listing fees and filing fees associated with being a public company.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, with respect to any Interest Period when used in reference to any Loan or Borrowing, means in the case of any Loan or Borrowing denominated in US dollars, the higher of (i) the rate for eurodollar deposits for a period equal to 1, 2, 3, 6 or 12 months or a shorter period (in each case, to the extent available to all relevant affected Lenders) (as selected by the applicable Borrower), in each case, appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) (as adjusted for statutory reserve requirements for eurocurrency liabilities) or (ii) 0.00% per annum; provided, that, solely with respect to the Initial Revolving Loans, in no event shall the Published LIBO Rate be less than 0.00% per annum.

“QFC Credit Support” has the meaning assigned to such term in Section 9.25.

“Qualified Borrower” means (i) with respect to the US Borrowing Base, each US Borrower, and (ii) with respect to the Canadian Borrowing Base, each Canadian Borrower.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Jurisdiction” means, with respect to any Borrower, the United States or Canada, in each case, together with any state, province, territory or other political sub-division therein, or such other jurisdiction as shall be consented to by each Required Lender.

“Qualifying IPO” means the issuance and sale by the Borrower Representative or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Ratio Interest Expense” means, with respect to any Person for any period, (a) the sum of consolidated total interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (i) including (A) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under GAAP), (B) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (C) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance and (D) any net payment arising under any interest rate Hedge Agreement with respect to Indebtedness and (ii) excluding (A) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (B) any expense arising from any bridge, commitment and/or other financing fee (including fees and expenses associated with the Transactions and annual agency fees), (C) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (D) any fee or expense associated with any Disposition, acquisition, Investment, issuance of Capital Stock or Indebtedness (in each case, whether or not consummated), (E) any cost associated with obtaining, or breakage costs in respect of, any Hedge Agreement or other derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness, (F) any penalty and/or interest relating to Taxes and (G) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument and/or any payment obligation arising under any Hedge Agreement or derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness minus (b) Cash interest income for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with GAAP; provided, that, for purposes of calculating Ratio Interest Expense for any period ending prior to the first anniversary of the Closing Date, Ratio Interest Expense shall be an amount equal to actual Ratio Interest Expense from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Receivables Subsidiary” means any Restricted Subsidiary of the Borrower Representative formed for the purpose of, or that solely engages in, one or more permitted securitizations, receivables facilities and/or receivables financings.

“Refinancing Amendment” means an amendment to this Agreement that is reasonably satisfactory to the Administrative Agent and the Borrower Representative executed by (a) Holdings and the Borrower Representative, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Revolving Facility being incurred pursuant thereto and in accordance with Section 9.02(c)(i).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p). Refinancing Indebtedness shall include any Registered Equivalent Notes issued in exchange therefor, which Registered Equivalent Notes shall comply with the requirements of this definition of “Refinancing Indebtedness”.

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rent Reserve” means a reserve established by the Administrative Agent (upon at least three Business Days’ notice to the Borrower Representative) equal to two (2) months’ rent (or a lesser amount reasonably agreed to by the Administrative Agent), in respect of rent payments made by a Qualified Borrower for each distribution center, warehouse or other location containing Inventory of Qualified Borrowers with a book value in excess of $2,000,000 (as reported to the Administrative Agent by the Borrower Representative from time to time as requested by the Administrative Agent) and (a) that is in a jurisdiction providing lessors with statutory or common law Lien rights on personal property located at such location securing payment of rent and other charges that prime a previously perfected security interest, or (b) that is subject to a lease that grants to the landlord a Lien on property that would otherwise constitute Eligible Inventory which has priority over the respective Liens on such Collateral created in favor of the Administrative Agent, unless, in each case, such location is subject to a Collateral Access Agreement; provided, that no such reserve may be imposed prior to the 91st day after the Closing Date.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c).

“Replacement Debt” means any Refinancing Indebtedness (whether borrowed in the form of secured or unsecured loans, issued in a public offering, Rule 144A under the Securities Act or other private placement or bridge financing in lieu of the foregoing or otherwise) incurred in respect of Indebtedness permitted under Section 6.01(a) (and any subsequent refinancing of such Replacement Debt).

“Replacement Revolving Commitments” means any commitments established in connection with a Replacement Revolving Facility.

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c).

“Replacement Revolving Lender” means a Lender with a Replacement Revolving Commitment or holding Replacement Revolving Loans.

“Replacement Revolving Loans” means any revolving loans made pursuant to a Replacement Revolving Commitment.

“Report” means reports prepared by the Administrative Agent or an Approved Appraiser showing the results of appraisals, field examinations or Collateral audits pertaining to the Loan Parties’ assets of the type that could be included in the Borrowing Base from information furnished by or on behalf of the Loan Parties, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent, subject to the provisions of Section 9.13.

“Reportable Event” means, with respect to any Pension Plan, any of the events described in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period is waived under PBGC Reg. Section 4043.

“Representatives” has the meaning assigned to such term in Section 9.13.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposure and such unused Commitments of all Lenders at such time; provided, that (i) the Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case, whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rescindable Amount” has the meaning set forth in Section 2.18(f).

“Reserves” means, without duplication, the Rent Reserve and any and all other reserves established by the Administrative Agent in its Permitted Discretion in accordance with and subject to Section 2.24; provided, that any rent reserves will be subject to the limitations set forth in the definition of “Rent Reserves,” and no Reserves will be imposed relating to obligations under any Specified Hedge Agreement or Cash Management Obligations without the written consent of the Borrower Representative.

“Resolution Authority” means any EEA Resolution Authority or UK Resolution Authority, as applicable.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated in writing by the Borrower Representative to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower Representative that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower Representative as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Debt” means any Junior Indebtedness.

“Restricted Debt Payments” has the meaning set forth in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of the Borrower Representative, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of the Borrower Representative and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of the Borrower Representative now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” means any Restricted Subsidiary of the Borrower Representative.

“Revolving Credit Exposure” means, with respect to any Lender at any time, such Lender’s Applicable Percentage of the Total Revolving Credit Exposure, at such time.

“Revolving Facility” means the Initial Revolving Facility, any Incremental Revolving Facility, any Extended Revolving Facility and any Replacement Revolving Facility.

“Revolving Loans” means any Initial Revolving Loans and any Additional Revolving Loans, and, to the extent applicable, shall include Swingline Loans, Overadvances and Protective Advances.

“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctions” has the meaning assigned to such term in Section 3.17(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate of) the Administrative Agent, a Lender or the Arranger, or any other Person designated by the Borrower Representative as of the Closing Date for which such Loan Party agrees to provide security and, in each case, that has been designated to the Administrative Agent in writing by the Borrower Representative as being a Secured Hedging Obligation for purposes of the Loan Documents or (b) is entered into after the Closing Date between any Loan Party and any counterparty that is (or is an Affiliate of) the Administrative Agent, a Lender or the Arranger at the time such Hedge Agreement is entered into, in each case, for which such Loan Party agrees to provide security and, in each case, that has been designated to the Administrative Agent in writing by the Borrower Representative as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03 and Section 9.10 and any Acceptable Intercreditor Agreement as if it were a Lender; provided, that, notwithstanding the foregoing, all such Hedging Obligations (x) under each Hedge Agreement described under clause (a) above or (y) in the case of a counterparty that is or was (or is or was an Affiliate of) the Administrative Agent or the Arranger, under each Hedge Agreement described under clause (b) above, in each case, shall be deemed to be Secured Hedging Obligations whether or not designated by the Borrower Representative in a notice delivered to the Administrative Agent; provided, further, that Secured Hedging Obligations shall not include Excluded Swap Obligations.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower Representative and its Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders, (ii) the Administrative Agent, (iii) the Issuing Banks, (iv) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (v) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the ABL Pledge and Security Agreement, substantially in the form of Exhibit M-1, among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Similar Business” means any Person the majority of the revenues of which are derived from a business that would be permitted by Section 6.10 if the references to “Restricted Subsidiaries” in Section 6.10 were read to refer to such Person.

“SOFR Early Opt-in” means the Administrative Agent and the Borrower Representative have elected to replace the LIBO Rate pursuant to (a) an Early Opt-in Election and (b) Section 2.14(b)(i) and paragraph (a) of the definition of “Benchmark Replacement”.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Specified Account Debtor” means Dick’s Sporting Goods, Inc., Al’s Sporting Goods, HSN Dropship EDI, QVC, Sam’s West, Inc., Target Corporation, Walmart Inc., Canadian Tire Corporation, Limited, each of their respective Affiliates and any other Account Debtors as may be mutually agreed between the Borrower Representative and the Administrative Agent.

“Specified Default” means an Event of Default arising under Section 7.01(a), Section 7.01(c) (solely with respect to a breach of Section 6.15(a) if the covenant set forth in such Section 6.15(a) is then in effect), Section 7.01(d) (solely with respect to a material misrepresentation in any Borrowing Base Certificate), Section 7.01(e)(i), Section 7.01(e)(ii), Section 7.01(e)(iii) (solely with respect to (x) prior to any Qualifying IPO of the Borrower Representative or any Parent Company, Sections 5.01(a), 5.01(b), 5.01(c) and 5.01(d) and (y) Section 5.13), Section 7.01(f) or Section 7.01(g).

“Specified Excess Availability” means the sum of (a) Excess Availability, plus (b) the amount (if any, and not to be less than zero) by which (i) the Borrowing Base exceeds (ii) the Aggregate Commitments at such time; provided, that the amount attributable to clause (b) of this definition shall not exceed 5% of the Aggregate Commitments.

“Specified Representations” means the representations and warranties set forth in (i) Section 3.01(a)(i) (as it pertains to the Loan Parties), (ii) Section 3.01(b) (as it pertains to the due authorization, execution, delivery and performance of the Loan Documents by the Loan Parties), (iii) Section 3.02, (iv) Section 3.03(b)(i), (v) Section 3.08, (vi) Section 3.12, (vii) subject to the last paragraph thereof, Section 3.14, (viii) Section 3.16, (ix) Section 3.17(a) (as it pertains to use of proceeds of the Initial Revolving Loans made on the Closing Date), (x) Section 3.17(b) and (ix) Section 3.17(c) (as it pertains to use of proceeds of the Initial Revolving Loans made on the Closing Date).

“Standby Letter of Credit” means any Letter of Credit other than any Commercial Letter of Credit.

“Subject Acquisition” means any Subject Transaction of the type referred to in clause (b) of the definition thereof.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Transaction” means, with respect to any Test Period or date of determination of Specified Excess Availability, (a) the Transactions, (b) any Permitted Acquisition or any other acquisition or similar investment, whether by purchase, merger, consolidation, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary the effect of which is to increase the Borrower Representative’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of increasing the Borrower Representative’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture), in each case, that is permitted by this Agreement, (c) any Disposition of all or substantially all of the assets or Capital Stock of any subsidiary (or any business unit, line of business or division of the Borrower Representative or a Restricted Subsidiary) not prohibited by this Agreement, (d) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 5.10, (e) any incurrence of Indebtedness (other than revolving Indebtedness), (f) any repayment of Indebtedness, (g) any capital contribution in respect of Qualified Capital Stock or any issuance of Qualified Capital Stock (other than any amount constituting a Cure Amount), (h) the implementation of any Cost Saving Initiative and/or (i) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof, in each case, to the extent the relevant entity’s financial results are required to be included in such Person’s consolidated financial statements under GAAP; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” means any subsidiary of the Borrower Representative.

“Subsidiary Guarantor” means (a) on the Closing Date, each Domestic Subsidiary and each Canadian Subsidiary of the Borrower Representative (other than any Excluded Subsidiary on the Closing Date) and (b) thereafter, each Domestic Subsidiary and each Canadian Subsidiary of the Borrower Representative and each subsidiary designated as a Discretionary Guarantor, in each case, that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Successor Holdings” has the meaning assigned to such term in Section 6.14(c).

“Super Majority Lenders” means, at any time, Lenders having Revolving Credit Exposure and unused Commitments representing more than 66-2/3% of the sum of the aggregate Revolving Credit Exposure and such unused Commitments of all Lenders at such time; provided that the Revolving Credit Exposure and unused Commitments of any Defaulting Lender shall be disregarded in the determination of the Super Majority Lenders at any time.

“Supported QFC” has the meaning assigned to such term in Section 9.25.

“Swap Obligations” means, with respect to any Loan Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Exposure” means, at any time, the US Dollar Equivalent of the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means the Canadian Swingline Lender or the US Swingline Lender, or both, as the context may require.

“Swingline Loan” means a Canadian Facility Swingline Loan or a US Facility Swingline Loan, as applicable.

“Swingline Sublimit” means, at any time, $32,500,000, as such amount may be increased from time to time in accordance with Section 2.22.

“Tax and Trust Funds” means Cash, Cash Equivalents or other assets that are comprised solely of (a) funds used for payroll and payroll Taxes and other employee benefit payments to or for the benefit of the employees of Holdings, the Borrower Representative and/or any subsidiary and (b) Taxes required to be collected, remitted or withheld (including, federal, provincial and state withholding taxes (including the employer’s share thereof)).

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Credit Agreement Collateral Agent” has the meaning specified in the definition of “Applicable Administrative Agent”.

“Term Loan Facility” means any term loan credit facility entered into after the Closing Date and one or more debt facilities or other financing arrangements (including indentures) providing for loans and/or commitments or other long-term indebtedness that replace or refinance such credit facility, including any such replacement or refinancing facility (including any indenture) that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, trustee, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such credit facilities or other debt facilities (including under indentures) that replace or refinance such credit facility (or any subsequent replacement thereof), in each case to the extent permitted or not restricted by this Agreement or other Indebtedness; provided that, the Term Loan Facility shall be subject to an Acceptable Intercreditor Agreement.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Terminating Indebtedness” means all Indebtedness for borrowed money of ICON and its subsidiaries under that certain Credit Agreement, dated as of April 27, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among, inter alios, iFIT Health & Fitness Inc (f/k/a HF Holdings, Inc.), as holdings, ICON, as a borrower, the other borrowers from time to time party thereto, as co-borrowers, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing ABL Credit Agreement”).

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Loan Priority Collateral” shall mean all interests of each Loan Party in the following Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (a) all rights of each Loan Party to receive moneys due and to become due under or pursuant to the following, (b) all rights of each Loan Party to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (c) all claims of each Loan Party for damages arising out of or for breach of or default under any of the following, and (d) all rights of each Loan Party to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) all Term Proceeds Accounts, and all cash, money, securities, instruments and other investments deposited therein or credited thereto;

(ii) [reserved];

(iii) all fixtures;

(iv) all general intangibles, including contracts, together with all contract rights arising thereunder (in each case other than general intangibles evidencing or governing ABL Priority Collateral);

(v) all letters of credit (whether or not the respective letter of credit is evidenced by a writing), letter-of-credit rights, instruments and documents (except, in each case, to the extent evidencing or governing or attached or related to (to the extent so attached or related) ABL Priority Collateral);

(vi) all Intellectual Property (except to the extent constituting or relating to ABL Priority Collateral);

(vii) except to the extent constituting or relating to, ABL Priority Collateral, all Commercial Tort Claims;

(viii) all pledged assets and other investment property (except investment property constituting or relating to ABL Priority Collateral);

(ix) all real property (including, if any, leasehold interests) on which the Loan Parties are required to provide a Lien to the Term Claimholders (as defined in or such similar term as defined in an Acceptable Intercreditor Agreement) pursuant to any Term Loan Facility documents and any title insurance with respect to such real property (other than title insurance actually obtained by the Administrative Agent in respect of such real property) and the proceeds thereof;

(x) except to the extent constituting ABL Priority Collateral, all other personal property (whether tangible or intangible) of such Loan Party;

(xi) to the extent constituting or relating to, any of the items referred to in the preceding clauses (i) through (x), all insurance; provided that to the extent any of the foregoing also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (x) as being included in the Term Loan Priority Collateral shall be included in the Term Loan Priority Collateral;

(xii) to the extent relating to any of the items referred to in the preceding clauses (i) through (xi), all supporting obligations; provided that to the extent any of the foregoing also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the Term Loan Priority Collateral shall be included in the Term Loan Priority Collateral;

(xiii) all books and records, including all books, databases, customer lists and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing; provided that to the extent any of such material also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the Term Loan Priority Collateral shall be included in the Term Loan Priority Collateral; and

(xiv) all cash proceeds and, solely to the extent not constituting ABL Priority Collateral, non-cash proceeds, products, accessions to, substitutions or replacements for, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other collateral support given by any Person with respect to any of the foregoing.

“Term Proceeds Account” means any deposit account holding solely the proceeds of Term Loan Priority Collateral.

“Test Period” means, as of any date, (a) for purposes of determining actual compliance with Section 6.15(a), the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) and (b) for any other purpose, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements of the type described in Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered) or, if earlier, are internally available; it being understood and agreed that prior to the first delivery (or required delivery) of financial statements of Section 5.01(c), “Test Period” means the period of four consecutive Fiscal Quarters most recently ended for which financial statements of the Borrower Representative are available.

“Threshold Amount” means $75,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the most recently ended Test Period to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrower Representative and its Restricted Subsidiaries on a consolidated basis.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans, (b) the aggregate amount of LC Exposure and (c) the aggregate principal amount of Swingline Loans, Overadvances and Protective Advances, in each case outstanding at such time.

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including upfront fees) payable or otherwise borne by any Parent Company and/or its subsidiaries in connection with the Transactions.

“Transactions” means collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Initial Revolving Loans hereunder on the Closing Date, (b) the payment of Transaction Costs and (c) the repayment of the Terminating Indebtedness and termination of the Existing ABL Credit Agreement.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(viii).

“Treasury Regulations” means the US federal income tax regulations promulgated under the Code.

“Trust Fund Account” means any account containing Cash and Cash Equivalents consisting solely of Tax and Trust Funds.

“Trust Fund Certificate” means a certificate of a Responsible Officer of the Borrower Representative certifying the type and amount of any Tax and Trust Funds contained or held in a Blocked Account.

“Type”, when used in reference to any Revolving Loan or Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate or the CDOR Rate or the Canadian Prime Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, interim receiver, manager, receiver and manager, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unrestricted Cash Amount” means, as to any Person on any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of such Person whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents of such Person that are restricted in favor of the Revolving Facility and/or other Indebtedness permitted to be secured on a pari passu basis with the Revolving Facility (which may also include Cash and Cash Equivalents securing other Indebtedness that is secured by a Lien on Collateral along with the Revolving Facility and/or other Indebtedness permitted to be secured on a pari passu basis with the Revolving Facility).

“Unrestricted Subsidiary” means any subsidiary of the Borrower Representative that is listed on Schedule 5.10 hereto or designated by the Borrower Representative as an Unrestricted Subsidiary after the Closing Date pursuant to Section 5.10 and any subsidiary of any Unrestricted Subsidiary.

“US” means the United States of America.

“US Acquired Asset Borrowing Base” has the meaning specified in the definition of “US Borrowing Base”.

“US Borrowers” means, collectively, (a) the Borrower Representative, (b) each US subsidiary of the Borrower Representative set forth on the signature pages hereto as a US Borrower and (c) any other Additional Borrower that is a US subsidiary.

“US Borrowing Base” means as of any date of calculation, the amount calculated as the “US Borrowing Base” pursuant to the Borrowing Base Certificate most recently delivered to the Administrative Agent in accordance with Section 5.01(j) (but as modified as provided below in this definition), equal to, without duplication, the sum of:

(a) 90.0% of the book value of Eligible Trade Accounts of each US Borrower; plus

(b) 90.0% of the book value of Eligible Credit Card Accounts of each US Borrower; plus

(c) (A) from June 1 through September 30 of each calendar year, the lesser of (i) 75.0% of the Value of Eligible Inventory of each US Borrower and (ii) 95.0% of the NOLV of Eligible Inventory for each US Borrower and (B) at all other times, the lesser of (i) 75.0% of the Value of Eligible Inventory of each US Borrower and (ii) 90.0% of the NOLV of Eligible Inventory for each US Borrower; plus

(d) the lesser of (i) 70% of the Value of Eligible In-Transit Inventory of each US Borrower and (ii) 85% of the NOLV of Eligible In-Transit Inventory for each US Borrower; provided that, in no event shall the aggregate amount included in the Aggregate Borrowing Base under this clause (d) (when added to the amount included under clause (d) of the Canadian Borrowing Base) exceed the Eligible In-Transit Inventory Cap; provided further, that such Eligible In-Transit Inventory Cap may be subject to an adjustment each Fiscal Year (as determined by the Borrower Representative and the Administrative Agent in good faith); plus

(e) 100% of Eligible Cash of each US Borrower (to the extent that the Borrower Representative has elected to include such Eligible Cash in the US Borrowing Base pursuant to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(j)); plus

(f) the amount (if any) of the Canadian Borrowing Base that any US Borrower elects to allocate to the US Facility; minus

(g) the Reserves on the US Borrowing Base.

The US Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(j) and Reserves established pursuant to Section 2.24.

Notwithstanding the foregoing, Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts (i) acquired by any US Borrower in a Subject Acquisition or (ii) of any Person that becomes a US Borrower in connection with such Subject Acquisition, in each case, subject to a first- priority Lien in favor of the Administrative Agent (subject to First Priority Priming Liens), may be immediately included in a Borrowing Base Certificate delivered by the Borrower Representative in an amount equal to 50.0% of the book value thereof as set forth in the consolidated balance sheet of the relevant acquired entities or sellers (in the case of an asset acquisition) for the most recently ended fiscal quarter of the US Loan Parties for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), and applying eligibility and reserve criteria consistent with those applied to the calculation of the US Borrowing Base (other than eligibility and reserve criteria based in whole or in part upon the absence of a field examination or inventory appraisal), until the completion by the Administrative Agent of a reasonably satisfactory field examination and inventory appraisal in respect thereof; provided, however, if the acquired Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts so included in the US Borrowing Base would not increase the Aggregate Borrowing Base by more than $25,000,000, then such acquired Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts, which are similar in type and nature to the Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts otherwise included in the US Borrowing Base, may be immediately included in the US Borrowing Base, and applying eligibility and reserve criteria consistent with, those applied to the calculation of the US Borrowing Base, until the completion by the Administrative Agent of a reasonably satisfactory field examination and inventory appraisal in respect thereof (the “US Acquired Asset Borrowing Base”). To the extent that the Administrative Agent has not completed, at the Borrower Representative’s expense, a field examination and inventory appraisal reasonably satisfactory to the Administrative Agent within 90 days of the acquisition of such Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts (or such longer period as the Administrative Agent may reasonably agree), such Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts will cease to be eligible for inclusion in the US Borrowing Base; it being understood and agreed that (x) there shall be no Default or Event of Default solely as a result of a failure to complete and deliver such field examination or inventory appraisal on or prior to the date indicated above and (y) following the completion of such field examination or inventory appraisal, the Borrower Representative may deliver an updated Borrowing Base Certificate reflecting the inclusion of such Eligible Inventory, Eligible In-Transit Inventory, Eligible Credit Card Accounts and Eligible Trade Accounts in the US Borrowing Base.

“US Collateral” means any and all property of any US Loan Party, now existing or hereafter acquired, with respect to which a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Lenders and other Secured Parties, has been granted (or purported to be granted) pursuant to any US Collateral Document to secure any or all of the Secured Obligations.

“US Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in US Dollars, such amount, (b) if such amount is expressed in an another currency, the equivalent of such amount in US Dollars determined by using the rate of exchange for the purchase of US Dollars with the other currency last provided (either by publication or otherwise provided to the Administrative Agent by the applicable Thompson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source on the Business Day (Los Angeles time), immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of US Dollars with the other currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“US Dollars” or “US$” refers to lawful money of the US.

“US Facility” means the revolving credit facility made available to the US Borrowers hereunder.

“US Facility Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s US Facility Revolving Loans and its LC Exposure outstanding under the US Facility plus an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding under the US Facility at such time plus an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances and Overadvances outstanding under the US Facility at such time.

“US Facility LC Sublimit” means, at any time, $25,000,000, as such amount may be increased from time to time in accordance with Section 2.22.

“US Facility Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) that is (a) acceptable to the applicable Issuing Bank and (b) issued pursuant to the US Facility.

“US Facility Line Cap” means, at any time, the lesser of (a) the Aggregate Borrowing Base and (b) the Commitments, in each case, at such time, minus the aggregate Canadian Facility Exposure of all Lenders at such time.

“US Facility Revolving Loans” has the meaning assigned to such term in Section 2.01.

“US Facility Swingline Loan” means any revolving loan made to the US Borrowers pursuant to Section 2.04(a).

“US Lender” means any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Loan Parties” means Holdings, the US Borrowers and each US Subsidiary Guarantor.

“US Secured Obligations” means all Secured Obligations of the US Loan Parties.

“US Security Documents” means, collectively, the Security Agreement and any other agreements, instruments and documents executed by any Loan Party in connection with this Agreement that are intended to create, perfect or evidence Liens to secure any Secured Obligations, including, without limitation, all other security agreements, pledge agreements, debentures, share charges, loan agreements, notes, pledges, powers of attorney, assignments, notices, and any financing statements whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent in connection with this Agreement.

“US Special Resolution Regimes” has the meaning assigned to such term in Section 9.25.

“US Subsidiary Guarantor” means each Domestic Subsidiary of Holdings that is a Subsidiary Guarantor.

“US Swingline Lender” means BofA in its capacity as lender of US Facility Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank shall be deemed to be required of the US Swingline Lender and any consent given by BofA in its capacity as Administrative Agent or Issuing Bank shall be deemed given by BofA in its capacity as US Swingline Lender.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)) any related anti-money laundering and anti-terrorism laws, rules and regulations, including the Beneficial Ownership Regulation at and 31 C.F.R. § 1010.230.

“Value” means, with respect to Eligible Inventory and Eligible In-Transit Inventory, the lower of (i) the cost thereof computed on a first-in first-out basis in accordance with GAAP and (ii) the market value thereof.

“Vendor Agreements” means a vendor agreement of any vendor or other Person (other than any Qualified Borrower) in possession of, having a Lien upon, or having rights or interests in the Inventory (or any books or records relating thereto) of any Qualified Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided, that the effect of any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to any Multiemployer Plan as the result of a “complete” or “partial” withdrawal by the Borrower Representative or any Restricted Subsidiary or any ERISA Affiliate from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Classification of Revolving Loans and Borrowings. For purposes of this Agreement, Revolving Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “LIBO Rate Revolving Loan”) or by Class and Type (e.g., a “LIBO Rate Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Revolving Loan Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial Revolving Loan Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a), (x) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower Representative, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) under one or more clauses of each such Section and will only be required to include the amount and type of such transaction (or portion thereof) in any one category; provided, that, upon delivery of any financial statements pursuant to Section 5.01(a) or (b) following the initial incurrence of any portion of any Indebtedness incurred under Section 6.01(a) through (gg) (other than Section 6.01(a) or (x)) (such portion of such Indebtedness, the “Subject Indebtedness”), if any such Subject Indebtedness could, based on such financial statements, have been incurred in reliance on Section 6.01(w), such Subject Indebtedness shall automatically be reclassified as having been incurred under the applicable provisions of Section 6.01(w) (in each case, subject to any other applicable provision of Section 6.01(w)); provided, further, that any transaction or item (or portion thereof) originally permitted by reference to one or more clauses in Section 6.04(a) may not be reclassified across or between other Sections, but, for the avoidance of doubt, may be reclassified within Section 6.04(a). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, burdensome agreement, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04. Accounting Terms; GAAP.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting nature that are used in calculating the Fixed Charge Coverage Ratio, the Total Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided, that if the Borrower Representative notifies the Administrative Agent that the Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in GAAP or in the application thereof (including the conversion to IFRS as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change becomes effective until such notice have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower Representative or the Required Lenders, then the Borrower Representative and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower Representative or any subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard

having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower Representative notifies the Administrative Agent that the Borrower Representative (or its applicable Parent Company) is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” means international financial reporting standards pursuant to IFRS (provided, that after such conversion, the Borrower Representative cannot elect to report under GAAP).

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.10 hereof, all financial ratios and tests (including the Fixed Charge Coverage Ratio, the Total Leverage Ratio, the Secured Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower Representative or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period.

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease,” in the event of an accounting change requiring additional leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the Closing Date) that would constitute Capital Leases in conformity with GAAP prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)” shall be considered Capital Leases, and all calculations and deliverables (other than financial statements delivered pursuant to Section 5.01(a) and/or (b)) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05. [Reserved].

Section 1.06. Timing of Payment or Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07. Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to Los Angeles time (daylight or standard, as applicable).

Section 1.08. Currency Equivalents Generally.

(a) For purposes of any determination under Article 5, Article 6 (other than Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than Dollars, (i) the US Dollar Equivalent amount of a specified transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the applicable Thompson Reuters Corp., Refinitiv, or any successor thereto (“Reuters”) source (or any successor page thereto, or in the event such rate does not appear on any Reuters source, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.15(a) and calculating compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the US Dollar Equivalent amount of such Indebtedness; provided, that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt”. Notwithstanding the foregoing or anything to the contrary herein, to the extent that the Borrower Representative would not be in compliance with Section 6.15(a) if any Indebtedness denominated in a currency other than Dollars were to be translated into Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.15(a) if such Indebtedness that is denominated in a currency other than in Dollars were instead translated into Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency effects of any Hedge Agreement permitted hereunder and entered into with respect to the currency exchange risks relating to such Indebtedness), then, solely for purposes of compliance with Section 6.15(a), the Fixed Charge Coverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates; provided, that the amount of any Indebtedness that is subject to a Debt FX Hedge shall be determined in accordance with the definition of “Consolidated Total Debt”.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower Representative’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

Section 1.09. Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Revolving Loans or Commitments with Incremental Revolving Loans, Revolving Loans in connection with any Replacement Revolving Facility, Extended

Revolving Facilities or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10. Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, Section 6.15(a), any Fixed Charge Coverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, any Payment Condition and any Interest Coverage Ratio test) and/or any cap expressed as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets and/or Specified Excess Availability and/or (ii) the absence of a Default, Specified Default or Event of Default (or any type of Default, Specified Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Debt Payment, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower Representative, (1) in the case of any acquisition or similar investment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment, in each case, after giving effect, on a Pro Forma Basis, to (I) the relevant acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) and (II) to the extent definitive documents in respect thereof have been executed or the declaration of any Restricted Payment or delivery of notice with respect to a Restricted Debt Payment (which definitive documents, declaration or notice has not terminated or expired without the consummation thereof), any additional acquisition, Investment, Restricted Payment, Restricted Debt Payment and/or any related Indebtedness (including the intended use of proceeds thereof) that the Borrower Representative has elected to be determined as set forth in this clause (a); it being understood, for the avoidance of doubt, that solely for purposes of calculating compliance with Section 6.15(a), the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, any Fixed Charge Coverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test, any Payment Condition and/or any Interest Coverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets and/or Specified Excess Availability), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after such calculation.

(c) Notwithstanding anything to the contrary herein, with respect to any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 6.15(a), any Fixed Charge Coverage Ratio, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio) (any such amount, a “Fixed Amount”) substantially concurrently with any amount incurred or transaction entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, Section 6.15(a), any Fixed Charge Coverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Interest Coverage Ratio) (any such amount, an “Incurrence-Based Amount”), it is understood and agreed that any Fixed Amount shall be disregarded in the calculation of the financial ratio or test applicable to the relevant Incurrence-Based Amount.

(d) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower Representative dated such date prepared in accordance with GAAP.

(e) The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.

(f) Whenever a financial ratio or test is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which internal financial statements of the Borrower Representative are available (as determined in good faith by the Borrower Representative).

Section 1.11. Guarantees and Collateral. Notwithstanding any provision of any Loan Document to the contrary:

(a) For purposes of any determination relating to the ABL Priority Collateral as to which the Administrative Agent is granted discretion hereunder or under any other Loan Document (including any determination with respect to any waiver or extension or any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement,” under this Agreement or under any other Loan Document), the Administrative Agent shall be deemed to have agreed and accepted any determination in respect thereof by the Applicable Administrative Agent; it being understood and agreed that as of the Closing Date, the Administrative Agent is the Applicable Administrative Agent with respect to the ABL Priority Collateral; and

(b) For purposes of any determination relating to the Term Loan Priority Collateral as to which the Administrative Agent is granted discretion hereunder or under any other Loan Document (including any determination with respect to any waiver or extension or any opportunity to request that is permitted or required under the definition of “Collateral and Guarantee Requirement,” under this Agreement or under any other Loan Document), the Administrative Agent shall be deemed to have agreed and accepted any determination in respect thereof by the Applicable Administrative Agent.

Section 1.12. [Reserved].

Section 1.13. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

Section 1.14. Borrower Representative. Each Borrower hereby designates ICON as “Borrower Representative”. The Borrower Representative will act as agent on behalf of each Borrower for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.03 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 1.15. Interpretation Clause (Québec). For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, as applicable, (f) all references to filing, registering or recording under the UCC or PPSA (or analogous filing in the jurisdiction of the applicable Loan Party) shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”, (p) “survey” shall be deemed to include “certificate of location and plan”, (q) “fee simple title” shall be deemed to include “absolute ownership”, (r) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”, (s) “leasehold interest” shall be deemed to include “rights resulting from a lease”, (t) a “lease” (other than an operating lease) shall be deemed to include a “contract of leasing (crédit-bail)” and (u) a “deposit account” shall be deemed to include a “financial account” (within the meaning of Article 2713.6 of the Civil Code of Québec). The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment leur volonté que la présente convention ainsi que tous autres documents se rattachant aux transactions visées par les présentes soient rédigés en anglais seulement (à moins que le droit applicable exige autrement) et que tous autres documents visés ou s’y rattachant, y compris des avis, puissent être rédigés aussi en anglais seulement.

ARTICLE 2

THE CREDITS

Section 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Lender severally (and not jointly) agrees to make Revolving Loans in US Dollars to the US Borrowers (the “US Facility Revolving Loans”) and (b) each Lender severally (and not jointly) agrees to make Revolving Loans in US Dollars or Canadian Dollars to the Canadian Borrowers (the “Canadian Facility Revolving Loans”), in each case, from time to time during the Availability Period in an aggregate principal amount that, after giving effect thereto, will not result in:

(a) the US Facility Exposure of any Lender or the Canadian Facility Exposure of any Lender exceeding the Commitment of such Lender, respectively;

(b) the Total Revolving Credit Exposure exceeding the Line Cap;

(c) the total US Facility Exposure exceeding the US Facility Line Cap; or

(d) the total Canadian Facility Exposure exceeding the Canadian Facility Line Cap,

subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.06. Clauses (a) through (d) above are referred to herein as the “Applicable Borrowing Limits”.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

Section 2.02. Revolving Loans and Borrowings.

(a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans of the same currency, Class and Type made to the same Borrower and made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the terms and procedures set forth in Sections 2.04 and 2.06.

(b) Subject to Section 2.14, (i) each Borrowing denominated in US Dollars shall be comprised entirely of Alternate Base Rate Revolving Loans or LIBO Rate Revolving Loans, and (ii) each Borrowing denominated in Canadian Dollars and made to any Canadian Borrower shall be comprised entirely of Canadian Prime Rate Revolving Loans or CDOR Rate Revolving Loans, in each case, as the Borrower Representative may request in accordance herewith. Each Swingline Loan made to the US Borrowers shall be denominated in US Dollars and shall bear interest as provided in Section 2.13(c). Each Swingline Loan made to any Canadian Borrower shall at the direction of such Canadian Borrower, be denominated in Canadian Dollars or US Dollars and shall be a Canadian Prime Rate Revolving Loan if denominated in Canadian Dollars or shall be an Alternate Base Rate Revolving Loan. Each Lender at its option may make any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Revolving Loan; provided that (i) any exercise of such option shall not affect the obligation of any Borrower to repay such Revolving Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Revolving Loan or CDOR Rate Revolving Loan shall be deemed to have been made and held by such Lender, and the obligation of such Borrower to repay such Revolving Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to such Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 in respect of any US federal withholding tax with respect to such LIBO Rate Revolving Loan or CDOR Rate Revolving Loan than that to which the applicable Lender was entitled on the date on which such Revolving Loan was made (except in connection with any indemnification entitlement arising as a result of any Change in Law after the date on which such Revolving Loan was made).

(c) At the commencement of each Interest Period, (i) for any LIBO Rate Borrowing, such LIBO Rate Borrowing shall comprise an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) for any CDOR Rate Borrowing, such CDOR Rate Borrowing shall comprise an aggregate principal amount that is an integral multiple of CA$500,000 and not less than CA$1,000,000. Each Alternate Base Rate Borrowing when made shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof and each Canadian Prime Rate Borrowing when made shall be in a minimum principal amount of CA$500,000 or a whole multiple of CA$100,000 in excess thereof; provided that an Alternate Base Rate Borrowing of Revolving Loans or a Canadian Prime Rate Borrowing of Revolving Loans may be made in a lesser aggregate amount that is, subject to Section 2.01, (x) equal to the entire aggregate unused Commitments or (y) required to finance the reimbursement of a LC Disbursement with respect to a Letter of Credit as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 different Interest Periods in effect for LIBO Rate Borrowings or more than a total of 10 different Interest Periods in effect for CDOR Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) Notwithstanding any other provision of this Agreement, the Borrowers shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to the relevant Revolving Loans.

Section 2.03. Requests for Borrowings. Each Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of LIBO Rate Revolving Loans or CDOR Rate Revolving Loans shall be made upon irrevocable notice by the Borrower Representative to the Administrative Agent. Each such notice must be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative or by telephone (and promptly confirmed by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative) and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of LIBO Rate Revolving Loans (or one Business Day in the case of any Borrowing of LIBO Rate Revolving Loans to be made on the Closing Date), (ii) 10:00 a.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of CDOR Rate Revolving Loans (or one Business Day in the case of any Borrowing of CDOR Rate Revolving Loans to be made on the Closing Date) and (iii) 10:00 a.m. on the requested date of any Borrowing of or conversion to Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower Representative wishes to request LIBO Rate Revolving Loans or CDOR Rate Revolving Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower Representative must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to the requested date of the relevant Borrowing (or such later time as is reasonably acceptable to the Administrative Agent), conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the relevant Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower Representative whether or not the requested Interest Period is available to the appropriate Lenders.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Alternate Base Rate Borrowing (if denominated in US Dollars) or a Canadian Prime Rate Borrowing (if denominated in Canadian Dollars). If no Interest Period is specified with respect to any requested LIBO Rate Borrowing or CDOR Rate Borrowing, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any Borrowing, then any applicable US Borrower shall be deemed to have requested a Borrowing in US Dollars and any applicable Canadian Borrower shall be deemed to have requested a Borrowing in Canadian Dollars. The Administrative Agent shall advise each Lender of the details and amount of any Revolving Loan to be made as part of the relevant requested Borrowing (x) in the case of any Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section or (y) in the case of any LIBO Rate Borrowing or CDOR Rate Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section.

Section 2.04. Swingline Loans and Overadvances.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make (x) US Facility Swingline Loans in US Dollars to the US Borrowers and (y) Canadian Facility Swingline Loans in US Dollars or Canadian Dollars to the Canadian Borrowers, in each case, from time to time during the Availability Period; provided that (i) no Swingline Lender shall be required to make any Swingline Loan to refinance any outstanding Swingline Loan, (ii) after giving effect to any Swingline Loan, none of the Applicable Borrowing Limits set forth in Sections 2.01(b) – (d) shall be exceeded, (iii) the Swingline Exposure with respect to any US Facility Swingline Loans does not exceed the Swingline Sublimit minus any outstanding Canadian Facility Swingline Loans and (iv) the Swingline Exposure with respect to any Canadian Facility Swingline Loans does not exceed the Swingline Sublimit minus any outstanding US Facility Swingline Loans. Each Swingline Loan shall be in a minimum principal amount of not less than $100,000 (or CA$100,000 in the case of Canadian Facility Swingline Loans in Canadian Dollars) or such lesser amount as may be agreed by the Swingline Lender; provided that, notwithstanding the foregoing in this sentence (but subject to the limitations of the preceding sentence), any Swingline Loan may be in an aggregate amount that is (1) equal to the entire unused balance of the aggregate unused Aggregate Commitments in the case of the US Facility Swingline Loans after giving effect to any outstanding Canadian Facility Swingline Loans or the Canadian Facility Swingline Loans after giving effect to any outstanding US Facility Swingline Loans, as applicable, or (2) required to finance the reimbursement of a LC Disbursement with respect to a Letter of Credit as contemplated by Section 2.05(e). Within the foregoing limits and subject to the terms and conditions set forth herein, Swingline Loans may be borrowed, prepaid and reborrowed. To request a Swingline Loan, the Borrower Representative shall notify the applicable Swingline Lender (with a copy to the Administrative Agent) of such request by either (x) telephone (confirmed by delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative) or (y) delivery of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative, in each case, not later than 12:00 p.m. on the day of a proposed Swingline Loan. The applicable Swingline Lender shall make each Swingline Loan available to the applicable Borrower Representative by means of a credit to the account designated in the related Borrowing Request or otherwise in accordance with the instructions of the Borrower Representative (including, in the case of a Swingline Loan made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(b) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 p.m. on any Business Day require Lenders to purchase participations on the same Business Day as receipt of such notice in all or a portion of the applicable Swingline Loans outstanding; provided that such notice requiring purchased participations shall be made no less frequently than weekly following the making of any Swingline Loan. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by effecting a wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this Section 2.04(b)), and the Administrative Agent shall promptly remit to the applicable Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower Representative of any participation in any Swingline Loan acquired pursuant to this Section 2.04(b), and thereafter, payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by the applicable Swingline Lender from the Borrower Representative in respect of any Swingline Loan after receipt by the Swingline Lender of the proceeds of any sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent, and any such amount received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that have made their payments pursuant to this Section 2.04(b) and to the applicable Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower Representative, if and to the extent such payment is required to be refunded to the Borrower Representative for any reason. The purchase of participations in any Swingline Loan pursuant to this Section 2.04(b) shall not relieve the Borrower Representative of any default in the payment thereof.

(c) If any Lender fails to make available to the Administrative Agent for the account of the applicable Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04 by the time specified in Section 2.04(b), the applicable Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Canadian Prime Rate in the case of Revolving Loans made in Canadian Dollars). A certificate of the applicable Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

(d) Notwithstanding anything to the contrary contained herein, the Swingline Lender may, upon ten days’ prior written notice to the Borrower Representative, resign as Swingline Lender, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten days after the delivery of such written notice). In the event of any such resignation, the Borrower Representative shall be entitled to appoint any Lender that is willing to accept such appointment as successor Swingline Lender hereunder. Upon the acceptance of any such appointment, the successor Swingline Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swingline Lender, and the retiring Swingline Lender shall be discharged from its duties and obligations in such capacity hereunder. In the event that the Swingline Lender resigns in accordance with this Section 2.04(d) and no replacement Swingline Lender is appointed, the Borrower Representative shall promptly repay all outstanding Swingline Loans on the effective date of such resignation (which repayment may be effectuated with the proceeds of a Borrowing of Revolving Loans).

(e) Notwithstanding any provision of this Agreement to the contrary, at the request of the Borrower Representative and unless otherwise directed by the Required Lenders, the Administrative Agent may in its sole discretion, make Revolving Loans to any Borrower, on behalf of the Lenders, in amounts that would cause the (i) Total Revolving Credit Exposure to exceed the Borrowing Base, (ii) the US Facility Exposure to exceed the Aggregate Borrowing Base and (iii) the Canadian Facility Exposure to exceed the Canadian Borrowing Base (any such excess Revolving Loans described in the forgoing clauses (i)-(iii) are herein referred to collectively as “Overadvances”); provided that (i) no Overadvance shall be made if it would cause the Applicable Borrowing Limit set forth in Section 2.01(a) to be exceeded and (ii) no Overadvance shall result in a Default or Event of Default due to Borrowers’ failure to comply with Section 2.01 or Section 2.11(b)(i) for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to amount of such Overadvance. All Overadvances shall constitute Alternate Base Rate Borrowings (if denominated in US Dollars) or Canadian Prime Rate Borrowings (if denominated in Canadian Dollars). The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed, when taken together with any Protective Advances, ten percent (10%) of Line Cap in effect at such time, each Overadvance shall mature and be due on the earliest of (i) the earliest Maturity Date, (ii) demand by the Administrative Agent and (iii) sixty days after such Overadvance is made.

(f) Each Overadvance shall be secured by the Liens in favor of the Administrative Agent on, with respect to advances made in respect of the US Facility, the US Collateral and, with respect to advances made in respect of the Canadian Facility, the US Collateral and the Canadian Collateral, and shall constitute Obligations hereunder. The Administrative Agent’s authorization to make Overadvances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion.

(g) Upon the making of an Overadvance by the Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Applicable Percentage (if any) and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent.

Section 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) each Issuing Bank agrees, in each case in reliance upon the agreements of the other Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date to the fifth Business Day prior to the Latest Maturity Date, upon the request of the Borrower Representative, to issue (x) US Facility Letters of Credit for the Borrower Representative’s own account or for the account of any Restricted Subsidiary, denominated in US Dollars and (y) Canadian Facility Letters of Credit for the Borrower Representative’s

own account or for the account of any Restricted Subsidiary that is a Canadian Subsidiary, denominated in Canadian Dollars or US Dollars and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drafts under the Letters of Credit and (ii) the Lenders severally agree to participate in the Letters of Credit issued under this Section 2.05(a) in accordance with the terms of Section 2.05(d). On the Closing Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for all purposes of this Agreement and the other Loan Documents and for all purposes hereof will be deemed to have been issued on the Closing Date.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of any Letter of Credit, the Borrower Representative shall deliver to the applicable Issuing Bank and the Administrative Agent, at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank or, in the case of any issuance to be made on the Closing Date, three Business Days prior to the Closing Date), a Letter of Credit Request. To request an amendment, extension or renewal of an outstanding Letter of Credit, (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)) the Borrower Representative shall submit a Letter of Credit Request to the applicable Issuing Bank (with a copy to the Administrative Agent) at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the Letter of Credit to be amended, extended or renewed, and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. If requested by the applicable Issuing Bank in connection with any request for any Letter of Credit, the Borrower Representative also shall submit a letter of credit application on such Issuing Bank’s standard form. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Representative to, or entered into by the Borrower Representative with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by the Borrower Representative with any Issuing Bank relating to any Letter of Credit shall contain any representation or warranty, covenant or event of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void (or reformed automatically without further action by any Person to conform to the terms of this Agreement), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). No Letter of Credit may be issued, amended, extended or renewed unless (and on the issuance, amendment, extension or renewal of each Letter of Credit, the Borrower Representative shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal (i) the LC Exposure with respect to any Canadian Facility Letters of Credit would not exceed the Canadian Facility LC Sublimit, (ii) the LC Exposure with respect to any US Facility Letters of Credit would not exceed the US Facility LC Sublimit, (iii) none of the Applicable Borrowing Limits set forth in Sections 2.01(b) – (d) would be exceeded and (iv) if such Letter of Credit has a term that extends beyond the Maturity Date applicable to any Class of Commitments, the aggregate amount of the LC Exposure attributable to Letters of Credit expiring after such Maturity Date does not exceed the aggregate amount of the Commitments then in effect that are scheduled to remain in effect after such Maturity Date.

(c) Expiration Date.

(i) No Standby Letter of Credit shall expire later than the earlier of (A) the date that is one year after the date of the issuance of such Standby Letter of Credit and (B) the date that is five Business Days prior to the Latest Maturity Date; provided that, any Standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods of up to one year in duration (which additional periods shall not extend beyond the date referred to in the preceding subclause (B) unless 103% of the then-available amount thereof is Cash collateralized or backstopped on or before the date on which such Letter of Credit is extended beyond the date referred to in subclause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank).

(ii) No Commercial Letter of Credit shall expire later than the earlier to occur of (A) 180 days after the issuance thereof (or such later date to which the relevant Issuing Bank may agree) and (B) the date that is five Business Days prior to the Latest Maturity Date.

(d) Participations. By the issuance of any Letter of Credit (or an amendment to any Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender with respect to each Letter of Credit, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage (if any) of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement (if any) made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment that is required to be refunded to such Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of any Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.

(i) If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, (x) the US Borrowers shall, in the case of any US Facility Letter of Credit, and (y) the Canadian Borrowers shall, in the case of any Canadian Facility Letter of Credit, reimburse such LC Disbursement by paying to the Administrative Agent in an amount equal to such LC Disbursement in the same currency as such LC Disbursement (i) not later than 11:00 a.m. on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 10:00 a.m. on such date, or (ii) if such notice has not been received by the applicable Borrower Representative prior to 10:00 a.m. on such date, then not later than 12:00 p.m., on the Business Day immediately following the day that the applicable Borrower Representative receives such notice; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an Alternate Base Rate Borrowing, Canadian Prime Rate Borrowing or Swingline Loan (any such Revolving Loan, a “Letter of Credit Reimbursement Loan”) and, to the extent so financed, the applicable Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Alternate Base Rate Borrowing, Canadian Prime Rate Borrowing or Swingline Loan . If the applicable Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the applicable Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Alternate Base Rate Revolving Loans, Canadian Prime Rate Revolving Loans or Swingline Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrowers of their obligation to reimburse such LC Disbursement.

(ii) If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Canadian Prime Rate in the case of Loans made in Canadian Dollars). A certificate of the applicable Issuing Bank submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f) Obligations Absolute. The obligations of the Borrowers to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of any Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative by telephone (confirmed by electronic means) upon any LC Disbursement thereunder; provided that no failure to give or delay in giving such notice shall relieve any Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement within the time period prescribed in Section 2.05(e).

(h) Interim Interest. If any Issuing Bank makes any LC Disbursement, unless the applicable Borrowers reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrowers reimburse such LC Disbursement (or the date on which such LC Disbursement is reimbursed with the proceeds of Revolving Loans, as applicable), at the rate per annum then applicable to Revolving Loans that are Alternate Base Rate Revolving Loans (if denominated in US Dollars) or Canadian Prime Rate Loans (if denominated in Canadian Dollars); provided that if such Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on the date on which such Borrowers are required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).

(i) Replacement or Resignation of an Issuing Bank or Designation of New Issuing Banks.

(i) Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) and the Borrower Representative at any time by written agreement among the Borrower Representative, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrower Representative shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) The Borrower Representative may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Lender, designate one or more additional applicable Lenders to act as an issuing bank under the terms of this Agreement. Any applicable Lender designated as an issuing bank pursuant to this paragraph (ii) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

(iii) Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten days’ prior written notice to the Borrower Representative, each other Issuing Bank and the Lenders resign as Issuing Bank which resignation shall be effective as of the later of (x) the appointment of a replacement Issuing Bank and (y) the date referenced in such notice (but in no event less than ten days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit issued by such resigning Issuing Bank then outstanding shall remain outstanding (irrespective of whether any amount has been drawn at such time). In the event of any such resignation as an Issuing Bank, the Borrower Representative shall be entitled to appoint any Lender that accepts such appointment in writing as a successor Issuing Bank. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

(j) Cash Collateralization.

(i) If (A) an Event of Default has occurred and is continuing under Section 7.01(a), (B) the Revolving Loans have been declared due and payable in accordance with Article 7 and/or (C) the Administrative Agent is otherwise exercising rights and remedies as to Collateral during the occurrence and continuation of an Event of Default, then on the Business Day on which the Borrower Representative receives notice from the Administrative Agent at the direction of the Required Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j), the Borrowers shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and each Issuing Bank (the “LC Collateral Account”), an amount in Cash equal to 103% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(f) or (g).

(ii) Any such deposit in the LC Collateral Account shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations, in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account. The Borrowers hereby grant the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the LC Collateral Account as security for the Secured Obligations. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrowers or the Canadian Borrowers, as the case may be, for their respective LC Exposure, subject to the consent of the Required Lenders, applied to satisfy other Secured Obligations. The amount of any Cash posted as Collateral in accordance with the terms of this Section 2.05(j) (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the applicable Borrower promptly but in no event later than three Business Days after the Event of Default giving rise to the obligation to do so has been cured or waived.

(k) With respect to any Letter of Credit to be issued by any Issuing Bank or any Affiliate thereof, such Issuing Bank and its Affiliates shall not have any obligation to issue any Letter of Credit that would violate any policies of such Issuing Bank and its Affiliates now or hereafter applicable to letters of credit generally, it being agreed and understood by such Issuing Bank and its Affiliates that such Issuing Bank and its Affiliates shall act in good faith and use commercially reasonable efforts to not change such policies after the Closing Date in a manner that would limit its obligations under this Agreement (except as required by law, regulation, rule or regulatory guidance).

(l) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of a Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for its Restricted Subsidiaries inures to the benefit of the Borrowers, and that each Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

Section 2.06. Protective Advances.

(a) Subject to the limitations set forth below (and notwithstanding anything to the contrary in Section 4.03), unless otherwise directed by the Required Lenders the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Revolving Loans to the Borrowers on behalf of the Lenders (which Loans: to (I) the US Borrowers may be made in US Dollars, and (II) the Canadian Borrowers may be made in Canadian Dollars or US Dollars, in each case, at any time that any conditions precedents set forth in Section 4.03 has not been satisfied or waived, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Revolving Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers or any other Loan Party pursuant to the terms of this Agreement or any other Loan Document, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums, in each case, to the extent due and payable (and not in dispute by the Borrowers (acting in good faith)) under the Loan Documents (any of such Revolving Loans are herein referred to as “Protective Advances”); provided that (x) the US Dollar Equivalent of the aggregate amount of Protective Advances and Overadvances outstanding at any time shall not at any time exceed 10% of the Line Cap and (y) the US Dollar Equivalent of the combined aggregate amount of Protective Advances and Overadvances outstanding at any time shall not at any time exceed 10% of the Line Cap; provided further that, after giving effect to the Protective Advances being made, the Total Revolving Credit Exposure, Canadian Facility Exposure and US Facility Exposure, respectively, shall not exceed the Aggregate Commitments, the Commitments in respect of the Canadian Facility, and the Commitments in respect of the US Facility, respectively (provided that, for purposes of this proviso, at any time when any Lender is a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded).

(b) Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent on the Collateral and shall constitute Obligations hereunder. Each Protective Advance shall be repaid by the applicable Borrowers upon demand by the Administrative Agent and in no event later than 45 days after such Protective Advance is made. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.03 have been satisfied or waived, the Administrative Agent may request the Lenders to make a Revolving Loan to repay any Protective Advance.

(c) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance under the US Facility or Canadian Facility, respectively, in proportion to its Applicable Percentage, and, upon demand by the Administrative Agent, shall fund such participation to the Administrative Agent.

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Revolving Loan to be made by it hereunder not later than (i) 12:00 p.m., in the case of LIBO Rate Revolving Loans, and (ii) 2:00 p.m., in the case of Alternate Base Rate Revolving Loans, CDOR Rate Revolving Loans and Canadian Prime Rate Loans, in each case on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Revolving Loans available to the applicable Borrower by promptly crediting the amounts so received on the same Business Day, in like funds, to the account designated in the relevant Borrowing Request or as otherwise directed by the Borrower Representative; provided that Revolving Loans made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent has received notice from any Lender that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing prior to the proposed date of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and, with respect to the US Facility Revolving Loans, the US Borrowers and with respect to the Canadian Facility Loans, the Canadian Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Canadian Prime Rate in the case of Revolving Loans made in Canadian Dollars) or (ii) in the case of the Borrowers, the interest rate applicable to Revolving Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Loan included in such Borrowing and the obligation of the Borrowers to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the applicable Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing shall initially be of the Type specified in the applicable Borrowing Request and, in the case of any LIBO Rate Borrowing or CDOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing or CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders based upon their Applicable Percentages and the Revolving Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower Representative shall deliver an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative of the applicable election to the Administrative Agent.

If any such Interest Election Request requests a LIBO Rate Borrowing or CDOR Rate Borrowing but does not specify an Interest Period, then the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing or CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to an Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, in the same currency. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as such Event of Default exists (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing or CDOR Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing or CDOR Rate Borrowing shall be converted to an Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, in the same currency at the end of the then-current Interest Period applicable thereto.

Section 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, (i) the Initial Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date and (ii) the Additional Revolving Credit Commitments of any Class shall automatically terminate on the Maturity Date specified therefor in the applicable Incremental Facility Amendment, Extension Amendment or Refinancing Amendment, as applicable.

(b) Upon delivery of the notice required by Section 2.09(c), the Borrower Representative may at any time terminate or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, (ii) the Borrower Representative shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of Revolving Loans and Swingline Loans, (A) the aggregate amount of the Revolving Credit Exposure attributable to the Commitments of such Class would exceed the aggregate amount of the Commitments of such Class, (B) the Total Revolving Credit Exposure would exceed the Line Cap, (C) the total US Facility Exposure would exceed the US Facility Line Cap, (D) the total Canadian Facility Exposure would exceed the Canadian Facility Line Cap or (E) the Total Revolving Credit Exposure exceeds the Aggregate Commitments; provided that, after the establishment of any Additional Revolving Credit Commitment, any such termination or reduction of the Commitments of any Class shall be subject to the provisions set forth in Section 2.11(a) and Section 2.22, 2.23 and/or 9.02, as applicable.

(c) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce any Commitment under paragraph (b) of this Section in writing on or prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of each applicable Class of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that any such notice may state that it is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Commitment pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Commitment, the Commitment of each Lender of the relevant Class shall be reduced by such Lender’s Applicable Class Percentage of the amount of such reduction.

Section 2.10. Repayment of Revolving Loans; Evidence of Debt.

(a) (i) The US Borrowers hereby unconditionally promise to pay (x) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to the US Borrowers, on the Maturity Date in US Dollars and (y) to the Administrative Agent for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan made to the US Borrowers on the Latest Maturity Date in US Dollars.

(ii) The Canadian Borrowers hereby unconditionally promise to pay (x) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to the Canadian Borrowers on the Maturity Date in the currency of such Loan and (y) to the Administrative Agent for the account of the Swingline Lender, the then unpaid principal amount of each Swingline Loan made to the Canadian Borrowers on the Latest Maturity Date in the currency of such Loan.

(iii) On the Maturity Date applicable to the Commitments of any Class, the applicable Borrower shall (A) cancel and return outstanding Letters of Credit (or alternatively, with respect to each outstanding Letter of Credit, furnish to the Administrative Agent a Cash deposit (or if reasonably satisfactory to the relevant Issuing Bank, a “backstop” letter of credit) equal to 103% of the LC Exposure (minus any amount then on deposit in any Cash collateral account established for the benefit of the Issuing Banks) as of such date, in each case to the extent necessary so that, after giving effect thereto, the aggregate amount of the Total Revolving Credit Exposure (calculated, for this purpose, as if any LC Exposure so backstopped or Cash collateralized is not Total Revolving Credit Exposure) shall not exceed the Aggregate Commitments then in effect after giving effect to the maturity of such Class, the total US Facility Exposure shall not exceed the US Facility Line Cap and the total Canadian Facility Exposure shall not exceed the Canadian Facility Line Cap, (B) prepay Swingline Loans to the extent necessary so that, after giving effect thereto, the aggregate amount of the Total Revolving Credit Exposure shall not exceed the Aggregate Commitments then in effect, the total US Facility Exposure shall not exceed the US Facility Line Cap and the total Canadian Facility Exposure shall not exceed the Canadian Facility Line Cap and (C) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility of the applicable Class then due, together with accrued and unpaid interest (if any) thereon.

(b) [Reserved].

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Revolving Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Revolving Loan made hereunder and the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender’s share thereof.

(e) The entries made in the accounts maintained pursuant to paragraphs (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Revolving Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern.

(f) Any Lender may request that any Revolving Loan made by it be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver a Promissory Note to such Lender payable to such Lender and its registered permitted assigns; it being understood and agreed that such Lender (and/or its applicable permitted assign) shall be required to return such Promissory Note to the Borrower Representative in accordance with Section 9.05(b)(iii) and upon the occurrence of the Termination Date (or as promptly thereafter as practicable). If any Lender loses the original copy of its Promissory Note, it shall execute an affidavit of loss containing an indemnification provision reasonably satisfactory to the Borrower Representative.

Section 2.11. Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with paragraph (a)(ii) of this Section, the Borrowers shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class or any Borrowing of its Swingline Loans; provided that (A) after the establishment of any Additional Revolving Credit Commitment, any such prepayment of any Borrowing of Revolving Loans of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable and (B) no Borrowing of Revolving Loans may be prepaid unless all Swingline Loans then outstanding, if any, are prepaid concurrently therewith. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Class Percentages of the relevant Class.

(ii) The Borrower Representative shall notify the Administrative Agent (and the applicable Swingline Lender) in writing of any prepayment under this Section 2.11(a) in the case of any prepayment of (A) a LIBO Rate Borrowing, not later than 12:00 p.m. three Business Days before the date of prepayment, (B) a CDOR Rate Borrowing, not later than 10:00 a.m. two Business Days before the date of prepayment, (C) an Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, not later than 10:00 a.m. on the day of prepayment or (D) a Swingline Loan, not later than 12:00 p.m. on the date of prepayment (or, in the case of clauses (A) and (B), such later time as to which the Administrative Agent may agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any notice of prepayment delivered by the Borrower Representative may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to any Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02(c), or such lesser amount that is then outstanding with respect to such Borrowing being repaid (and in increments of $100,000 with respect to Borrowings denominated in US Dollars, or CA$100,000 with respect to Borrowings denominated in Canadian Dollars), in excess thereof or such lesser incremental amount that is then outstanding with respect to such Borrowing being repaid).

(iii) Subject to Section 5.13(i), at all times after the occurrence and during the continuance of a Cash Dominion Period and notification thereof by the Administrative Agent to the Borrower Representative, on each Business Day, at or before 1:00 p.m., Los Angeles time, the Administrative Agent shall apply all immediately available funds credited to the Administrative Agent Account or otherwise received by Administrative Agent for application to the Secured Obligations in accordance with Section 2.18(b).

(b) Mandatory Prepayments.

(i) Except with respect to Overadvances made pursuant to Section 2.04(e), in the event that any of the Applicable Borrowing Limits is then exceeded, the applicable Borrowers shall, within one Business Day of receipt of notice from the Administrative Agent, prepay the Revolving Loans (and, if there are no Revolving Loans outstanding at such time, Cash collateralize outstanding Letters of Credit at 103% of the amount thereof), in an aggregate amount sufficient to reduce such Total Revolving Credit Exposure (calculated, for this purpose, as if any LC Exposure so Cash collateralized is not Total Revolving Credit Exposure) to an amount not to exceed 100% of the Line Cap then in effect; provided that if the Total Revolving Credit Exposure (calculated in accordance with this clause (i)) exceeds the Line Cap as a result of the imposition or increase of any Reserve, the applicable Borrowers shall not be required to make such prepayment (or provide such Cash collateral) until the fifth Business Day following receipt of such notice from the Administrative Agent; provided, further, that in the event that any Applicable Borrowing Limit described in clause (d) of the definition thereof is exceeded solely from a fluctuation in the foreign exchange rate, the applicable Borrowers shall not be required to make such prepayment until the next applicable Interest Payment Date unless the total Canadian Facility Exposure exceeds the Canadian Facility Line Cap by more than 5%.

(ii) Each prepayment of any Revolving Loan Borrowing under this Section 2.11(b) shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(iii) Prepayments made under this Section 2.11(b) shall be (A) accompanied by accrued interest as required by Section 2.13 and (B) subject to Section 2.16.

Section 2.12. Fees.

(a) The Borrowers agree to pay to the Administrative Agent for the account of each Initial Revolving Lender (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum applicable to the Initial Commitments on the average daily amount of the unused Initial Commitment of such Lender during the period from and including the Closing Date to the date on which such Initial Revolving Lender’s Initial Commitment terminates. Accrued commitment fees shall be payable in arrears on the first calendar day of each January, April, July and October (commencing July 1, 2021) for the quarterly period then ended (or, in the case of the payment to be made on July 1, 2021, for the period from the Closing Date to June 30, 2021), and on the date on which the Initial Commitments terminate. For purposes of calculating the commitment fee only, the Initial Commitment of any Initial Revolving Lender shall be deemed to be used to the extent of Initial Revolving Loans of such Initial Revolving Lender and the LC Exposure of such Initial Revolving Lender attributable to its Initial Commitment, and no portion of the Initial Commitment shall be deemed used as a result of outstanding Swingline Loans.

(b) The US Borrowers (in the case of a Letter of Credit issued on behalf of the US Borrowers) and the Canadian Borrowers (in the case of a Letter of Credit issued on behalf of or at the request of the Canadian Borrowers) agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Initial Revolving Loans that are LIBO Rate Revolving Loans or CDOR Rate Revolving Loans on the daily amount of such Lender’s LC Exposure that is attributable to Letters of Credit (excluding any portion thereof that is attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to the earlier of (A) the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (B) the Termination Date and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank on behalf of the US Borrowers or the Canadian Borrowers, as applicable, for the period from the date of issuance of such Letter of Credit to the earliest of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates or (C) the Termination Date, computed at a rate equal to the rate agreed by such Issuing Bank and the Borrower Representative (but in any event not to exceed 0.125% per annum) of the daily amount of such Letter of Credit. Participation fees and fronting fees shall accrue through and including the last Business Day of each March, June, September and December and be payable in arrears for the quarterly period then ended on the first calendar day of each January, April, July and October (commencing July 1, 2021 for the period from the Closing Date through June 30, 2021); provided that all such fees shall be payable on the date on which the Commitments of any applicable Class terminate. In addition, US Borrowers (in the case of a Letter of Credit issued on behalf of the US Borrowers) and the Canadian Borrowers (in the case of a Letter of Credit issued on behalf of or at the request of the Canadian Borrowers) agree to pay to each Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, in each case which charges shall be paid as and when incurred. Participation fees and fronting fees in respect of Letters of Credit denominated in US Dollars shall be paid in US Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in Canadian Dollars shall be paid in Canadian Dollars.

(c) The Borrowers agree to pay to the Administrative Agent, for the account of the relevant Person, any fees described in the Fee Letter on the terms set forth therein.

(d) Unless otherwise specified herein, all fees payable hereunder shall be paid on the dates due, in Dollars and in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of any fee payable to any Issuing Bank). Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.

(e) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day and the last day). The determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13. Interest.

(a) Revolving Loans (including Swingline Loans to any Canadian Borrower, Overadvances and Protective Advances) comprising (i) each Alternate Base Rate Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate and (ii) each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(b) Revolving Loans comprising (i) each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) each CDOR Rate Borrowing shall bear interest at the CDOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Swingline Loans to any US Borrower shall bear interest at the Daily Adjusted LIBO Rate plus the Applicable Rate.

(d) Notwithstanding the foregoing but in all cases subject to Section 9.05(f), if any principal of or interest on any Revolving Loan, any LC Disbursement or any fee payable by the Borrowers hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Revolving Loan or unreimbursed LC Disbursement, 2.00% plus the rate otherwise applicable to such Revolving Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% plus the rate applicable to Revolving Loans that are Alternate Base Rate Revolving Loans (if denominated in US Dollars) or Canadian Prime Rate Revolving Loans (if denominated in Canadian Dollars) as provided in clause (a) of this Section 2.13; provided that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount that is payable to any Defaulting Lender so long as such Lender is a Defaulting Lender.

(e) Accrued interest on each Revolving Loan and Swingline Loan shall be payable in arrears

(i) on each Interest Payment Date for such Revolving Loan or Swingline Loan (ii) on the Maturity Date applicable to such Revolving Loan, (iii) in the case of a Revolving Loan of any Class, upon termination of the Commitments of such Class and (iv) in the case of any Swingline Loan, upon termination of all of the Commitments, as applicable; provided that (A) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (B) in the event of any repayment or prepayment of any Revolving Loan (other than an Alternate Base Rate Revolving Loan or Canadian Prime Rate Revolving Loan of any Class prior to the termination of the Commitments of such Class) or Swingline Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Revolving Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Canadian Prime Rate or the CDOR Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day and the last day). The applicable Alternate Base Rate, LIBO Rate, Canadian Prime Rate or CDOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Revolving Loan for the day on which the Revolving Loan is made and shall not accrue on a Revolving Loan, or any portion thereof, for the day on which the Revolving Loan or such portion is paid; provided that any Revolving Loan that is repaid on the same day on which it is made shall bear interest for one day.

(g) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day, 365-day or 366-day year or any other period other than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365, 366 or the actual number of days in such period, as applicable. The rates of interest and the Applicable Rate and other rates specified in this Agreement are nominal rates and not effective rates or yields and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest, that they are capable of making the calculations necessary to compare such rates and that the principle of deemed reinvestment of interest shall not apply to any calculations of interest hereunder. Each Canadian Loan Party confirms that it fully understands and is able to calculate the rates of interest and fees applicable to Borrowings based on the methodology for calculating per annum rates provided for in this Agreement. The Administrative Agent agrees that if requested in writing by the Borrower Representative it will calculate the nominal and effective per annum rate of interest or fees on any Borrowings outstanding at the time of such request and provide such information to the Canadian Loan Parties promptly following such request; provided that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Canadian Loan Parties of any of their obligations under the Agreement or any other Loan Document, nor result in any liability to the Administrative Agent or any Lender. Each Canadian Loan Party irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or any other Loan Document, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Loan Parties as required pursuant to section 4 of the Interest Act (Canada).

(h) Notwithstanding anything to the contrary contained in any Loan Document, if any provision of this Agreement or any Loan Document would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

Section 2.14. Alternate Rate of Interest; Inability to Determine Rates.

(a) If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing or CDOR Rate Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate or CDOR Rate for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate or CDOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Revolving Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing or CDOR Rate Borrowing shall be ineffective and such Borrowing shall be converted to an Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, denominated in the same currency on the last day of the Interest Period applicable thereto, and (ii) if any Borrowing Request requests a LIBO Rate Borrowing or CDOR Rate Borrowing, such Borrowing shall be made as an Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, denominated in the same currency.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is the LIBO Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under paragraph (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided, that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace the LIBO Rate for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any Borrower may revoke any request for a borrowing of, conversion to or continuation of Revolving Loans to be made, converted or continued that would bear interest by reference to such Benchmark until such Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for an Alternate Base Rate Borrowing or conversion to an Alternate Base Rate Borrowing. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of Alternate Base Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v) The Administrative Agent will promptly notify the Borrowers and the Lenders of

(A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14(b).

(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or the LIBO Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

Section 2.15. Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the LIBO Rate or CDOR Rate);

(ii) subjects any Lender or any Issuing Bank to any Taxes (other than (A) Indemnified Taxes and Other Taxes and (B) Excluded Taxes) on or with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) imposes on any Lender or Issuing Bank or the London interbank market any other condition (other than Taxes) affecting this Agreement or LIBO Rate Revolving Loans or CDOR Rate Revolving Loans made by any Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan (or of maintaining its obligation to make any such Revolving Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank (whether of principal, interest or otherwise) in respect of any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within 30 days after the Borrower Representative’s receipt of the certificate contemplated by paragraph (c) of this Section, the applicable Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided that such Borrowers shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender or Issuing Bank becomes a party hereto, (y) such Lender or Issuing Bank invokes Section 2.20 or (z) in the case of any request for reimbursement under clause (iii) above resulting from a market disruption, (A) the relevant circumstances do not generally affect the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Revolving Loans made by, or participations in Letters of Credit held by, such Lender to a level below that which such Lender or Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law other than due to Taxes (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower Representative of the certificate contemplated by paragraph (c) of this Section 2.15 the applicable Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) Any Lender or Issuing Bank requesting compensation under this Section 2.15 shall be required to deliver a certificate to the Borrower Representative that (i) sets forth the amount or amounts necessary to compensate such Lender or Issuing Bank or the holding company thereof, as applicable, as specified in paragraph (a) of this Section 2.15, (ii) sets forth, in reasonable detail, the manner in which such amount or amounts were determined and (iii) certifies that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided, however that the Borrowers shall not be required to compensate any Lender or any Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the applicable Borrowers shall compensate each Lender for the actual amount of any actual out-of-pocket loss, expense and/or liability (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain LIBO Rate Revolving Loans or CDOR Rate Revolving Loans, but excluding loss of anticipated profit) that such Lender may incur or sustain as a result of such event. Any Lender requesting compensation under this Section 2.16 shall be required to deliver a certificate to the Borrower Representative that (A) sets forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (B) certifies that such Lender is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Requirements of Law (as determined in the good faith discretion of an applicable withholding agent). If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) the applicable withholding agent shall be entitled to make such deductions or withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if such Tax is an Indemnified Tax or Other Tax , the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) each Lender (or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) The applicable Borrowers shall indemnify the Administrative Agent and each Lender within 30 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), other than any penalties determined by a final and non-appealable judgment of a court of competent jurisdiction (or documented in any settlement agreement) to have resulted from the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender, and, in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not correctly or legally imposed or asserted; provided, that if the Borrower Representative reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with the Borrower Representative to obtain a refund of such Taxes (which shall be repaid to the applicable Borrowers in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower Representative (i) setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability and (ii) certifying that such Lender or the Administrative Agent, as applicable, would generally charge such amounts to similarly situated borrowers. Notwithstanding anything to the contrary contained in this Section 2.17, the Borrowers shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17 for any amount to the extent the Administrative Agent or such Lender fails to notify the Borrower Representative of such possible indemnification claim within 180 days from the date of the event giving rise to such Indemnified Tax or Other Tax, as applicable, identified in such indemnification claim.

(d) [Reserved].

(e) As soon as practicable after any payment of any Taxes pursuant to this Section 2.17 by any Loan Party to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a copy of a receipt issued, if any, by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (f)(ii)(A), (ii)(B) and (ii)(D) of this Section 2.17) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) each US Lender shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two copies of executed IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding;

(B) each Foreign Lender shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the US is a party, two copies of executed IRS Form W-8BEN or W-8BEN-E, as applicable, establishing any available exemption from, or reduction of, US federal withholding Tax;

(2) two copies of executed IRS Form W-8ECI (or any successor forms);

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) two executed copies of a certificate substantially in the form of Exhibit O-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower Representative within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments payable to such Lender are effectively connected with the conduct of a US trade or business (a “US Tax Compliance Certificate”) and (y) two executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor forms); or

(4) to the extent any Foreign Lender is not the beneficial owner (e.g., where the Foreign Lender is a partnership), two executed copies of IRS Form W-8IMY (or any successor forms), accompanied by IRS Form W-8ECI, IRS Form W-8EXP, IRS Form W-8BEN or W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit O-2 or Exhibit O-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit O-3 on behalf of each such direct or indirect partner(s);

(C) each Foreign Lender shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two copies of any other executed form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to any Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower

Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

For the avoidance of doubt, if a Lender is an entity disregarded from its owner for US federal income tax purposes, references to the foregoing documentation are intended to refer to documentation with respect to such Lender’s owner and, as applicable, such Lender.

Each Lender agrees that if any documentation (including any specific documentation required above in this Section 2.17(f)) it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall deliver to the Borrower Representative and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower Representative or the Administrative Agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.

(g) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund (whether received in cash or applied as a credit against any cash taxes payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrowers pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant indemnifying Loan Party or any other Person.

(h) Definitions. For all purposes of this Section 2.17, (i) the term “Lender” shall, include any Issuing Bank and the Swingline Lender, and (ii) the term “Requirements of Law” includes FATCA.

(i) Administrative Agent Documentation. On or before the Closing Date, the Administrative Agent shall (and any successor or replacement Administrative Agent shall on or before the date on which it becomes the Administrative Agent hereunder) deliver to the Borrower Representative two copies of either (i) executed IRS Form W-9 or (ii) executed IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrower Representative can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

(j) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Payments; Recovery of Erroneous Payments.

(a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest or fees, reimbursements of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each such payment shall be made to the Administrative Agent to the applicable account designated by the Administrative Agent to the Borrower Representative, except that any payment made pursuant to Sections 2.05(e)(i), 2.12(b)(ii), 2.15, 2.16, 2.17 or 9.03 shall be made directly to the Person or Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest in respect of the Revolving Loans of a given Class and each conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. Unless otherwise specified herein, all payments hereunder shall be made in US Dollars; provided, that payments of principal and interest in respect of Revolving Loans denominated in Canadian Dollars, and LC Disbursements and letter of credit fees in respect of Letters of Credit denominated in Canadian Dollars, shall be made in Canadian Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) Subject in all respects to the provisions of any Acceptable Intercreditor Agreement and Section 5.13(i), all proceeds of Collateral and any proceeds realized with respect to guarantees by any Loan Party received by the Administrative Agent while an Event of Default exists and all or any portion of the Revolving Loans have been accelerated hereunder pursuant to Section 7.01, shall be applied: first, to the payment of all costs and expenses then due incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement and any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent or any Issuing Bank from the Borrowers constituting Secured Obligations, third, on a pro rata basis, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers constituting Secured Obligations, fourth, to pay interest due and payable in respect of any Revolving Loan, on a pro rata basis, fifth, to prepay principal on the Revolving Loans and unreimbursed LC Disbursements, on a pro rata basis, sixth, to pay an amount to the Administrative Agent equal to 100.0% of the LC Exposure on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations, on a pro rata basis, seventh, to pay any amounts owing with respect to Banking Services Obligations and Secured Hedging Obligations, on a pro rata basis, eighth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers on a pro rata basis and ninth, to, or at the direction of, the Borrowers or as a court of competent jurisdiction may direct.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Revolving Loans of any Class or participations in LC Disbursements or Swingline Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans or participations in LC Disbursements or Swingline Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Revolving Loans or participations in LC Disbursements or Swingline Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Revolving Loans and sub-participations in LC Disbursements or Swingline Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements or Swingline Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(c) and/or Section 9.05. The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise rights of set-off and counterclaim against the Borrowers with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall, from and after the date of such purchase, have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of subclause (b) of the definition of “Excluded Taxes”, any Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Revolving Loan(s) to which such participation relates.

(d) Unless the Administrative Agent has received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if such Borrower has not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Canadian Prime Rate in the case of Revolving Loans made in Canadian Dollars).

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f) With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank(s), as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Canadian Prime Rate in the case of any Rescindable Amount made in Canadian Dollars). A notice of the Administrative Agent to any Lender, any Issuing Bank or any Borrower with respect to any amount owing under this Section 2.18(f) shall be conclusive, absent manifest error.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain LIBO Rate Revolving Loans or CDOR Rate Revolving Loans pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Revolving Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or determines it can no longer make or maintain LIBO Rate Revolving Loans or CDOR Rate Revolving Loans pursuant to Section 2.20, (ii) any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender, then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrowers owing to such Lender relating to the applicable Revolving Loans and participations held by such Lender as of such termination date (provided that, if, after giving effect to such termination and repayment, (A) the Total Revolving Credit Exposure exceeds the Line Cap, (B) US Facility Exposure exceeds the US Facility Line Cap or (C) Canadian Facility Exposure exceeds the Canadian Facility Line Cap, the Borrowers shall, not later than the next Business Day, prepay one or more Revolving Loans or Swingline Loans (and if no Revolving Loans or Swingline Loans are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess) or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided that (A) such Lender has received payment of an amount equal to the outstanding principal amount of its Revolving Loans of such Class of Revolving Loans and, if applicable, funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document with respect to such Class of Revolving Loans and/or Commitments, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payment required to be made pursuant to Section 2.17, such assignment would result in a reduction in such compensation or payment and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender or terminate its Commitments, in each case, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such sale and purchase and deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Revolving Loans are evidenced by one or more Promissory Notes) subject to such Assignment Agreement (provided that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment Agreement or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register and any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment Agreement or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b).

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Revolving Loans whose interest is determined by reference to the Published LIBO Rate or the CDOR Rate, or to determine or charge interest rates based upon the Published LIBO Rate or the CDOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of Dollars or Canadian Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Revolving Loans or CDOR Rate Revolving Loans or to convert Alternate Base Rate Revolving Loans to LIBO Rate Revolving Loans (if denominated in US Dollars) or Canadian Prime Rate Revolving Loans (if denominated in Canadian Dollars) or CDOR Rate Revolving Loans, as the case may be, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Alternate Base Rate Revolving Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate, or Canadian Prime Rate Loans the interest on which is determined by reference to the CDOR Rate component of the Canadian Prime Rate, the interest rate on which Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable, of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate or the CDOR Rate component of the Canadian Prime Rate, as the case may be, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly). Upon receipt of such notice, (x) the Borrowers shall, upon demand from the relevant Lender (with a copy to the Administrative Agent), prepay or convert all of such

Lender’s LIBO Rate Revolving Loans or CDOR Rate Revolving Loans, as the case may be, to Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable (the interest rate on which Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans, as applicable, of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate or the CDOR Rate component of the Canadian Prime Rate) either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Revolving Loans or CDOR Rate Revolving Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Revolving Loans or CDOR Rate Revolving Loans (in which case the Borrowers shall not be required to make payments pursuant to Section 2.16 in connection with such payment) and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate or the CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate or the Canadian Prime Rate applicable to such Lender without reference to the Published LIBO Rate or CDOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate or CDOR Rate, as the case may be. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Lender, then the following provisions shall apply for so long as such Person is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provisions of this Agreement or other Loan Document.

(b) The Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Super Majority Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower Representative as follows: first, to the payment of any amount owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank and/or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists, as the Borrower Representative may request, to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth as the Administrative Agent or the Borrower Representative may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Loans under this Agreement; sixth, to the payment of any amount owing to the non-Defaulting Lenders, Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amount owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or to post Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) If any Swingline Exposure or LC Exposure exists at the time any Lender becomes a Defaulting Lender then:

(i) the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (A) the sum of the Revolving Credit Exposure of all non-Defaulting Lenders does not exceed the total of the Commitments of all non-Defaulting Lenders and (B) the Revolving Credit Exposure of any non-Defaulting Lender does not exceed such non- Defaulting Lender’s Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within two Business Days following notice by the Administrative Agent, Cash collateralize 103% of such Defaulting Lender’s LC Exposure and any obligations of such Defaulting Lender to fund participations in any Swingline Loan (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank and/or the Swingline Lender with respect to such LC Exposure and/or Swingline Loans and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of Swingline Loans and LC Exposure among non-Defaulting Lenders described in clause (i) above);

(iii) (A) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation and (B) if the LC Exposure of any Defaulting Lender is Cash collateralized pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Lender or the Borrowers hereunder, no letter of credit fees shall be payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure; and

(iv) if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank, any Lender or the Borrowers hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.

(e) So long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan, and no Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 103% covered by the Commitments of the non-Defaulting Lenders, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).

(f) In the event that the Administrative Agent and the Borrower Representative agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Percentage of Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders or participations in Revolving Loans as the Administrative Agent determine as necessary in order for such Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from “Defaulting Lender” to “Lender” will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22. Incremental Credit Extensions.

(a) The Borrowers may, at any time, on one or more occasions pursuant to an Incremental Facility Amendment (x) add one or more new Classes of term facilities (any such Class, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans” and any commitments in respect thereof, each an “Incremental Term Commitment”) and/or (y) (i) add one or more additional Classes of Commitments that are identical to each then-existing Class except for the items specified in clause (a)(v) below (each an “Additional Incremental Class”) or (ii) increase the aggregate amount of the Commitments of any then-existing Class (each an “Increased Incremental Class”; and any such Additional Incremental Class or Increased Incremental Class, an “Incremental Revolving Facility” and together with the Incremental Term Facility, the “Incremental Facilities”); and the loans thereunder, “Incremental Revolving Loans” and together with any Incremental Term Loans, the “Incremental Loans”; and the Commitments in respect thereof, each an “Incremental Revolving Commitment” and together with any Incremental Term Commitments, the “Incremental Commitments”), in each case, in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided that:

(i) no Incremental Commitment may be in an amount that is less than $5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),

(ii) except as the Borrower Representative and any Lender may separately agree, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide any Incremental Commitment shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrowers shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),

(iii) no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv) except as otherwise permitted herein (including with respect to margin, pricing, maturity and fees), (A) the terms of any Incremental Term Facility, may not be materially more favorable (taken as a whole) to the relevant Incremental Lenders than the terms of a term loan facility consistent with current market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower Representative and the Administrative Agent in good faith),

(v) the terms of any Incremental Revolving Facility established as an Additional Incremental Class shall be identical to the terms applicable to all existing Classes except that (A) such Additional Incremental Class may rank junior in right of payment and/or security to any then-existing Class of Revolving Loans as provided in clause (xi) below (any such Additional Incremental Class, a “Last-Out Incremental Revolving Facility”), (B) the scheduled final maturity date of such Additional Incremental Class may be later than the then-existing Classes of Revolving Loans, (C) the Effective Yield (and the components thereof) and commitment fees applicable to any Last-Out Incremental Revolving Facility may be determined by the Borrower Representative and the lender or lenders providing such Last-Out Incremental Revolving Facility, (D) additional structuring, commitment and arranger and other similar fees may be paid to the lenders and/or arrangers providing such Additional Incremental Class and (E) the pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors fees and premiums applicable to such Incremental Revolving Facility will be determined by the Borrower Representative and the lenders and/or arrangers providing such Incremental Revolving Facility; provided that for any Incremental Revolving Facility scheduled to terminate prior to the date that is one year after the Initial Revolving Credit Maturity Date, the Effective Yield applicable thereto may not be more than 0.75% higher than the Effective Yield applicable to the Initial Commitments unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor, the LIBO Rate floor, the CDOR Rate floor or the Canadian Prime Rate floor) with respect to the Initial Commitments is adjusted such that the Effective Yield with respect to the Initial Commitments is not more than 0.75% per annum less than the Effective Yield with respect to such Commitments,

(vi) the terms of any Incremental Revolving Facility established as an Increased Incremental Class shall be identical to those applicable to the applicable then-existing Class (except with respect to structuring, commitment and arranger fees and other similar fees),

(vii) the currency, pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and, subject to clause (ix) below, the amortization schedule) applicable to any Incremental Term Facility or Incremental Term Loans will be determined by the Borrower Representative and the lenders and/or arrangers providing such Incremental Term Facility or Incremental Term Loans,

(viii) no Incremental Revolving Facility may have a final maturity date earlier than (or require scheduled amortization or mandatory commitment reductions prior to) the Latest Maturity Date,

(ix) any Incremental Term Facility may have an amortization schedule as determined by the Borrower Representative and the lenders providing such Incremental Term Facility,

(x) subject to clauses (iv) and (v) above, to the extent applicable, any fees payable in connection with any Incremental Facility shall be determined by the Borrower Representative and the arrangers and/or lenders providing such Incremental Facility,

(xi) (A) (x) subject to clause (A)(y) below, any Incremental Facility may rank pari passu with or junior to any then-existing Class of Revolving Loans in right of payment and/or security or may be unsecured (and to the extent the relevant Incremental Facility is secured, it shall be subject to an Acceptable Intercreditor Agreement) or (y) with respect to any Incremental Term Loans incurred to finance the Term Loan Facility, any Incremental Term Facility (i) may rank pari passu with or junior to any then-existing Class of Revolving Loans in right of payment and (ii) may rank senior in right of security with respect to any Term Loan Priority Collateral, junior in right of security with respect to any ABL Priority Collateral or have such security ranking as set forth in an Acceptable Intercreditor Agreement and (B) no Incremental Facility may be (x) guaranteed by any subsidiary of the Borrower Representative which is not a Loan Party (it being understood that the obligations of any Person with respect to any escrow arrangement into which such Incremental Facility proceeds are deposited shall not constitute a guarantee by a subsidiary that is not a Loan Party) or (y) secured by any assets other than the Collateral (other than with respect to proceeds of such Incremental Facility that are subject to (and only for so long as they are subject to) an escrow or other similar arrangements and any related deposit of cash or cash equivalents to cover interest and premium with respect to such Incremental Facility),

(xii) any Incremental Revolving Facility may provide for the ability to participate with respect to borrowings and repayments on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis), and may provide for the ability to permanently repay and terminate Incremental Revolving Commitments on a pro rata basis or less than pro rata basis with any then-outstanding Incremental Revolving Facility (or on a greater than pro rata basis, only to the extent such Incremental Revolving Commitments are terminated in full and refinanced or replaced with Refinancing Indebtedness or an Incremental Facility incurred in reliance on clause (b) of the definition of “Incremental Cap”),

(xiii) except as otherwise agreed by the lenders providing the relevant Incremental Facility in connection with an acquisition or similar Investment permitted under this Agreement, subject to Section 1.10(a), no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility,

(xiv) the proceeds of any Incremental Facility may be used for working capital and/or other general corporate purposes (including capital expenditures, acquisitions, Investments, Restricted Payments and Restricted Debt Payments and related fees and expenses) and any other use, in each case, not prohibited by this Agreement, and

(xv) to the extent more than one Class exists after giving effect to any such Incremental Revolving Facility, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings) and (2) repayments required upon the Maturity Date of any Revolving Facility) of Revolving Loans with respect to any Class that is pari passu with the relevant Incremental Revolving Facility in right of payment and with respect to security after the effective date of such Incremental Revolving Commitments shall be made on a pro rata basis with all other such Classes, (y) all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders and (z) repayment of Revolving Loans with respect to, and reduction and termination of Commitments under, any Class that is pari passu with the relevant Incremental Revolving Facility in right of payment and with respect to security after the effective date of such Incremental Revolving Commitment shall be made on a pro rata basis with all other such Classes, and

(xvi) no Additional Incremental Class the Maturity Date of which is later than the Initial Revolving Credit Maturity Date shall be effective as to the obligations of the Swingline Lender to make any Swingline Loans or any Issuing Bank with respect to Letters of Credit without the consent of the Swingline Lender or such Issuing Bank (such consents not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Maturity Date shall be determined, when used in reference to the Swingline Lender or such Issuing Bank, as applicable, without giving effect to the Maturity Date of such Additional Incremental Class).

(b) Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Incremental Lender”); provided that the Administrative Agent, each Swingline Lender and each Issuing Bank shall have a right to consent (such consent not to be unreasonably withheld or delayed) to the relevant Incremental Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Commitments or Revolving Loans to such Incremental Lender.

(c) Each Lender or Incremental Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower Representative all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Incremental Lender shall become a Lender for all purposes in connection with this Agreement.

(d) As conditions precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, including any deliverables required by the Collateral and Guarantee Requirement, (ii) the Administrative Agent shall be entitled to receive, from each Incremental Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Incremental Lender, (iii) the Administrative Agent shall have received, on behalf of the Incremental Lenders, the amount of any fees payable to the Incremental Lenders in respect of such Incremental Facility or Incremental Loans, (iv) subject to Section 2.22(f), the Administrative Agent shall have received a Borrowing Request as if the relevant Incremental Loans were subject to Section 2.03 or another written request the form of which is reasonably acceptable to the Administrative Agent (it being understood and agreed that the requirement to deliver a Borrowing Request shall not result in the imposition of any additional condition precedent to the availability of the relevant Incremental Loans) and (v) the Administrative Agent shall be entitled to receive a certificate of the Borrower Representative signed by a Responsible Officer thereof:

(i) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrowers approving or consenting to such Incremental Facility or Incremental Loans, and

(ii) to the extent applicable, certifying that the condition set forth in clause (a)(xiii) above has been satisfied.

(e) Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22 (i) each then-existing Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Revolving Lender, and each Additional Revolving Lender will automatically and without further act be deemed to have assumed a portion of such existing Lender’s participations hereunder in outstanding Letters of Credit, Swingline Loans, Protective Advances and Overadvances such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each Additional Revolving Lender) (x) participations hereunder in Letters of Credit, Swingline Loans, Protective Advances and Overadvances shall be held ratably on the basis of their respective Commitments (after giving effect to any increased or Additional Revolving Credit Commitment pursuant to this Section 2.22) and (ii) the existing Lenders shall assign Revolving Loans to the Additional Revolving Lenders, and such Additional Revolving Lenders shall purchase such Revolving Loans, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Commitments (after giving effect to any increased or Additional Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (e).

(f) The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or any amendment to any other Loan Document as may be necessary in order to (i) establish new Classes or sub-Classes in respect of Revolving Loans or Incremental Term Loans or commitments pursuant to this Section 2.22 and (ii) make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new Classes or sub-Classes, in each case, on terms consistent with this Section 2.22.

(g) On the date of effectiveness of any Incremental Revolving Facility, the Letter of Credit Sublimits and the Swingline Sublimits permitted hereunder shall increase by an amount, if any, agreed upon by the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Borrower Representative.

(h) Notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance an acquisition or other Investment and the lenders providing such Incremental Facility so agree, the availability thereof shall be subject to customary “SunGard” or “certain funds” conditionality.

(i) This Section 2.22 shall supersede any provision in Sections 2.18 or 9.02 to the contrary.

Section 2.23. Extensions of Revolving Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders holding Revolving Loans of any Class or Commitments of any Class, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Loans or Commitments of such Class) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate a transaction with any individual Lender who accepts the terms contained in the relevant Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Revolving Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Revolving Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Loans and/or Commitments (and related outstandings)) (each, an “Extension”) so long as the following terms are satisfied:

(i) except as to (A) interest rates, fees and final maturity (which shall, subject to clause (iii) below, be determined by the Borrower Representative and any Additional Revolving Lender who agrees to an Extension of its Commitments and set forth in the relevant Extension Offer) and (B) covenants or other provisions applicable only to periods after the Latest Maturity Date, the Additional Revolving Credit Commitment of any Lender who agrees to an extension with respect to such Commitments (an “Extended Commitment”; the Revolving Loans thereunder, “Extended Revolving Loans”; and each Class of Extended Commitments, an “Extended Revolving Facility”), and the related outstandings, shall constitute a revolving commitment (or related outstandings, as the case may be) with the same terms as the Class of Commitments subject to the relevant Extension Offer (and related outstandings) provided hereunder; provided that to the extent more than one Revolving Facility exists after giving effect to any such Extension, (x) the borrowing and repayment (except for (1) payments of interest and fees at different rates on the Revolving Facilities (and related outstandings), (2) repayments required upon the Maturity Date of any Revolving Facility and (3) as provided in clause (z) below) of Revolving Loans with respect to any Revolving Facility after the effective date of such Extended Commitments shall be made on a pro rata basis with all other Revolving Facilities that are pari passu with the relevant Extended Revolving Facility in right of payment and with respect to security, (y) all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders of the applicable Class and (z) no repayment of Revolving Loans with respect to, and reduction and termination of Commitment under, any Revolving Facility after the effective date of such Extended Commitment shall be made on a greater than pro rata basis with the other then-existing Revolving Facilities, except to the extent such Revolving Facility has a Maturity Date earlier than the Maturity Date of such other Revolving Facilities;

(ii) no Extended Commitments or Extended Revolving Loans may have a final maturity date earlier than (or require commitment reductions prior to) the Latest Maturity Date;

(iii) if the aggregate principal amount of Revolving Loans or Commitments, as the case may be, in respect of which Lenders have accepted the relevant Extension Offer exceed the maximum aggregate principal amount of Revolving Loans or Commitments, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Revolving Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed the applicable Lender’s actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(iv) unless the Administrative Agent otherwise agrees, any Extension must be in a minimum amount of $5,000,000;

(v) any applicable Minimum Extension Condition must be satisfied or waived by the Borrower Representative;

(vi) [reserved]; and

(vii) no Extension of any Revolving Facility shall be effective as to the obligations of the Swingline Lender to make any Swingline Loans or any Issuing Bank with respect to Letters of Credit without the consent of the Swingline Lender or such Issuing Bank (such consents not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Maturity Date shall be determined, when used in reference to the Swingline Lender or such Issuing Bank, as applicable, without giving effect to such Extension).

(b) (i) No Extension consummated in reliance on this Section 2.23 shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11 and except as set forth in clause (a)(iv) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to the consummation of any Extension that a minimum amount (to be specified in the relevant Extension Offer in the Borrower Representative’s sole discretion) of Revolving Loans or Commitments (as applicable) of any or all applicable tranches be tendered; it being understood that the Borrower Representative may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.10, 2.11 and/or 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Loans and/or Commitments of any Class (or a portion thereof). All Extended Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to any of the other Loan Documents with the Loan Parties as may be necessary in order to establish new Classes or sub-Classes in respect of Revolving Loans or Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new Classes or sub-Classes, in each case on terms consistent with this Section 2.23.

(d) In connection with any Extension, the Borrower Representative shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

Section 2.24. Reserves. The Administrative Agent may at any time and from time to time in the exercise of its Permitted Discretion upon at least five Business Days’ prior written notice to the Borrower Representative, which notice shall include a reasonably detailed description of such Reserve being established or eligibility standard being changed (during which period (a) the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrower Representative and (b) the Borrower Representative may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change to eligibility standards, in each case in a manner and to the extent reasonably satisfactory to the Administrative Agent), establish or increase or decrease any Reserves. The establishment or change of any Reserve against the Borrowing Base shall be limited to such Reserves as the Administrative Agent determines in its Permitted Discretion to be necessary (i) to reflect items that could reasonably be expected to adversely affect the value of, the applicable Eligible Cash, Eligible Trade Accounts, Eligible Inventory, Eligible In-Transit Inventory and/or Eligible Credit Card Accounts or (ii) to reflect items that could reasonably be expected to adversely affect the enforceability or priority of the

Administrative Agent’s Liens on the applicable ABL Priority Collateral; provided, that no Reserves may be taken after the Closing Date based on circumstances, conditions, events or contingencies known to the Administrative Agent as of the Closing Date for which no Reserves were imposed on the Closing Date, unless such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Closing Date. Notwithstanding any other provision of this Agreement to the contrary, (a) in no event shall Reserves (or changes in Reserves) with respect to any component of the Borrowing Base duplicate Reserves or adjustments already accounted for in determining eligibility criteria (including collection and/or advance rates), (b) the amount of any such Reserve (or change in Reserve) shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve (or change in Reserve) and (c) no Reserves shall be imposed on the first 5% of dilution of Accounts and thereafter no dilution Reserve shall exceed 1% for each incremental whole percentage in dilution over 5%.

Section 2.25. Additional Borrowers.

(a) After the Closing Date, the Borrower Representative may designate, subject to the provisions of this paragraph, any wholly owned subsidiary of the Borrower Representative as an Additional Borrower by delivery to the Administrative Agent of an Additional Borrower Agreement executed by such subsidiary and the Borrower Representative. Promptly following receipt of any Additional Borrower Agreement, the Administrative Agent shall make available to each Lender a copy thereof. Such subsidiary shall for all purposes of this Agreement, upon satisfaction of the Additional Borrower Conditions, become an Additional Borrower and a party to this Agreement.

(b) Upon the execution by the Borrower Representative and delivery to the Administrative Agent of an Additional Borrower Termination with respect to any Additional Borrower, such subsidiary shall cease to be an Additional Borrower hereunder and a party to this Agreement; provided that no Additional Borrower Termination will become effective as to any Additional Borrower (other than to terminate such Additional Borrower’s right to make further borrowings or request the issuance of Letters of Credit under this Agreement) at a time when any principal of or interest on any Revolving Loan to such Additional Borrower or any Letter of Credit (except to the extent such Letter of Credit is cash collateralized or otherwise backstopped to the reasonable satisfaction of the applicable Issuing Bank) for which such Additional Borrower is the applicant thereof shall be outstanding hereunder. Promptly following receipt of any Additional Borrower Termination, the Administrative Agent shall make available to each Lender a copy thereof.

Section 2.26. Joint and Several Obligations.

(a) All Obligations of US Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each US Borrower. All Obligations of Canadian Borrowers under this Agreement and the other Loan Documents shall be joint and several Obligations of each Canadian Borrower. Anything contained in this Agreement and the other Loan Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder, solely to the extent that such Borrower did not receive proceeds of Loans from any borrowing hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. §548, or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Loan Party or Affiliates of any other Loan Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Loan Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Loan Party of Obligations arising under Guarantees by such parties.

(b) Until the Obligations shall have been paid in full in cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against the other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights the Administrative Agent may have against the other Borrower, any such collateral or security, and any such other guarantor.

(c) The US Borrowers together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made on any date by any US Borrower under this Agreement and the other Loan Documents (a “Funding US Borrower”) that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding US Borrower shall be entitled to a contribution from each other US Borrower in the amount of such other US Borrower’s Obligation Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each US Borrower’s Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date. The Canadian Borrowers together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Loan Documents. Accordingly, in the event any payment or distribution is made on any date by any Canadian Borrower under this Agreement and the other Loan Documents (a “Funding Canadian Borrower”) that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding Canadian Borrower shall be entitled to a contribution from each other Canadian Borrower in the amount of such other Canadian Borrower’s Obligation Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Canadian Borrower’s Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date. “Obligation Fair Share” means, with respect to a US Borrower or Canadian Borrower as of any date of determination, an amount equal to (i) the ratio of (x) the Obligation Fair Share Contribution Amount (as defined below) with respect to such US Borrower or Canadian Borrower to (y) the aggregate of the Obligation Fair Share Contribution Amounts with respect to all US Borrowers or all Canadian Borrowers, as the case may be, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding US Borrowers or Funding Canadian Borrowers, as the case may be, under this Agreement and the other Loan Documents in respect of the Obligations guaranteed. “Obligation Fair Share Shortfall” means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower. “Obligation Fair Share Contribution Amount” means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, 11 U.S.C. §548, or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Obligation Fair Share Contribution Amount with respect to any Borrower for purposes of this Section 2.26, any assets or liabilities of such Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. “Obligation Aggregate Payments” means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Loan Documents (including in respect of this Section 2.26) minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other US Borrowers or Canadian Borrower, as the case may be, as contributions under this Section 2.26. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding US Borrower or Funding Canadian Borrower. The allocation among US Borrowers and among Canadian Borrowers of their respective Obligations as set forth in this Section 2.26 shall not be construed in any way to limit the liability of any Borrower hereunder or under any Loan Document.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

On the Closing Date and on the date of each Credit Extension after the Closing Date, Holdings (solely with respect to Sections 3.01, 3.02, 3.03, 3.07, 3.08, 3.09, 3.13, 3.14, 3.16 and 3.17) and the Borrowers hereby represent and warrant to the Lenders that:

Section 3.01. Organization; Powers. Holdings, the Borrower Representative and each of its Restricted Subsidiaries (a) is (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b), in each case, with respect to the Borrowers) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party are within such Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of each Loan Document by each Loan Party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirement of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower Representative on a consolidated basis as of such dates and for such periods in accordance with GAAP, (x) except as otherwise expressly noted therein and/or (y) subject, in the case of quarterly financial statements, to the absence of footnotes and normal year-end adjustments.

(b) Since May 31, 2020, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05. Properties.

(a) The Borrower Representative and each of its Restricted Subsidiaries have good and valid fee simple title to or rights to purchase, or valid leasehold interests in, or easements or other limited property interests in, all of their respective Real Estate Assets and have good title to their personal property and assets, in each case, except (i) Permitted Liens or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect.

(b) The Borrower Representative and its Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct their respective businesses as presently conducted without, to the knowledge of the Borrower Representative, any infringement or misappropriation of the IP Rights of third parties, except to the extent the failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower Representative, threatened in writing against or affecting the Borrower Representative or any of its Restricted Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrower Representative nor any of its Restricted Subsidiaries is subject to any pending, or to the knowledge of the Borrower Representative, threatened Environmental Claim or knows of any basis for Environmental Liability and (ii) neither the Borrower Representative nor any of its Restricted Subsidiaries has failed to comply with any Environmental Law or to obtain, maintain or comply with any Governmental Authorization, permit, license or other approval required under any Environmental Law.

(c) Neither the Borrower Representative nor any of its Restricted Subsidiaries has treated, stored, transported or Released any Hazardous Materials, and no Hazardous Materials are present, on, at, under or from any currently or formerly owned, leased or operated real estate or facility in a manner, condition or location that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each of Holdings, the Borrower Representative and each of its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to the Requirements of Law covered by Section 3.17 below.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each of Holdings, the Borrower Representative and each of its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable

(including in its capacity as a withholding or collections agent), except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA.

(a) Each Plan is in compliance in form and operation with its terms and with ERISA and the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) In the five-year period prior to the date on which this representation is made or deemed made, no ERISA Event or Canadian Pension Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events or Canadian Pension Event for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(c) Except where as would not reasonably be expected to result in a Material Adverse Effect, (i) each Canadian Pension Plan is registered and administered in compliance with applicable Canadian pension standards laws, (ii) all material obligations of each Loan Party required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis, (iii) no event has occurred and no condition exists that has resulted or could reasonably be expected to result in a Canadian Pension Plan having its registration revoked, and (iv) no Person has ordered or given notice of the termination or wind-up of a Canadian Pension Plan in whole or in part. No Loan Party maintains, sponsors or contributes to any Canadian Defined Benefit Plan.

Section 3.11. Disclosure.

(a) As of the Closing Date, all written information (other than financial estimates, other forward-looking information and/or projected information and information of a general economic or industry-specific nature) concerning Holdings, the Borrower Representative and its subsidiaries prepared by or on behalf of Holdings, the Borrower Representative or its subsidiaries or their respective representatives and made available to the Arranger, Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date, when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) [Reserved].

Section 3.12. Solvency. As of the Closing Date and after giving effect to the Transactions and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Transactions, (i) the sum of the debt (including contingent liabilities) of the Borrower Representative and its subsidiaries, taken as a whole, does not exceed the fair value of the assets (on a going concern basis) of the Borrower Representative and its subsidiaries, taken as a whole, (ii) the capital of the Borrower Representative and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Representative and its subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iii) the Borrower Representative and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For purposes of this Section 3.12, the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably be expected to become an actual or matured liability.

Section 3.13. Subsidiaries. As of the Closing Date, Schedule 3.13 sets forth, in each case, as of the Closing Date, (i) a correct and complete list of the name of each subsidiary of Holdings and the ownership interest therein held by Holdings or its applicable subsidiary, and (ii) the type of entity of Holdings and each of its subsidiaries.

Section 3.14. Security Interest in Collateral. Subject to the Legal Reservations, the Perfection Requirements and the provisions, limitations and/or exceptions set forth in this Agreement (including the last paragraph of Section 4.01) and/or any other Loan Document, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case, as and to the extent set forth therein.

For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, neither the Borrower Representative nor any other Loan Party makes any representation or warranty as to (A) the effect of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Capital Stock of any Foreign Subsidiary, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under foreign Requirements of Law or (B) the enforcement of any security interest, or right or remedy with respect to any Collateral that may be limited or restricted by, or require any consent, authorization, approval or license under, any Requirement of Law.

Section 3.15. Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Borrower Representative or any of its Restricted Subsidiaries pending or, to the knowledge of the Borrower Representative or any of its Restricted Subsidiaries, threatened and (b) the hours worked by and payments made to employees of the Borrower Representative and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters.

Section 3.16. Federal Reserve Regulations. No part of the proceeds of any Revolving Loan or any Letter of Credit has been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U.

Section 3.17. Sanctions; USA PATRIOT Act; and Anti-Corruption Laws.

(a) (i) None of Holdings, the Borrower Representative or any of its Restricted Subsidiaries or, to the knowledge of the Borrower Representative, any director, officer, employee or agent of any of the foregoing is the subject or target of any sanctions administered by the United States (including the Office of Foreign Assets Control of the US Treasury Department (“OFAC”) and the US State Department), the United Kingdom (including Her Majesty’s Treasury), the European Union, the United Nations Security Council or any Canadian Sanctions Legislation (collectively, “Sanctions”); and (ii) the Borrower Representative and any other Borrower will not directly or, to its knowledge, indirectly, use the proceeds of the Revolving Loans or Letters of Credit or otherwise make available such proceeds to any Person for the purpose of financing the activities of any Person or in any jurisdiction that is the subject or target of any Sanctions, except to the extent licensed or otherwise approved by OFAC or the applicable Governmental Authority, under the Canadian Sanctions Legislation or in compliance with applicable exemptions licenses or other approvals and except, in respect of any Loan Party incorporated or organized under the laws of Canada only, solely as the result of such Loan Party’s requirement to comply with Canadian law.

(b) To the extent applicable, each Loan Party is in compliance, in all material respects, with the USA PATRIOT Act.

(c) None of Holdings, the Borrower Representative or any of its Restricted Subsidiaries or, to the knowledge of the Borrower Representative, any director, officer, agent (solely to the extent acting in its capacity as an agent for Holdings or any of its subsidiaries) or employee of Holdings, the Borrower Representative or any of its Restricted Subsidiaries, has in the last five years taken any action, directly or indirectly, that would result in a material violation by any such Person of the US Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada), including, without limitation, by making any offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA or equivalent term under the Corruption of Foreign Public Officials Act (Canada)) or any foreign political party or official thereof or any candidate for foreign political office, in each case, in contravention of the FCPA, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-corruption Requirement of Law of any Governmental Authority (collectively, “Anti-Corruption Laws”). The Borrower Representative has not used and will not use, directly or, to its knowledge, indirectly, the proceeds of the Revolving Loans or Letters of Credit and otherwise has not made and will not make available such proceeds to any governmental official or employee, political party, official of a political party, candidate for public office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of any applicable Anti-Corruption Laws.

The representations and warranties set forth above in this Section 3.17 made by or on behalf of any Foreign Subsidiary or Canadian Subsidiary are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary or Canadian Subsidiary; it being understood and agreed that to the extent that any Foreign Subsidiary or Canadian Subsidiary is unable to make any representation or warranty set forth in this Section 3.17 as a result of the application of this sentence, such Foreign Subsidiary or Canadian Subsidiary shall be deemed to have represented and warranted that it is in compliance, in all material respects, with any equivalent Requirement of Law relating to sanctions, anti-terrorism, anti-corruption or anti-money laundering that is applicable to such Foreign Subsidiary or Canadian Subsidiary in its relevant local jurisdiction of organization.

Section 3.18. Borrowing Base Certificate. The information set forth in each Borrowing Base Certificate is true and correct in all material respects and has been prepared in all material respects in the accordance with the requirements of this Agreement. The Accounts that are identified by the Borrower Representative as Eligible Trade Accounts and Eligible Credit Card Accounts and the Inventory that is identified by the Borrower Representative as Eligible Inventory and Eligible In-Transit Inventory, in each Borrowing Base Certificate submitted to the Administrative Agent, at the time of submission, comply in all material respects with the criteria (other than any Administrative Agent-discretionary criteria) set forth in the definitions of “Eligible Trade Accounts”, “Eligible Credit Card Accounts”, “Eligible Inventory” and “Eligible In-Transit Inventory”, respectively.

ARTICLE 4

CONDITIONS

Section 4.01. Closing Date. The obligations of (i) each Lender to make Revolving Loans and (ii) each Issuing Bank to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party, to the extent party thereto, (i) a counterpart signed by such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the Security Agreement, (C) the Canadian Security Agreement, (D) any Intellectual Property Security Agreement, (E) the Loan Guaranty and (F) each Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) for any Borrowing on the Closing Date, a Borrowing Request as required by Section 2.03.

(b) Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Weil, Gotshal & Manges LLP, in its capacity as special US counsel for the Loan Parties, (ii) Bearnson & Caldwell LLC, special Utah counsel for the Loan Parties and (iii) Holmested & Associates LLP, special Canadian counsel for the Loan Parties.

(c) Financial Statements and Pro Forma Financial Statements. The Administrative Agent and the Arranger shall have received: (A) the audited consolidated balance sheet of ICON, as of May 31, 2020, and the audited consolidated statements of income and cash flows of ICON for the year then ended and (B) the unaudited consolidated balance sheet and the unaudited consolidated statements of income and cash flows of ICON for Fiscal Quarters ended after the date of the financial statements delivered pursuant to clause (A) of this paragraph as to which such financial statements are available.

(d) Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that (w) attached thereto is a true and complete copy of the certificate or articles of incorporation, formation or organization or other comparable organizational document of such Loan Party, certified by the relevant authority of its jurisdiction of organization (where applicable), (x) the certificate or articles of incorporation, formation or organization of such Loan Party attached thereto has not been amended (except as attached thereto) since the date reflected thereon, (y) attached thereto is a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date and such by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) attached thereto is a true and complete copy of the resolutions or written consent, as applicable, of its board of directors, board of managers, sole member or other applicable governing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party who are authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate for such Loan Party from the relevant authority of its jurisdiction of organization, dated as of a recent date.

(e) Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that (i) to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period and (ii) to the extent that any representation and warranty is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects.

(f) Fees. Prior to or substantially concurrently with the effectiveness of the Initial Commitments, the Administrative Agent, the Arranger and the Lenders shall have received (i) all fees required to be paid on the Closing Date pursuant to the Fee Letter and (ii) all expenses required to be paid on the Closing Date hereunder, in the case of this clause (ii), to the extent invoiced at least three Business Days prior to the Closing Date or such later date to which the Borrower Representative may agree, which amounts may be offset against the proceeds of any Initial Revolving Loans borrowed on the Closing Date.

(g) [Reserved].

(h) Refinancing. Prior to or substantially concurrently with the effectiveness of the Initial Commitments, the Terminating Indebtedness will be repaid, redeemed, refinanced, terminated or discharged, and the Administrative Agent shall have received customary evidence thereof.

(i) Solvency. The Administrative Agent (or its counsel) shall have received a certificate in substantially the form of Exhibit P from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower Representative dated as of the Closing Date and certifying as to the matters set forth therein.

(j) [Reserved].

(k) Pledged Stock and Pledged Notes. The Administrative Agent (or its counsel) shall have received the certificates representing the Capital Stock required to be pledged pursuant to the Security Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof.

(l) Filings, Registrations and Recordings. Each document (including any UCC or PPSA (or similar) financing statement or financing change statement) required by any Collateral Document or under applicable Requirements of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered on the Closing Date pursuant to such Collateral Document, shall be in proper form for filing, registration or recordation.

(m) USA PATRIOT Act; Beneficial Ownership. No later than three (3) Business Days prior to the Closing Date, the Administrative Agent shall have received (i) all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) a Beneficial Ownership Certification, in each case, that has been reasonably requested by the Administrative Agent (on its behalf or on behalf of any Lender) in writing at least ten (10) Business Days in advance of the Closing Date.

(n) Material Adverse Effect. Since May 31, 2020, there shall not have occurred any event, change, occurrence or effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Officer’s Certificate. The Administrative Agent shall have received a customary certificate from a Responsible Officer of the Borrower Representative certifying satisfaction of the conditions precedent set forth in Sections 4.01(e) and (n).

(p) Notice of Borrowing. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Initial Revolving Loans hereunder, the Administrative Agent and each Lender shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Section 4.02. [Reserved].

Section 4.03. Each Credit Extension. After the Closing Date, the obligation of each Lender to make any Credit Extension is subject to the satisfaction of the following conditions:

(a) (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a Letter of Credit Request as required by Section 2.05(b) or (iii) in the case of any Borrowing of Swingline Loans, the applicable Swingline Lender and the Administrative Agent shall have received a request as required by Section 2.04(a).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or for such period.

(c) At the time of and immediately after giving effect to the applicable Credit Extension, no Default or Event of Default has occurred and is continuing.

(d) At the time of and immediately after giving effect to the applicable Credit Extension, (A) the Total Revolving Credit Exposure does not exceed the Line Cap then in effect, (B) the total US Facility Exposure does not exceed the US Facility Line Cap then in effect and (C) the total Canadian Facility Exposure does not exceed the Canadian Facility Line Cap then in effect.

(e) The relevant Borrowing Request shall include a calculation of the Eligible Cash amount as of the date of such Borrowing Request.

Each Credit Extension after the Closing Date shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (b), (c) and (d) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Revolving Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or have been terminated (or have been Cash collateralized or back-stopped by a letter of credit, in each case, at 100% of the amount thereof, or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), Holdings (solely with respect to Sections 5.02, 5.03 and 5.12) and the Borrower Representative hereby covenant and agree with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrower Representative will deliver to the Administrative Agent for delivery by the Administrative Agent, subject to Section 9.05(f), to each Lender:

(a) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending on or about August 31, 2021, the consolidated balance sheet of the Borrower Representative as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower Representative for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto;

(b) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year, commencing with the Fiscal Year ending on or about May 31, 2021, (i) the consolidated balance sheet of the Borrower Representative as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower Representative for such Fiscal Year, and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (which report shall not be subject to a “going concern” explanatory paragraph or like statement (except as resulting from (A) the impending maturity of any Indebtedness within the four full Fiscal Quarter period following the relevant audit date, (B) any breach or anticipated breach of any financial covenant and/or (C) the activities, operations, assets or liabilities of any Unrestricted Subsidiary), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower Representative as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP;

(c) Compliance Certificate. Together with each delivery of financial statements of the Borrower Representative pursuant to Sections 5.01(a) and (b), (i) a duly executed and completed Compliance Certificate and (ii) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements;

(d) Monthly Financial Statements. During the continuance of a Cash Dominion Period, as soon as available, and in any event within 30 days after the end of each month, the consolidated balance sheet of the Borrower Representative as at the end of such month and the related consolidated statement of income of the Borrower Representative for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Responsible Officer Certification with respect thereto;

(e) Notice of Default. Promptly upon any Responsible Officer of any Borrower obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably-detailed written notice specifying the nature and period of existence of such condition, event or change and what action such Borrower has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of any Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by such Borrower to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clauses (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from such Borrower together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g) ERISA; Canadian Pension Plans. Promptly upon any Responsible Officer of any Borrower becoming aware of the occurrence of any ERISA Event or Canadian Pension Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) Financial Plan. As soon as available and in any event no later than 90 days after the beginning of each Fiscal Year, commencing with the Fiscal Year ending on or about May 31, 2021, an annual budget prepared by management of the Borrower Representative, consisting of a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower Representative for such Fiscal Year.

(i) Information Regarding Collateral. Prompt and, in any event, (i) if Total Revolving Credit Exposure is less than or equal to $25,000,000, within 20 Business Days after the end of each Fiscal Quarter and (ii) if Total Revolving Credit Exposure is greater than $25,000,000, within 10 Business Days after the end of each month, written notice (i) with respect to the Borrower Representative, Holdings or any other Loan Party, of any change (A) in any such Loan Party’s legal name, (B) in any such Loan Party’s type of organization, (C) in any such Loan Party’s jurisdiction of organization, in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change or, (D) (i) in the case of any Canadian Loan Party, in the jurisdictions in the US and Canada in which such Canadian Loan Party maintains its chief executive office, registered office or any Collateral and (ii) with respect to any Loan Party that is a Discretionary Guarantor, of such types of changes affecting the perfection or priority of the Administrative Agent’s security interest in the applicable Collateral of such Discretionary Guarantor as the Borrower Representative and the Administrative Agent shall have agreed upon in connection with such Loan Party becoming a Discretionary Guarantor; provided, that during the continuance of a Liquidity Condition or during an Event of Default, the Borrower Representative shall deliver such information on a weekly basis as the Administrative Agent may reasonably request on or before the close of business of the third Business Day after the end of each week;

(j) Borrowing Base Certificates. Commencing with the Fiscal Month ended May 31, 2021, as soon as available but in any event on or prior to the 20th Business Day after the last day of each Fiscal Month (or more frequently as the Borrower Representative may elect, so long as the frequency of delivery is maintained by the Borrower Representative for the immediately following 60-day period), a Borrowing Base Certificate as of the close of business on the last day of the applicable preceding Fiscal Month (or in the case of a voluntary delivery of a Borrowing Base Certificate at the election of the Borrower Representative, a subsequent date), each of which Borrowing Base Certificates shall specify the amount (if any) of the Canadian Borrowing Base that any US Borrower elects to allocate to the US Facility, together with such supporting information in connection therewith as the Administrative Agent may reasonably request, which may include, (i) Inventory reports by category and location, (ii) a reasonably detailed calculation of Eligible Inventory and Eligible In-Transit Inventory, (iii) a reasonably detailed calculation of Eligible Trade Accounts and Eligible Credit Card Accounts and (iv) a reasonably detailed aging of the Borrowers’ Accounts; provided, that (1) during the continuance of a Liquidity Condition, the Borrower Representative shall deliver a Borrowing Base Certificate and such supporting information as is reasonably practicable to provide on a weekly basis as the Administrative Agent may reasonably request on or before the close of business of the third Business Day after the end of each week and (2) any Borrowing Base Certificate delivered other than with respect to a Fiscal Month’s end may be based on, in respect of Inventory, such good faith estimates by the Borrower Representative as the Borrower Representative may deem necessary; provided, further, that (1)(x) at any time Specified Excess Availability is greater than 50% of the Line Cap, a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered shall be delivered within five Business Days after the consummation of any transaction (other than in the ordinary course of business) that on a Pro Forma Basis would result in a reduction of the Borrowing Base of more than 10%, together with such supporting information as may be reasonably requested by the Administrative Agent or (y) at any time Specified Excess Availability is less than or equal to 50% of the Line Cap, a revised Borrowing Base Certificate based on the Borrowing Base Certificate most recently delivered, but giving effect to any transaction reasonably expected to result in any reduction of the Borrowing Base, shall be delivered not later than three Business Days prior to the consummation of any such transaction (other than any such transaction in the ordinary course of business), together with such supporting information as may be reasonably requested by the Administrative Agent, (2) in the event that any Borrower consummates a Subject Acquisition, the Borrower Representative may deliver an updated Borrowing Base Certificate, which shall be effective as of the date of consummation of such Subject Acquisition, subject to the limitations set forth in the definition of “Borrowing Base”, (3) in the event of a decrease in Eligible Cash that the Borrower Representative has elected to include in the most recently delivered Borrowing Base Certificate, the Borrower Representative shall deliver, within one Business Day of such decrease, a written supplement to the most recently delivered Borrowing Base Certificate reflecting such decrease in such Eligible Cash and (4) in the event that a Borrower enters into a Permitted Receivables Financing, the Borrower Representative shall deliver, within five Business Days, a written supplement to the most recently delivered Borrowing Base Certificate modifying such Borrowing Base Certificate to remove any Accounts which are no longer Eligible Trade Accounts or Eligible Credit Card Accounts as a result of such Permitted Receivables Financing or confirming that no changes have been made to the most recently delivered Borrowing Base Certificate.

(k) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following a Qualifying IPO, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities; and

(l) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time regarding the financial condition or business of the Borrower Representative and its Restricted Subsidiaries; provided, however, that none of Holdings, the Borrower Representative nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings, the Borrower Representative or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent, any Lender or any Issuing Bank (or any of their respective representatives) is prohibited by applicable Requirements of Law, (c) that is subject to attorney-client, lawyer-client or similar privilege or constitutes attorney or legal counsel work product or (d) in respect of which Holdings, the Borrower Representative or any Restricted Subsidiary owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(l)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Representative (or a representative thereof) (x) posts such documents or (y) provides a link thereto at the website address listed on Schedule 9.01; provided, that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower Representative shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents at the website address listed on Schedule 9.01 and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower Representative to the Administrative Agent for posting on behalf of the Borrower Representative on IntraLinks/SyndTrak or another relevant website (the “Platform”), if any, to which each Lender, each Issuing Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above with respect to information filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities, on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (h) of this Section 5.01 may instead be satisfied with respect to any financial statements of the Borrower Representative by furnishing (A) the applicable financial statements of any Parent Company or (B) any Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or any Lender; provided, that, with respect to each of clauses (A) and (B), (i) to the extent (1) such financial statements relate to any Parent Company and (2) either (I) such Parent Company (or any other Parent Company that is a subsidiary of such Parent Company) has any material third party Indebtedness and/or material operations (as determined by the Borrower Representative in good faith and other than any operations that are attributable solely to such Parent Company’s ownership of the Borrower Representative and its subsidiaries) or (II) there are material differences between the financial statements of such Parent Company and its consolidated subsidiaries, on the one hand, and the Borrower Representative and its consolidated subsidiaries, on the other hand, such financial statements or Form 10-K or Form 10-Q, as applicable, shall be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company and its consolidated subsidiaries, on the one hand, and the information relating to the Borrower Representative and its consolidated subsidiaries on a stand-alone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower Representative as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b).

No financial statement required to be delivered pursuant to Section 5.01(a) or (b) shall be required to include acquisition accounting adjustments relating to any Permitted Acquisition or other investment to the extent it is not practicable to include any such adjustments in such financial statement.

Section 5.02. Existence. Except as otherwise permitted under Section 6.07, Holdings and the Borrower Representative will, and the Borrower Representative will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrowers, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, that neither Holdings nor the Borrower Representative nor any of the Borrower’s Restricted Subsidiaries shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrowers), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders (taken as a whole).

Section 5.03. Payment of Taxes. Holdings and the Borrower Representative will, and the Borrower Representative will cause each of its Restricted Subsidiaries to, pay all Taxes imposed upon it (including in its capacity as a withholding or collections agent) or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, however, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. The Borrower Representative will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrower Representative and its Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower Representative will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liability, loss or damage in respect of the assets, properties and businesses of the Borrower Representative and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) (A) to the extent available from the relevant insurance carrier in the case of each casualty insurance policy (excluding any business interruption insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the lender loss payee thereunder and (B) to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06. Inspections.

(a) The Borrower Representative will, and will cause each of its Restricted Subsidiaries to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrower Representative and any of its Restricted Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided, that the Borrower Representative (or any of its subsidiaries) may, if it so chooses, be present at or participate in any such discussion) at the expense of the Borrower Representative, all upon reasonable notice and at reasonable times during normal business hours; provided, that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Lenders under this Section 5.06, (b) except as expressly set forth in clause (c) below during the continuance of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year, (c) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice and (d) notwithstanding anything to the contrary herein, neither the Borrower Representative nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrower Representative and its subsidiaries and/or any of its customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client, lawyer-client or similar privilege or constitutes attorney or legal counsel work product or (iv) in respect of which Holdings, the Borrower Representative or any Restricted Subsidiary owes confidentiality obligations to any third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

(b) At reasonable times during normal business hours, with reasonable coordination and upon reasonable prior notice that the Administrative Agent requests, each Loan Party will grant access to the Administrative Agent (including employees of Administrative Agent or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to such Person’s books, records, Accounts, and Inventory so that the Administrative Agent or an appraiser or consultants retained by the Administrative Agent may conduct such inventory appraisals, field examinations, verifications and evaluations as the Administrative Agent may deem necessary or appropriate; provided that the Administrative Agent (i) shall not conduct more than (x)(A) one field examination in each consecutive 12 month period after the date of this Agreement and (B) one inventory appraisal with respect to the Collateral in each consecutive 12 month period after the date of this Agreement; provided, further, that if at the end of any such consecutive 12 month period, the Average Utilization is less than the greater of (1) 10% and (2) $40,000,000, such 12 month consecutive month period shall be extended to an 18 consecutive month period for the relevant inventory appraisal (and, for the avoidance of doubt, a new 12 consecutive month period shall begin following the end of each 18 consecutive month period, which 12 consecutive month period may be extended in accordance with this proviso at the expiration thereof) and (y) one additional field examination, and one additional inventory appraisal with respect to the Collateral in each consecutive 12 month period after the date of this Agreement if at any time during such 12 month period Specified Excess Availability shall have been less than the greater of (A) 12.5% of the Line Cap and (B) $25,000,000 for five consecutive Business Days and (ii) may conduct such other field examinations and inventory appraisals at any time upon the occurrence and during the continuance of a Specified Default; provided, further, that each such examination, appraisal and Collateral audit shall be conducted by an Approved Appraiser.

(c) The Loan Parties acknowledge that the Administrative Agent, after exercising its rights of inspection, (x) may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent and the Lenders, subject to the provisions of Section 9.13 and (y) shall promptly distribute copies of any final reports from a third party appraiser or third party consultant delivered in connection with any field exam or appraisal to the Lenders.

Section 5.07. Maintenance of Book and Records. The Borrower Representative will, and will cause its Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrower Representative and its Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with GAAP.

Section 5.08. Compliance with Laws. The Borrower Representative will comply, and will cause each of its Restricted Subsidiaries to comply, with the requirements of all applicable Requirements of Law (including ERISA, Canadian pension standards laws, all Environmental Laws, Sanctions, the USA PATRIOT Act, Anti-Corruption Laws and the AML Legislation), except to the extent the failure of the Borrower Representative or the relevant Restricted Subsidiary to comply could not reasonably be expected to have a Material Adverse Effect. The requirements set forth in this Section 5.08, as they pertain to compliance by any Foreign Subsidiary or Canadian Subsidiary with Sanctions, Anti-Corruption Laws or the AML Legislation are subject to and limited by any Requirement of Law applicable to such Foreign Subsidiary or Canadian Subsidiary.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrower Representative will make available to the Administrative Agent as soon as practicable following the sending or receipt thereof by a Responsible Officer of the Borrower Representative or any of its Restricted Subsidiaries, a copy of any and all material written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (B) any Release required to be reported to any Governmental Authority, or investigated or remediated, by the Borrower Representative or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (C) any request made to the Borrower Representative or any of its Restricted Subsidiaries for information from any Governmental Authority that suggests such Governmental Authority is investigating whether the Borrower Representative or any of its Restricted Subsidiaries may be potentially responsible for any Environmental Liability that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (D) subject to the limitations set forth in the proviso to Section 5.01(l), such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. The Borrower Representative shall promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of or non-compliance with applicable Environmental Laws by the Borrower Representative or its Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or presence or threatened Release of Hazardous Materials at or from any Facility, in each case, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against the Borrower Representative or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The Borrower Representative may at any time after the Closing Date designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (a) after giving effect to such designation, no Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary) and (b) any subsidiary of an Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower Representative (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such subsidiary attributable to the Borrower Representative’s (or its applicable Restricted Subsidiary’s) Capital Stock therein as reasonably estimated by the Borrower Representative (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such subsidiary, as applicable; provided, that upon any re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower Representative shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) the Borrower Representative’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower Representative’s equity therein at the time of such re-designation. For the avoidance of doubt, the Borrower Representative may not be designated as (or become) an Unrestricted Subsidiary.

Section 5.11. Use of Proceeds.

(a) The Borrowers shall use the proceeds of the Revolving Loans (including Swingline Loans, Protective Advances and Overadvances) (i) on the Closing Date, to finance (or to replace balance sheet Cash used to finance) (x) the refinancing of amounts outstanding under the Existing ABL Credit Agreement (including amounts drawn under the Existing ABL Credit Agreement prior to the Closing Date for ICON’s working capital needs), (y) the termination of any of the Borrower Representative’s and its applicable subsidiaries’ obligations under any Hedge Agreements in connection with the Terminating Indebtedness and (z) payment of Transaction Costs and other costs and expenses and (ii) on and after the Closing Date, to finance the working capital needs and other general corporate purposes of Holdings and its subsidiaries (including for capital expenditures, working capital and/or purchase price adjustments, the payment of transactions fees and expenses (including the Transaction Costs), acquisitions, Investments, Restricted Payments, Restricted Debt Payments and any other purpose, in each case, not prohibited by the terms of the Loan Documents including to replace balance sheet Cash used to finance any such acquisition or other such investment).

(b) Letters of Credit may be issued for general corporate purposes of the Borrower Representative and/or its Restricted Subsidiaries and any other purpose not prohibited by the terms of the Loan Documents.

Section 5.12. Covenant to Guarantee Obligations and Provide Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary, (ii) the designation of any Unrestricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary as a Restricted Subsidiary, (iii) any Restricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary ceasing to be an Immaterial Subsidiary or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses (x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrowers shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) or (b), as applicable, of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary (other than any Excluded Subsidiary) to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, it is understood and agreed that:

(i) the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which may apply retroactively) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of any Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time,

(ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the Collateral Documents,

(iii) except to the extent required by Section 5.13, perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements (other than control of pledged first-tier Capital Stock and/or Material Debt Instruments, in each case, to the extent the same otherwise constitute Collateral),

(iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement; provided, that a Rent Reserve may be imposed in the Permitted Discretion of the Administrative Agent as described in the definition of “Eligible Inventory”;

(v) no Loan Party will be required to (A) take any action outside of the US or Canada in order to create or perfect any security interest in any asset located outside of the US or Canada (or any political subdivision thereof), (B) execute any security agreement, pledge agreement, mortgage, deed or charge outside of the US or Canada or (C) make any intellectual property filing outside of the US or Canada, conduct any intellectual property search outside of the US or Canada or prepare any intellectual property schedule outside of the US or Canada, in each case, other than with respect to any Foreign Discretionary Guarantor (it being understood and agreed that no Loan Party, including any Discretionary Guarantor, will be required to take any action to perfect a security interest in the Collateral in any jurisdiction other than the jurisdiction in which such Loan Party is organized or, in the case of pledged Capital Stock, in the jurisdiction in which any other Loan Party is organized),

(vi) in no event will the Collateral include any Excluded Asset and in no event will the Borrower Representative or any of its subsidiaries be required to make any Excluded Subsidiary become a Subsidiary Guarantor,

(vii) no action shall be required to perfect any Lien with respect to (1) any vehicle or other asset subject to a certificate of title, (2) letter of credit rights, (3) the Capital Stock of any Immaterial Subsidiary and/or (4) the Capital Stock of any Person that is not a subsidiary, which Person, if a subsidiary, would constitute an Immaterial Subsidiary, in each case, except to the extent that a security interest therein can be perfected by filing a Form UCC-1 (or similar) financing statement under the UCC or the PPSA,

(viii) no action shall be required to perfect a Lien in any asset in respect of which the perfection of a security interest therein would (1) be prohibited by enforceable anti-assignment provisions set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), (2) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings), in each case, after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or other applicable law or (3) trigger termination of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement and is binding on such asset at the time of its acquisition and not incurred in contemplation thereof (other than in the case of capital leases, purchase money and similar financings) pursuant to any “change of control” or similar provision; it being understood that the Collateral shall include any proceeds and/or receivables arising out of any contract described in this clause to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC, the PPSA or other applicable law notwithstanding the relevant prohibition, violation or termination right,

(ix) no Loan Party shall be required to perfect a security interest in any asset to the extent the perfection of a security interest in such asset would be prohibited under any applicable Requirement of Law (including giving effect to applicable anti-assignment provisions of the UCC, the PPSA or other applicable Requirements of Law),

(x) any joinder or supplement to any Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become (or otherwise becomes) a Loan Party pursuant to Section 5.12(a) above (including any Joinder Agreement) may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document, and

(xi) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) is excessive in relation to the benefit to the Lenders of the security afforded thereby as reasonably determined in writing by the Borrower Representative and the Administrative Agent.

Section 5.13. Cash Management.

(a) Each Borrower shall use commercially reasonable efforts to enter into a control agreement (which may in the form of an amendment to, or amendment and restatement of, any existing control agreements, each, a “Blocked Account Agreement”) as soon as possible after the Closing Date and, in any event, shall have actually entered into such Blocked Account Agreements within 90 days after the Closing Date (or such later date approved by the Administrative Agent in its reasonable discretion), in form reasonably satisfactory to the Administrative Agent, with the Administrative Agent and any bank with which such Borrower maintains a primary concentration Deposit Account in the US or Canada (other than an Excluded Account, a “Concentration Account”) (collectively, the “Blocked Accounts”). In the event that (x) any US Borrower acquires or establishes any Concentration Account after the Closing Date or (y) any US subsidiary or Canadian subsidiary becomes a Borrower and as of such date such Borrower maintains any Concentration Account in the US or Canada, such Borrower shall enter into a Blocked Account Agreement with respect to such Concentration Account within 90 days following the date such Deposit Account is acquired or such US or Canadian subsidiary became a Borrower, as applicable (or such longer period as the Administrative Agent may reasonably agree).

(b) Each Borrower agrees that it will cause all cash payments of Accounts owed to any Borrower (other than any Cash deposited in a Designated Disbursement Account) to be deposited into a Blocked Account (or accounts that are swept at least weekly to Blocked Accounts).

(c) Each Blocked Account Agreement shall require, after the delivery of notice of a Cash Dominion Period from the Administrative Agent to the Borrower Representative and the other parties to such Blocked Account Agreement (which the Administrative Agent may, or upon the request of the Required Lenders shall, provide upon its becoming aware of such Cash Dominion Period), the ACH or wire transfer no less frequently than once per Business Day (unless the Termination Date shall have actually occurred), of all available Cash balances, Cash receipts and Cash Equivalents, including the then contents or then entire ledger balance of each Blocked Account (net of such minimum balance, not to exceed $500,000 per account or $4,000,000 in the aggregate for all such accounts, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained and other than any Cash deposited in a Designated Disbursement Account), to an account maintained under the sole dominion and control of the Administrative Agent (the “Administrative Agent Account”). All amounts received in the Administrative Agent Account shall be applied (and allocated) by the Administrative Agent in accordance with Section 2.11(a)(iii)); provided, that if the circumstances described in Sections 2.18(b) are applicable, all such amounts shall be applied in accordance with such Sections 2.18(b). Each Borrower agrees that it will not cause any proceeds of any Blocked Account to be otherwise redirected.

(d) If, at any time after the occurrence and during the continuance of a Cash Dominion Period, any Cash or Cash Equivalents owned by any Borrower (other than (i) an amount not to exceed $5,000,000 in the aggregate that is on deposit in a segregated Deposit Account which the Borrower Representative designates in writing to the Administrative Agent as being the “uncontrolled cash account,” (each such account, a “Designated Disbursement Account” and collectively, the “Designated Disbursement Accounts”), which funds shall not be funded from, or when withdrawn from the Designated Disbursement Accounts, shall not be replenished by, funds constituting cash payments of Accounts owed to any Borrower so long as such Cash Dominion Period continues, (ii) de minimis Cash or Cash Equivalents from time to time inadvertently misapplied by any Borrower, (iii) payroll, trust and tax withholding accounts funded in the ordinary course of business and required by applicable Requirements of Law and (iv) accounts that are swept at least weekly to Blocked Accounts (solely to the extent amounts on deposit in such accounts do not exceed $5,000,000 in the aggregate)) are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account subject to a Blocked Account Agreement or a lockbox, the Administrative Agent shall be entitled to require the applicable Borrower to close such account and have all funds therein transferred to a Blocked Account, and to cause all future deposits to be made to a Blocked Account.

(e) The Borrowers may close any then-existing Deposit Accounts and/or open new Deposit Accounts without the Administrative Agent’s consent, subject in the case of opening new Concentration Accounts by such Borrowers, to the execution and delivery to the Administrative Agent of a Blocked Account Agreement consistent with the provisions of this Section 5.13 and otherwise reasonably satisfactory to the Administrative Agent within 90 days of the opening thereof (or such longer period as the Administrative Agent may reasonably agree).

(f) The Administrative Agent Account shall at all times be under the sole dominion and control of the Administrative Agent. Each Borrower hereby acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Administrative Agent Account, (ii) the funds on deposit in the Administrative Agent Account shall at all times be collateral security for all of the applicable Secured Obligations and (iii) the funds on deposit in the Administrative Agent Account shall be applied as provided in this Agreement and, to the extent such funds constitute Collateral, an Acceptable Intercreditor Agreement (if any). In the event that, notwithstanding the provisions of this Section 5.13, any Borrower receives or otherwise has dominion and control of any proceeds or collections required to be transferred to the Administrative Agent Account pursuant to Section 5.13(c), such proceeds and collections shall be held in trust by such Borrower for the Administrative Agent, and shall promptly be deposited into the Administrative Agent Account or dealt with in such other fashion as such Borrower may be instructed by the Administrative Agent.

(g) Upon the commencement of a Cash Dominion Period and for so long as the same is continuing, upon delivery of notice thereof to the Borrower Representative from the Administrative Agent, the Administrative Agent may direct that all amounts in the Blocked Accounts be paid to the Administrative Agent Account. So long as no Cash Dominion Period has commenced and is continuing in respect of which the Administrative Agent has delivered a notice thereof as contemplated by this Section 5.13, the Borrower Representative may direct, and shall have sole control over, the manner of disposition of funds in the Blocked Accounts. Upon the termination of any Cash Dominion Period, the Administrative Agent shall permit the Borrower Representative to direct, and have sole control over, the manner of disposition of funds in the Blocked Accounts.

(h) Any amounts held or received in the Administrative Agent Account (including all interest and other earnings with respect thereto, if any) at any time (i) when the Termination Date has occurred or (ii) no Cash Dominion Period exists, shall (subject, in the case of clause (i), to the provisions of any Acceptable Intercreditor Agreement) be remitted to an account of the applicable Borrower.

(i) Following the commencement of a Cash Dominion Period (other than by reason of an Event of Default pursuant to Section 7.01(a), 7.01(f) or 7.01(g), except to the extent necessary for one or more officers or directors of Holdings, the Borrower Representative or any of its subsidiaries to avoid personal or criminal liability under applicable law as certified in the applicable Trust Fund Certificate), in the event that a Blocked Account or the Administrative Agent Account contains identifiable Tax and Trust Funds (other than payroll and employee benefit payments, in each case, in the nature of discretionary contributions), the Borrower Representative (acting in good faith) may, within 30 days after such Tax and Trust Funds are received in such Blocked Account or Administrative Agent Account, deliver to the Administrative Agent a Trust Fund Certificate. Notwithstanding anything to the contrary herein or in any other Loan Document, within five Business Days following receipt of a Trust Fund Certificate, the Administrative Agent shall remit from such Blocked Account or Administrative Agent Account (in each case excluding, for the avoidance of doubt, amounts previously deposited to cash collateralize Letters of Credit hereunder), as applicable, the lowest of (a) such Tax and Trust Funds specified in the Trust Fund

Certificate, (b) the Excess Availability on the date of such remittance and (c) the amount on deposit in such Blocked Account or Administrative Agent Account on the date of delivery of such Trust Fund Certificate, as applicable, at the option of the Administrative Agent, (x) to the applicable Borrower or (y) on behalf of the applicable Borrower directly to the Person entitled to such Tax and Trust Funds as specified in the Trust Fund Certificate; provided that in no event shall the Administrative Agent be required to remit any amounts pursuant to this Section 5.13(i) to the extent that such amounts were previously distributed in accordance with Section 2.11(a)(iii) (or otherwise applied in accordance with Section 2.18(b)). If any such amounts are remitted to a Borrower, such Borrower shall apply all such funds solely for the purposes set forth in the applicable Trust Fund Certificate; provided, further, that the Administrative Agent shall not apply any such amounts consisting of identifiable Tax and Trust Funds pursuant to Section 2.11(a)(iii) (or otherwise applied in accordance with Section 2.18(b)) following its receipt of a Trust Fund Certificate.

Section 5.14. Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a) Holdings and the Borrower Representative will, and will cause each other Loan Party to, execute and deliver any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, Intellectual Property Security Agreements, Canadian Intellectual Property Security Agreements and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Administrative Agent may reasonably request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b) Holdings and the Borrower Representative will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents.

Section 5.15. [Reserved].

Section 5.16. Post-Closing Covenant. The Borrowers will satisfy its obligations described on Schedule 5.16, in each case, within the time periods set forth therein with respect to the relevant obligation (or such longer period as the Administrative Agent may reasonably agree).

ARTICLE 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date, Holdings (solely with respect to Section 6.14) and the Borrowers covenant and agree with the Lenders that:

Section 6.01. Indebtedness. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including any Additional Revolving Loans);

(b) Indebtedness of the Borrowers to Holdings and/or any Restricted Subsidiary and/or of any Restricted Subsidiary to Holdings, the Borrowers and/or any other Restricted Subsidiary; provided, that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to any Restricted Subsidiary that is a Loan Party resulting from an Investment, such Indebtedness shall be permitted as an Investment under Section 6.06; provided, further, that any Indebtedness of any Loan Party to any Restricted Subsidiary that is not a Loan Party must be unsecured and expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent (including pursuant to an Intercompany Note);

(c) [reserved];

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrowers or any such Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of the Borrowers and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of the Borrowers and/or any Restricted Subsidiary in respect of Banking Services and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and incentive, supplier finance or similar programs;

(g) (i) guaranties by the Borrowers and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrowers and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) Guarantees by the Borrowers and/or any Restricted Subsidiary of Indebtedness or other obligations of the Borrowers, any Restricted Subsidiary and/or any joint venture with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided, that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of the Borrowers and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date; provided, that any such Indebtedness in excess of $5,000,000 shall be described on Schedule 6.01;

(j) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided, that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of (i) $98,618,500 and (ii) 50% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period;

(k) Indebtedness of the Borrowers and/or any Restricted Subsidiary consisting of obligations owing under incentive (including dealer incentive), supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of the Borrowers and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) Indebtedness of the Borrowers and/or any Restricted Subsidiary with respect to Capital Leases in an amount not to exceed $15,000,000;

(n) purchase money Indebtedness of the Borrowers and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of (i) $75,936,245 and (ii) 38.5% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period;

(o) Indebtedness consisting of promissory notes issued by the Borrowers or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, the Borrowers or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p) Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (y) and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided, that:

(i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest, penalties and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement and the related refinancing transaction, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided, that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this definition (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Indebtedness satisfies the applicable requirements of Section 6.02),

(ii) other than in the case of Refinancing Indebtedness with respect to clauses (i), (j), (m), (n), (q)(ii), (u) and/or (y), such Indebtedness has (A) a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced (without giving effect to any prepayment thereof that would otherwise modify the Weighted Average Life to Maturity of such then-existing term Indebtedness),

(iii) the terms of any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are not, taken as a whole (as reasonably determined by the Borrower Representative), more favorable to the lenders providing such Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than (A) any covenants or other provisions applicable only to periods after the applicable maturity date of the debt then-being refinanced as of such date, (B) any covenants or provisions which are then-current market terms for the applicable type of Indebtedness or (C) any covenant or other provision which is conformed (or added) to the Loan Documents for the benefit of the Lenders or, as applicable, the Administrative Agent pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)),

(iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (n), (q), (r), (u) and (y) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause such that the amount available under the relevant clause shall be reduced by the amount of the applicable Refinancing Indebtedness,

(v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness) provided, that if the Indebtedness being refinanced, refunded or replaced is secured by Liens on the ABL Priority Collateral, then such Refinancing Indebtedness may only be secured by a Lien on the ABL Priority Collateral that has the same or more junior priority as the Indebtedness being refinanced, refunded or replaced, (B) such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to this Section 6.01 (it being understood that (1) Holdings may not be the primary obligor in respect of the applicable Refinancing Indebtedness if Holdings was not the primary obligor in respect of the relevant refinanced Indebtedness and (2) any entity that was a guarantor in respect of the relevant refinanced Indebtedness may be the primary obligor in respect of the refinancing Indebtedness, and any entity that was the primary obligor in respect of the relevant refinanced Indebtedness may be a guarantor in respect of the refinancing Indebtedness), (C) if the Indebtedness being refinanced, refunded or replaced was expressly contractually subordinated to the Obligations in right of payment, (1) such Indebtedness is contractually subordinated to the Obligations in right of payment, or (2) if not contractually subordinated to the Obligations in right of payment, the purchase, defeasance, redemption, repurchase, repayment, refinancing or other acquisition or retirement of such Indebtedness is permitted under Section 6.04(b) (other than Section 6.04(b)(i)), and (D) as of the date of the incurrence of such Indebtedness and after giving effect thereto, no Event of Default exists, and

(vi) in the case of Replacement Debt, (A) such Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided, that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than one or more Loan Parties and (D) such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;

(q) senior, senior subordinated or subordinated Indebtedness:

(i) incurred to finance any acquisition or similar investment permitted hereunder after the Closing Date (the Indebtedness incurred pursuant to this Section 6.01(q)(i), “Incurred Acquisition Debt”), in an unlimited amount, so long as (x) before and after giving effect to such acquisition on a Pro Forma Basis, no Event of Default exists or would result therefrom and (y) after giving effect to such acquisition on a Pro Forma Basis (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred) (1) if such Indebtedness is (x) secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the “Secured Obligations” (as defined in or such similar term as defined in the Term Loan Facility) or (y) secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the “Secured Obligations” (as defined in or such similar term as defined in the Term Loan Facility), either, at the election of the Borrower Representative, (i) the Secured Leverage Ratio does not exceed the greater of (I) 3.00 to 1.00 and (II) the Secured Leverage Ratio as of the most recently ended Test Period or

(ii) the Interest Coverage Ratio is not less than the lesser of (I) 2.00 to 1.00 and (II) the Interest Coverage Ratio as of the most recently ended Test Period and (2) if such Indebtedness is secured by a Lien on any asset of any non-Loan Party that does not constitute Collateral or is unsecured, either, at the election of the Borrower Representative, (i) the Total Leverage Ratio does not exceed the greater of (I) 4.00 to 1.00 and (II) the Interest Coverage Ratio as of the most recently ended Test Period, in each case, described in this Section 6.01(q)(i), calculated on a Pro Forma Basis, including the application of the proceeds thereof (but without “netting” the Cash proceeds thereof); and

(ii) of any Person that becomes a Restricted Subsidiary, or assumed, in connection with any acquisition or similar investment permitted hereunder after the Closing Date; provided, that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and was not created or incurred in anticipation thereof and (B) either (x) the aggregate principal amount of all such Indebtedness incurred under this Section 6.01(q)(ii) at any time does not exceed the greater of (A) $49,309,250, and (B) 25.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period or (y) after giving effect to such acquisition on a Pro Forma Basis (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred) (1) if such Indebtedness is (x) secured by a Lien on the Collateral that is pari passu with the Lien on the Collateral securing the Secured Obligations or (y) secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Secured Obligations, the Secured Leverage Ratio does not exceed the greater of (I) 3.00 to 1.00 and (II) the Secured Leverage Ratio as of the most recently ended Test Period and (2) if such Indebtedness is unsecured, the Total Leverage Ratio does not exceed the greater of (I) 4.00 to 1.00 and (II) the Total Leverage Ratio as of the most recently ended Test Period;

(r) Indebtedness of the Borrowers and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 200% of the amount of Net Proceeds received by the Borrower Representative from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, the Borrower Representative or any of its Restricted Subsidiaries, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than Cure Amounts;

(s) Indebtedness of the Borrowers and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) Indebtedness of the Borrowers and/or any Restricted Subsidiary representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers, and consultants of any Parent Company, the Borrowers and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other investment permitted hereby;

(u) Indebtedness of the Borrowers and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of (A) $108,480,350 and (B) 55.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period;

(v) [reserved];

(w) senior, senior subordinated or subordinated Indebtedness in an unlimited amount so long as, after giving effect thereto, including the application of the proceeds thereof (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred), (i) if such Indebtedness is incurred in connection with the Term Loan Facility, the Secured Leverage Ratio as of the most recently ended Test Period does not exceed 3.00 to 1.00 or (ii) if such Indebtedness is unsecured, the Total Leverage Ratio as of the most recently ended Test Period does not exceed 4.00:1.00;

(x) [reserved];

(y) Indebtedness of the Borrowers and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z) Indebtedness of the Borrowers and/or any Restricted Subsidiary so long as the Payment Conditions applicable to the incurrence of Indebtedness are satisfied on a Pro Forma Basis;

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by the Borrowers and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb) Indebtedness in an aggregate principal amount not to exceed the Available RP Capacity Basket;

(cc) Indebtedness of the Borrowers and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans;

(dd) Indebtedness of the Borrowers or any Restricted Subsidiary supported by any Letter of Credit;

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Borrowers and/or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);

(ff) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(gg) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of the Borrowers and/or any Restricted Subsidiary hereunder; and

(hh) Indebtedness consisting of guaranties by ICON in connection with guaranteeing certain lease financing obtained by certain of the Borrowers’ commercial equipment customers relating to certain equipment manufactured by Free Motion Fitness, Inc. in an aggregate amount not to exceed $25,000,000 at any time outstanding.

Section 6.02. Liens. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations created pursuant to the Loan Documents;

(b) Liens for Taxes which (i) are not then due, (ii) if due, are not at such time required to be paid pursuant to Section 5.03 or (iii) are being contested in accordance with Section 5.03;

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by applicable Requirements of Law, in each case, incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to Holdings, the Borrower Representative and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case, which do not secure any Indebtedness and do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower Representative and/or its Restricted Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by the Borrower Representative and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 (other than Section 6.07(g)(x)) and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07 (other than Section 6.07(g)(x));

(h) (i) purported Liens evidenced by the filing of UCC or PPSA financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business, and (ii) Liens arising from precautionary UCC or PPSA financing statements or similar filings;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order, which are not violated by the current use or occupancy of such real property;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of (x) Indebtedness permitted pursuant to Sections 6.01(a), (i), (j), (m), (n), (q), (u), (w), (y) and (z) and (y) Indebtedness that is secured in reliance on Section 6.02(u) (provided, that the granting of the relevant Lien shall be without duplication of any Lien outstanding under Section 6.02(u) such that the amount available under Section 6.02(u) shall be reduced by the amount of the applicable Lien granted in reliance on this clause (y))); provided, that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Sections 6.01(m) and 6.01(n) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then (A) the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or (B) the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be set forth in an Acceptable Intercreditor Agreement;

(l) Liens existing on the Closing Date and any modification, replacement, refinancing, renewal or extension thereof; provided, that any such Liens securing outstanding Indebtedness in excess of $5,000,000 shall be described on Schedule 6.02; provided, further, that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Sections 6.01(m) and 6.01(n) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Sections 6.01(m) and 6.01(n); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Sections 6.01(m) and 6.01(n) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(q)(ii) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided, that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Sections 6.01(m) and 6.01(n) provided by any lender may be cross collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Incurred Acquisition Debt incurred pursuant to, and subject to the provisions set forth in, Section 6.01(q)(i); provided, that (A) any Lien on the Term Loan Priority Collateral that is granted in reliance on this clause (o)(ii) and is senior to or pari passu with the Lien on the Term Loan Priority Collateral securing the “Secured Obligations” (as defined in or such similar term as defined in the Term Loan Facility) shall be subject to an Acceptable Intercreditor Agreement, (B) any Lien on the Term Loan Priority Collateral that is granted in reliance on this clause (o)(ii) and is junior to the Lien on the Term Loan Priority Collateral securing the “Secured Obligations” (as defined in or such similar term as defined in the Term Loan Facility) shall be subject to an Acceptable Intercreditor Agreement and (C) any Lien on the ABL Priority Collateral that is granted in reliance on this clause (o)(ii) shall be junior to the Liens on the ABL Priority Collateral securing the Secured Obligations pursuant to an Acceptable Intercreditor Agreement;

(p) (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower Representative or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower Representative or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower Representative or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens of a collection bank arising under Section 4-208 of the UCC or equivalent provision under the PPSA on items in the ordinary course of business, (v) Liens in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions and (vi) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of Restricted Subsidiaries that are not Loan Parties permitted pursuant to Section 6.01;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower Representative and/or its Restricted Subsidiaries;

(s) Liens securing Indebtedness incurred in reliance on, and subject to the provisions set forth in, Section 6.01(w) or (z); provided, that (i) any Lien that is granted to in reliance on this clause (s) on the Term Loan Priority Collateral and is senior to, pari passu with or junior to the Lien on the Term Loan Priority Collateral securing the “Secured Obligations” (as defined in or such similar term as defined in the Term Loan Facility) shall be subject to an Acceptable Intercreditor Agreement and (ii) any Lien on the ABL Priority Collateral that is granted in reliance on this clause (s) shall be junior to the Liens on the ABL Priority Collateral securing the Secured Obligations pursuant to an Acceptable Intercreditor Agreement;

(t) [reserved];

(u) Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $108,480,350 and (ii) 55.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period; provided, that (i) any Lien that is granted to in reliance on this clause (u) on the Term Loan Priority Collateral that is senior to, pari passu with or junior to the Lien on the Term Loan Priority Collateral securing the “Secured Obligations” (as defined in or such similar term as defined in the Term Loan Facility) shall be subject to an Acceptable Intercreditor Agreement and (ii) any Lien on the ABL Priority Collateral that is granted in reliance on this clause (u) shall be junior to the Liens on the ABL Priority Collateral securing the Secured Obligations pursuant to an Acceptable Intercreditor Agreement;

(v) (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w) leases, licenses, subleases or sublicenses (including licenses and sublicenses of intellectual property or IP Rights) granted to others in the ordinary course of business which do not secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(d), (e), (g), (aa) and (cc);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC or equivalent provision under the PPSA (or similar Requirement of Law under any jurisdiction);

(aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of clauses (i) and (ii), securing intercompany Indebtedness permitted (or not restricted) under Section 6.01 or Section 6.09;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing (i) obligations of the type described in Section 6.01(f) and/or (ii) obligations of the type described in Section 6.01(s);

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) Liens on cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens consisting of the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(hh) Liens with respect to Real Estate Assets;

(ii) Liens on assets owned by and/or Capital Stock of non-Loan Parties securing Indebtedness of non-Loan Parties permitted hereunder;

(jj) Liens securing obligations in an amount not to exceed the Available RP Capacity Basket; and

(kk) Liens consisting of (i) any reservation, limitation, proviso and/or condition, if any, expressed in any original grant from the Crown in right of Canada or any province or territory therein of any real property interest therein and/or (ii) any right of expropriation, access or user or any other right conferred or vested by statutes of Canada or any applicable province thereof.

Section 6.03. [Reserved].

Section 6.04. Restricted Payments; Restricted Debt Payments.

(a) The Borrower Representative shall not pay or make, directly or indirectly, any Restricted Payment, except that:

(i) the Borrower Representative may make Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and similar fees and expenses, required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower Representative and/or its subsidiaries), and/or its subsidiaries;

(B) to pay audit and other accounting and reporting expenses of any Parent Company to the extent such expenses are attributable to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower Representative and/or its subsidiaries), the Borrower Representative and its subsidiaries;

(C) for the payment of any insurance premiums that is payable by or attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower Representative and/or its subsidiaries), the Borrower Representative and its subsidiaries;

(D) to pay (x) any fee and/or expense related to any debt or equity offering, investment or acquisition (whether or not consummated) and/or any expenses of, or indemnification obligations in favor of any trustee, agent, arranger, underwriter or similar role, and (y) after the consummation of an initial public offering or the issuance of public debt Securities, Public Company Costs;

(E) to finance any Investment permitted under Section 6.06 (provided, that (x) any Restricted Payment under this clause (a)(i)(E) shall be made substantially concurrently with the closing of such Investment and (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrower Representative or one or more of its Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower Representative or one or more of its Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower Representative or the relevant Restricted Subsidiary); and

(F) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses and other benefits are attributable and reasonably allocated to the operations of the Borrower Representative and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Borrower Representative may pay (or make Restricted Payments to allow any Parent Company) to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower Representative or any subsidiary:

(A) with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, the Borrower Representative or any subsidiary) in an amount not to exceed, in any Fiscal Year, the greater of (1) $24,654,625 and (2) 12.5% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period, which, if not used in such Fiscal Year, shall be carried forward to succeeding Fiscal Years;

(B) with the proceeds of any sale or issuance of, or any capital contribution in respect of, the Capital Stock of the Borrower Representative or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to the Borrower Representative or any Restricted Subsidiary); or

(C) with the net proceeds of any key-man life insurance policies;

(iii) the Borrower Representative may make Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower Representative elects to apply to this clause (iii)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Representative elects to apply to this clause (iii)(B);

(iv) the Borrower Representative may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower Representative, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members, including any net settlement or net exercise of any equity-based incentive awards and/or (B) repurchases of Capital Stock in consideration of the payments described in subclause (A) above, including demand repurchases in connection with the exercise of stock options;

(v) the Borrower Representative may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of, or tax withholdings with respect to, such warrants, options or other securities convertible into or exchangeable for Capital Stock;

(vi) the Borrower Representative may make Restricted Payments, the proceeds of which are applied on the Closing Date, solely to effect the consummation of the Transactions;

(vii) so long as no Event of Default exists at the time of declaration of such Restricted Payment, following the consummation of the first Qualifying IPO and so long as the Borrower Representative remains a publicly held company, the Borrower Representative may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount not to exceed 7.00% per annum of the market capitalization of the Borrower Representative immediately after such Qualifying IPO;

(viii) the Borrower Representative may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower Representative and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of clauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of the Borrower Representative or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower Representative and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower Representative or a Restricted Subsidiary) of any Refunding Capital Stock;

(ix) to the extent constituting a Restricted Payment, the Borrower Representative may consummate the Transactions (including the payment of working capital and/or Transaction Costs) any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Sections 6.09(d) and (j));

(x) the Borrower Representative may make Restricted Payments in an aggregate amount not to exceed $10,000,000 in any Fiscal Year (minus the amount of any (x) Indebtedness incurred pursuant to the Available RP Capacity Basket (solely to the extent reallocated from this Section 6.04(a)(x)), (y) Restricted Debt Payments made pursuant to Section 6.04(b)(iv) (solely to the extent reallocated from this Section 6.04(a)(x)) and (z) Investments made pursuant to Section 6.06(ff) (solely to the extent reallocated from this Section 6.04(a)(x)));

(xi) the Borrower Representative may make additional Restricted Payments so long as the Payment Conditions applicable to Restricted Payments have been satisfied on a Pro Forma Basis;

(xii) the Borrower Representative may declare and make dividend payments or other Restricted Payments payable solely in the Capital Stock of the Borrower Representative or of any Parent Company;

(xiii) the Borrower Representative may declare and make dividend payments or other Restricted Payments payable in the form of the equity interests of, or any Indebtedness owed to the Borrower Representative or any Restricted Subsidiary by, any Unrestricted Subsidiary (in each case, other than with respect to any Unrestricted Subsidiary the primary assets of which are Cash and/or Cash Equivalents);

(xiv) the Borrower Representative may declare and make dividend payments or other Restricted Payments with the proceeds of any Disposition made to comply with any order of any Governmental Authority or any Requirements of Law (including as a condition to, or in connection with, the consummation of the Transactions) so long as the Secured Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 3.00 to 1.00; and/or

(xv) the Borrower Representative may declare and make dividend payments or other Restricted Payments, in each case, that are Permitted Tax Distributions.

(b) The Borrower Representative shall not, nor shall it permit any Restricted Subsidiary to, make any prepayment in Cash in respect of principal of or interest on any Restricted Debt in an amount in excess of the Threshold Amount, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt more than one year prior to the stated maturity thereof (collectively, “Restricted Debt Payments”), except:

(i) with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01 and/or refinancing Indebtedness permitted by Section 6.01(p);

(ii) as part of an applicable high yield discount obligation catch-up payment;

(iii) payments of regularly scheduled principal and interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due (other than payments with respect to Junior Indebtedness that are prohibited by the subordination provisions thereof);

(iv) Restricted Debt Payments in an aggregate amount not to exceed (A) $10,000,000 in any Fiscal Year, plus (B) at the election of the Borrower Representative, the amount of any Restricted Payments then permitted to be made by the Borrower Representative in reliance on Section 6.04(a)(x) (it being understood that any amount utilized under this clause (B) to make a Restricted Debt Payment shall result in a reduction in availability under Section 6.04(a)(x));

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of the Borrower Representative and/or any capital contribution in respect of Qualified Capital Stock of the Borrower Representative, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of the Borrower Representative and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi) Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower Representative elects to apply to this clause (vi)(A) and/or (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Representative elects to apply to this clause (vi)(B);

(vii) additional Restricted Debt Payments so long as the Payment Conditions applicable to Restricted Debt Payments have been satisfied on a Pro Forma Basis; and

(viii) [reserved].

Section 6.05. Burdensome Agreements. Except as provided herein or in any other Loan Document and/or in any agreement with respect to any refinancing, renewal or replacement of such Indebtedness that is permitted by Section 6.01, the Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (x) any Restricted Subsidiary of the Borrower Representative that is not a Loan Party to pay dividends or other distributions to the Borrower Representative or any Loan Party, (y) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to the Borrower Representative or any Loan Party or (z) any Loan Party to create, permit or grant a Lien on any of its properties or assets to secure the Secured Obligations, except restrictions:

(a) set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (j), (m), (n), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (n), (q), (r), (u), (w) and/or (y) of Section 6.01), (q), (r), (u), (w) and/or (y) of Section 6.01;

(b) arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses (including licenses and sublicenses of intellectual property or IP Rights), joint venture agreements and other agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Capital Stock not otherwise prohibited under this Agreement;

(d) that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and were not created in contemplation thereof;

(j) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower Representative);

(k) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l) arising in any Hedge Agreement and/or any agreement or arrangement relating to any Banking Services;

(m) relating to any asset (or all of the assets) of and/or the Capital Stock of the Borrower Representative and/or any Restricted Subsidiary which is imposed pursuant to an agreement entered into in connection with any Disposition of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is permitted or not restricted by this Agreement;

(n) set forth in any agreement relating to any Permitted Lien that limit the right of the Borrower Representative or any Restricted Subsidiary to Dispose of or encumber the assets subject thereto; and/or

(o) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (n) above; provided, that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower Representative, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06. Investments. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, make or own any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) Investments (i) by the Borrower Representative and/or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party and (iii) by the Borrower Representative and/or any Loan Party in any Restricted Subsidiary that is not a Loan Party in an amount not to exceed $10,000,000 in any Fiscal Year;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower Representative or any Restricted Subsidiary;

(d) Investments in any Unrestricted Subsidiary in an aggregate outstanding amount not to exceed $10,000,000 in any Fiscal Year;

(e) Permitted Acquisitions in an aggregate outstanding amount not to exceed $100,000,000 in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to the next two succeeding Fiscal Years;

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date; provided, that any such Investments in excess of $5,000,000 shall be described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07 or any other disposition of assets not constituting a Disposition;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrower Representative, its subsidiaries and/or any joint venture to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, either (i) in an aggregate principal amount not to exceed the greater of (A) $9,861,850 and (B) 5.0% of Consolidated Adjusted EBITDA as of the last day of the most recently ended Test Period at any one time outstanding or (ii) so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrower Representative for the purchase of such Capital Stock;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of (or resulting from) Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04, Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on subclause (ii) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower Representative and/or its subsidiaries)), the Borrower Representative and/or any subsidiary in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower Representative or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower Representative or any Restricted Subsidiary after the Closing Date, in each case, as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the original amount of such Investment except as otherwise permitted by this Section 6.06;

(p) Investments made in connection with the Transactions;

(q) Investments made after the Closing Date by the Borrower Representative and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i) (A) $10,000,000 in any Fiscal Year, plus (B) at the election of the Borrower Representative, the amount of Restricted Payments then permitted to be made by the Borrower Representative or any Restricted Subsidiary in reliance on Section 6.04(a)(x) (it being understood that any amount utilized under this clause (B) to make an Investment shall result in a reduction in availability under Section 6.04(a)(x)), plus (C) at the election of the Borrower Representative, the amount of Restricted Debt Payments then permitted to be made by the Borrower Representative or any Restricted Subsidiary in reliance on Section 6.04(b)(iv)(A) (it being understood that any amount utilized under this clause (C) to make an Investment shall result in a reduction in availability under Section 6.04(b)(iv)(A)), plus

(ii) in the event that (A) the Borrower Representative or any of its Restricted Subsidiaries makes any Investment after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Restricted Subsidiary, an amount equal to 100.0% of the fair market value of such Investment as of the date on which such Person becomes a Restricted Subsidiary;

(r) Investments made after the Closing Date by the Borrower Representative and/or any of its Restricted Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower Representative elects to apply to this clause (r)(i) and/or (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower Representative elects to apply to this clause (r)(ii);

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower Representative and/or its Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided, that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) [reserved];

(v) Investments in subsidiaries in connection with internal reorganizations and/or restructurings and activities related to tax planning; provided, that, after giving effect to any such reorganization, restructuring or activity, neither the Loan Guaranty, taken as a whole, nor the security interest of the Administrative Agent in the Collateral, taken as a whole, is materially impaired;

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) [reserved];

(y) Investments made in joint ventures as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(z) Investments made in connection with any nonqualified deferred compensation plan or arrangement for any present or former employee, director, member of management, officer, manager or consultant or independent contractor (or any Immediate Family Member thereof) of any Parent Company, the Borrower Representative, its subsidiaries and/or any joint venture;

(aa) Investments in the Borrower Representative, any Restricted Subsidiary and/or joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(bb) additional Investments so long as, after giving effect thereto on a Pro Forma Basis, the Payment Conditions applicable to Investments shall have been satisfied;

(cc) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;

(dd) Investments consisting of the licensing or contribution of intellectual property or IP Rights pursuant to joint marketing or development arrangements with other Persons;

(ee) loans and advances to any Parent Company not in excess of the amount of (after giving effect to any other loan, advance or Restricted Payment in respect thereof) Restricted Payments that are permitted to be made to such Parent Company in accordance with Section 6.04(a)(i), such Investment being treated for purposes of the applicable provision of Section 6.04(a), including any limitation, as a Restricted Payment made pursuant to such clause;

(ff) Investments in Immaterial Subsidiaries in an aggregate outstanding amount not to exceed $10,000,000 in any Fiscal Year;

(gg) Investments in Similar Businesses in an aggregate outstanding amount not to exceed $10,000,000 in any Fiscal Year;

(hh) Investments in joint ventures or non-Wholly-Owned Subsidiaries in an aggregate outstanding amount not to exceed $10,000,000 in any Fiscal Year; and

(ii) a transfer by the Borrower Representative of the assets used solely for its Australian business into a newly formed subsidiary, one hundred percent of the Capital Stock of which is directly owned by the Borrower Representative, and organized under the laws of Australia for the purpose of complying with Requirements of Law.

Section 6.07. Fundamental Changes; Disposition of Assets. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition of any assets having a fair market value in excess of, $30,000,000 in a single transaction or a series of related transactions, except:

(a) any Restricted Subsidiary may be merged, consolidated or amalgamated with or into a Borrower or any other Restricted Subsidiary; provided, that (i) in the case of any such merger, consolidation or amalgamation with or into a Borrower, (A) such Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not such Borrower (any such Person, the “Successor Borrower”), (x) if such Borrower is a US Borrower, the Successor Borrower shall be an entity organized or existing under the law of the US, any state thereof or the District of Columbia or if such Borrower is a Canadian Borrower, the Successor Borrower shall be an entity organized or existing under the laws of Canada or any territory thereof, (y) the Successor Borrower shall expressly assume the Obligations of such Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (A) a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person (or, in the case of an amalgamation, the Person formed as a result thereof) shall expressly assume the obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (B) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b) Dispositions (including of Capital Stock so long as no Change of Control would result therefrom) among the Borrower Representative and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided, that any such Disposition made by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c) (i) the liquidation or dissolution of any Restricted Subsidiary if the Borrower Representative determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers, is not materially disadvantageous to the Lenders (taken as a whole) and the Borrower Representative or any Restricted Subsidiary receives the assets (if any) of the relevant dissolved or liquidated Restricted Subsidiary; provided, that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of the Borrower Representative or any Restricted Subsidiary into another form of entity, so long as such conversion does not adversely affect the value of the Loan Guaranty or Collateral, if any;

(d) (i) Dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower Representative, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary of the Borrower Representative) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute (w) Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), (x) Permitted Liens, (y) Restricted Payments permitted by Section 6.04(a) and (z) Sale and Lease-Back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided, that with respect to any such Disposition with a purchase price in excess of the greater of (i) $29,585,550 and (ii) 15.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided, that for purposes of the 75% Cash consideration requirement, (i) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower Representative or any Restricted Subsidiary) of the Borrower Representative or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets (or that are otherwise terminated or cancelled in connection with the transaction with such transferee) and for which the Borrower Representative and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (ii) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition and (iii) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (h) and Section 6.08(B)(1) that is at that time outstanding, not in excess of the greater of (i) $49,309,250 and (ii) 25.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period, in each case, shall be deemed to be Cash);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k) Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof), in connection with the collection or compromise thereof in the ordinary course of business;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower Representative and its Restricted Subsidiaries or (ii) which relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) [reserved];

(q) Dispositions of non-core assets acquired in connection with any acquisition permitted hereunder and sales of Real Estate Assets acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower Representative or any of its Restricted Subsidiaries or any of their respective businesses; provided, that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower Representative) for like assets; provided, that upon the consummation of any such exchange or swap by any Loan Party, to the extent the assets received do not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s) Dispositions of assets that do not constitute Collateral for fair market value;

(t) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or IP Rights of the Borrower Representative or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower Representative, are not material to the conduct of the business of the Borrower Representative or its Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) Dispositions in connection with the terminations or unwinds of Derivative Transactions;

(v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower Representative and/or any Restricted Subsidiary;

(x) Dispositions made to comply with any order of any Governmental Authority or any applicable Requirement of Law;

(y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the US, (ii) any Canadian Subsidiary in the US or in another jurisdiction in Canada and/or (iii) any other Foreign Subsidiary in the US or any other jurisdiction;

(z) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter; and/or

(aa) Dispositions involving assets having a fair market value (as reasonably determined by the Borrower Representative at the time of the relevant Disposition) of not more than the greater of (i) $29,585,550 and (ii) 15.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period in any Fiscal Year, which, if not used in such Fiscal Year, shall be carried forward to succeeding Fiscal Years.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower Representative in order to effect the foregoing in accordance with Article 8 hereof.

Section 6.08. Sale and Lease-Back Transactions. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower Representative or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower Representative or any of its Restricted Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower Representative or such Restricted Subsidiary to any Person (other than the Borrower Representative or any of its Restricted Subsidiaries) in connection with such lease (such a transaction, a “Sale and Lease-Back Transaction”); provided, that any Sale and Lease-Back Transaction shall be permitted so long as either (A) the resulting Indebtedness is permitted by Section 6.01 or (B)(1) the relevant Sale and Lease-Back Transaction is consummated in exchange for cash consideration (provided, that for purposes of the foregoing cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower Representative or any Restricted Subsidiary) of the Borrower Representative or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower Representative and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower Representative or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(iii) that is at that time outstanding, not in excess of the greater of (i) $49,309,250, and (ii) 25.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the Borrower Representative or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of (i) $69,032,950, and (ii) 35.0% of Consolidated Adjusted EBITDA as of the end of the most recently ended Test Period.

Section 6.09. Transactions with Affiliates. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payments by the Borrower Representative or its Restricted Subsidiaries in excess of, $42,500,000, with any of their respective Affiliates on terms that are less favorable to the Borrower Representative or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower Representative), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided, that the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrower Representative and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower Representative or any Restricted Subsidiary;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by the Borrower Representative or any of its Restricted Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d) (i) transactions permitted by Sections 6.01(d), (o) and (ee), 6.04 and 6.06(h), (m), (o), (t),

(v), (y), (z) and (aa), (ii) issuances of Capital Stock not restricted by this Agreement and (iii) issuances and incurrences of Indebtedness not restricted by this Agreement;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f) (i) transactions pursuant to a management agreement (or any replacement of any management agreement on substantially similar terms), (ii) so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Investor pursuant to such management agreement; provided, that such fees may be accrued during such Event of Default and may be paid when such Event of Default has been cured or waived and (iii) the payment or reimbursement of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (ii) and (iii), whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs;

(h) ordinary course compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower Representative in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) transactions among Holdings, the Borrower Representative and its Restricted Subsidiaries that are otherwise permitted (or not restricted) under this Article 6;

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower Representative and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower Representative or its subsidiaries;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrower Representative and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower Representative or the senior management thereof or (ii) on terms at least as favorable as might reasonably be obtained from a Person other than an Affiliate;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) (i) any purchase by Holdings of the Capital Stock of (or contribution to the equity capital of) the Borrower Representative and (ii) any intercompany loans made by Holdings to the Borrower Representative or any Restricted Subsidiary; and/or

(o) any transaction in respect of which the Borrower Representative delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower Representative from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower Representative or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate.

Section 6.10. Conduct of Business. From and after the Closing Date, the Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by the Borrower Representative or any Restricted Subsidiary on the Closing Date and similar, incidental, complementary, ancillary or related businesses and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11. [Reserved.]

Section 6.12. Amendments of or Waivers with Respect to Restricted Debt. The Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, amend or otherwise modify the subordination terms of any Restricted Debt (or the documentation governing any Restricted Debt) (a) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such) or (b) in violation of any Acceptable Intercreditor Agreement or the subordination terms set forth in the definitive documentation governing any Restricted Debt; provided, that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under this Agreement in respect thereof.

Section 6.13. Fiscal Year. The Borrower Representative shall not change its Fiscal Year-end to a date other than May 31; provided, that the Borrower Representative may, upon written notice to the Administrative Agent, change the Fiscal Year-end of the Borrowers to another date, in which case the Borrower Representative and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14. Permitted Activities of Holdings. Holdings shall not:

(a) incur any third party Indebtedness for borrowed money other than (i) the Indebtedness permitted to be incurred by Holdings under the Loan Documents, (ii) the Indebtedness set forth on Schedule 6.14 and (iii) Guarantees of Indebtedness or other obligations of the Borrower Representative and/or any Restricted Subsidiary, which Indebtedness or other obligations are otherwise permitted hereunder;

(b) create or suffer to exist any Lien on any asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents and, subject to the Intercreditor Agreements, the collateral documents relating to the Term Loan Facility, in each case, to which it is a party, (ii) any other Lien created in connection with the Transactions, (iii) Permitted Liens on (x) the ABL Priority Collateral that are secured on a pari passu or junior basis with the Secured Obligations and/or (y) the Term Loan Priority Collateral that are secured on a senior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money); or

(c) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided, that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrower Representative and any of its subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings (x) the successor Person (such successor Person, “Successor Holdings”) expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Borrower Representative delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (B) Holdings may otherwise convey, sell or otherwise transfer all or substantially all of its assets to any other Person (other than the Borrower Representative and any of its subsidiaries) so long as (x) no Change of Control results therefrom, (y) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (z) the Borrower Representative delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (x) set forth in this clause (B); provided, further, that (1) if the conditions set forth in the preceding proviso are satisfied, Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and (2) it is understood and agreed that Holdings may convert into another form of entity so long as such conversion does not adversely affect the value of the Loan Guaranty or the Collateral.

Section 6.15. Financial Covenant.

(a) Fixed Charge Coverage Ratio. Upon the commencement and during the continuance of a Covenant Trigger Period, the Borrower Representative will not permit the Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period) to be less than 1.00 to 1.00.

(b) Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), upon the failure to comply with Section 6.15(a) above, the Borrower Representative shall have the right (the “Cure Right”) (at any time (i) during the applicable Fiscal Quarter or (ii) thereafter until the date that is 15 Business Days after (A) in the case of any Fiscal Quarter in which a Covenant Trigger Period begins, the commencement of such Covenant Trigger Period or (B) for any subsequent Fiscal Quarter prior to the expiration of such Covenant Trigger Period, the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of Qualified Capital Stock (the “Cure

Amount”), and thereupon compliance with Section 6.15(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.15(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.15(a) would be satisfied, then the requirements of Section 6.15(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of Section 6.15(a) that had occurred (or would have occurred) shall be deemed cured for all purposes under this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (which may be, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of causing compliance with Section 6.15(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower Representative that the Borrower Representative intends to exercise the Cure Right (a “Notice of Intent to Cure”) until the 15th Business Day following the date on which such Covenant Trigger Period began or the financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Revolving Loans or terminate the Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant failure to comply with Section 6.15(a), (v) there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 6.15(a) for the Fiscal Quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness), (vi) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, the pro forma adjustment to Consolidated Adjusted EBITDA arising therefrom shall be disregarded for purposes of determining whether any financial ratio-based condition to the availability of any carve-out set forth in this Article 6 of this Agreement has been satisfied and (vii) no Lender or Issuing Bank shall be required to make any Revolving Loan or issue any Letter of Credit from and after such time as the Administrative Agent has received the Notice of Intent to Cure unless and until the Cure Amount is actually received and such Cure Amount causes the Borrower Representative to be in compliance with Section 6.15(a).

Section 6.16. Material Intellectual Property. Notwithstanding anything herein to the contrary, the Borrower Representative shall not, nor shall it permit any of its Restricted Subsidiaries to, Dispose or consummate an Investment of intellectual property and/or IP Rights (in each case, except (a) as permitted by Section 6.06(dd) or Section 6.07(t) and (b) to the extent in the good faith determination of the Borrower Representative such intellectual property and/or IP Rights is not material to the operation of the Borrower Representative and its Restricted Subsidiaries, taken as a whole) to or in any Unrestricted Subsidiary.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure to Make Payments When Due. Failure by the Borrowers to pay (i) any installment of principal of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Revolving Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure by the Borrower Representative or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case, beyond the grace period, if any, provided therefor; or (ii) breach or default by the Borrower Representative or any of its Restricted Subsidiaries with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case, beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder; provided, further, that with respect to any default, event or condition referred to in clause (i) or (ii) above with respect to (A) any financial covenant under any other revolving facility, such default, event or condition shall only constitute an Event of Default if such default, event or condition (x) has not been cured within 30 days or (y) results in the holders of such Indebtedness demanding repayment thereof or otherwise accelerating such Indebtedness (and terminating the commitments thereunder), which demand or acceleration has not been rescinded and (B) any default, event or condition other than as described in the immediately preceding clause (A), such default, event or condition is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Revolving Loans pursuant to this Article 7; or

(c) Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrowers) or Article 6; provided that upon the Administrative Agent’s receipt of a Notice of Intent to Cure until the date that is 15 Business Days after the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, no breach of Section 6.15(a) shall result in an Event of Default; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, any Perfection Certificate) being untrue in any material respect as of the date made or deemed made (subject, in the case of any representation, warranty or certification that is capable of being cured (other than the Specified Representations), to a grace period of 30 days following the receipt by the Borrower Representative of written notice thereof from the Administrative Agent); it being understood and agreed that any breach of any representation, warranty or certification resulting from the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement shall not result in an Event of Default under this Section 7.01(d) or any other provision of any Loan Document; or

(e) Other Defaults Under Loan Documents. Failure of any Loan Party (i) to comply with any term or condition contained in Section 5.01(j) for a period of five consecutive Business Days (or three consecutive Business Days when delivery of weekly Borrowing Base Certificates is in effect); (ii) to comply with any term or condition contained in Section 5.13 during a Cash Dominion Period and such default shall not have been remedied or waived within three Business Days after receipt by the Borrower Representative of written notice from the Administrative Agent of such default; or (iii) in the performance of or compliance with any term contained herein or any of the other Loan Documents (including Section 5.13 when a Cash Dominion Period is not in effect), other than any such term referred to in the foregoing clauses (i) and (ii) or in any other section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Borrower Representative of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) in an involuntary case or proceeding under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, state, provincial, local or foreign Requirements of Law, which relief is not stayed; or (ii) the commencement of an involuntary case or proceeding against Holdings, any Borrower or Subsidiary Guarantor (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, interim receiver, manager, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee, monitor, administrator, custodian or other officer having similar powers over Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary), or over all or a material part of its property; or the involuntary appointment of an interim receiver, receiver, manager, receiver and manager, monitor, trustee or other custodian of Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) for all or a material part of its property, which remains, in any case under this clause (f), undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) of a voluntary case under any Debtor Relief Law, or the consent by Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case, under any Debtor Relief Law, or the consent by Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, interim receiver, manager, receiver and manager, insolvency receiver, liquidator, sequestrator, monitor, trustee, administrator, custodian or other like official for or in respect of itself or for all or a material part of its property; (ii) the making by Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, any Borrower or any Subsidiary Guarantor (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against Holdings, the Borrower Representative or any of its Restricted Subsidiaries or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by indemnity from a third party, by self-insurance (if applicable) or by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 consecutive days; or

(i) Employee Benefit Plans. The occurrence of one or more ERISA Events or Canadian Pension Events, which has resulted or would reasonably be expected to result in liability of Holdings, the Borrower Representative or any of its Restricted Subsidiaries in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (in each case, other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof and other than as a result of any act or omission by the Administrative Agent or any Lender), (ii) this Agreement or any material Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on Collateral created under any Collateral Document ceases to be perfected with respect to a material portion of the Collateral (other than solely by reason of (w) such perfection not being required pursuant to the Collateral and Guarantee Requirement, the Collateral Documents, this Agreement or otherwise, (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file Uniform Commercial Code continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) other than in any bona fide, good faith dispute as to the scope of Collateral or whether any Lien has been, or is required to be released, any Loan Party shall contest in writing, the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date or any other termination of any other Loan Document in accordance with the terms thereof), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to file any Uniform Commercial Code continuation statement and/or maintain possession of any physical Collateral shall not result in an Event of Default under this Section 7.01(k) or any other provision of any Loan Document; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any Restricted Debt in an amount in excess of the Threshold Amount or any such subordination provision being invalidated by a court of competent jurisdiction in a final non-appealable order, or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto; or

(m) [Reserved];

then, and in every such event (other than (x) an event with respect to the Borrowers described in clause (f) or (g) of this Article 7 or (y) any Event of Default arising under Section 6.15(a)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon such Commitments shall terminate immediately, (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (iii) require that the applicable Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 103% of the relevant amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided, that (A) upon the occurrence of an event with respect to the Borrowers described in clauses (f) or (g) of this Article 7, any such Commitments shall automatically terminate and the principal of the Revolving Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and the obligation of the applicable Borrower to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case without further action of the Administrative Agent or any Lender and (B) during the continuance of any Event of Default arising as a result of any failure to comply with Section 6.15(a) after giving effect to any applicable cure period under Section 6.15(b), (X) upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower Representative, (1) terminate the Commitments, and thereupon such Commitments shall terminate immediately, (2) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers and (3) require that the applicable Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 103% of the relevant amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account) and (Y) the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Representative. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under Debtor Relief Laws, the UCC and the PPSA.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America, N.A. (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders and the Issuing Banks acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders or Super Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any of its subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders, the Issuing Banks or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders or Super Majority Lenders (or such other number or percentage of the Lenders as is necessary, or as the Administrative Agent believes in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to assure that the Liens granted to the Administrative Agent pursuant to any Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents (in any case, subject to Section 9.09), the Borrowers, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood that any right to realize upon the Collateral or enforce any

Loan Guaranty against any Loan Party pursuant hereto or pursuant to any other Loan Document may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof or thereof , and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or other Disposition, to use and apply all or any portion of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale or other Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of all or any portion of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its respective capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

Each Secured Party agrees that the Administrative Agent may in its sole discretion, but is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) that it believes to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Loan or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the applicable Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or the applicable Issuing Bank prior to the making of such Revolving Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders, the Issuing Banks and the Borrower Representative; provided, that if no successor agent is appointed in accordance with the terms set forth below within such 10-day period, the Administrative Agent’s resignation shall not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is twenty (20) days after the last day of such 10-day period. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower Representative may, upon ten days’ notice, remove the Administrative Agent; provided, that if no successor agent is appointed in accordance with the terms set forth below within such 10-day period, the Administrative Agent’s removal shall, at the option of the Borrower Representative, not be effective until the earlier to occur of (x) the date of the appointment of the successor agent or (y) the date that is twenty

(20) days after the last day of such 10-day period. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower Representative (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank or trust company with offices in the US having combined capital and surplus in excess of $1,000,000,000; provided, that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrower Representative, Sections 7.01(f) or (g), no consent of the Borrower Representative shall be required. If no successor has been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and each of the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, the consent of the Borrower Representative) or (b) in the case of a removal, the Borrower Representative may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower Representative and the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower Representative notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with the provisos to the first two sentences in this paragraph and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for purposes of maintaining the perfection of the Lien on the Collateral securing the Secured Obligations, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Borrowers to enable the Borrower Representative to take such actions), until such time as the Required Lenders or the Borrower Representative, as applicable, appoint a successor Administrative Agent, as provided above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, the successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13 hereof). The fees payable by the Borrower Representative to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article 8 and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Each of each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, any other Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or Issuing Bank or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Notwithstanding anything to the contrary herein, the Arranger shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in its capacity as the Administrative Agent, a Lender or an Issuing Bank hereunder, as applicable.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date and the payment in full of the other Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made), (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) subject to Section 9.22, release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be (i) a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder and the Borrower Representative has requested such Excluded Subsidiary cease to be a Subsidiary Guarantor) or (ii) at the option of the Borrower Representative, a Discretionary Guarantor;

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g)(i), 6.02(l), 6.02(m), 6.02(n), 6.02(o)(i) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(s) (to the extent the relevant Lien is of the type to which the Lien of the Administrative Agent is otherwise required to be subordinated under this clause (c) pursuant to any of the other exceptions to Section 6.02 that are expressly included in this clause (c)), 6.02(u) (to the extent the relevant Lien is of the type to which the Lien of the Administrative Agent is otherwise required to be subordinated under this clause (c) pursuant to any of the other exceptions to Section 6.02 (i.e., the exceptions other than Section 6.02(u)) that are expressly included in this clause (c)), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(dd) (in the case of 6.02(dd)(ii), to the extent the relevant Lien covers Cash or Cash Equivalents posted to secure the relevant obligation), 6.02(ee), 6.02(ff), 6.02(gg) and/or 6.02(hh) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required with respect to any Lien on such property that is permitted by Sections 6.02(l), 6.02(o), 6.02(q), 6.02(r), 6.02(u), 6.02(bb) and/or 6.02(hh) to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with the documentation governing the Indebtedness that is secured by such Permitted Lien;

(d) enter into subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness (including any Acceptable Intercreditor Agreement and/or any amendment to any Acceptable Intercreditor Agreement) that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens permitted hereunder, and with respect to which Indebtedness, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement; and

(e) enter into, amend and/or terminate such Collateral Access Agreements, Blocked Account Agreements, control agreements and other third party agreements relating to the Collateral executed in connection with the Existing ABL Credit Agreement as the Administrative Agent shall deem reasonably appropriate.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Guaranty or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender and each Issuing Bank hereby authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8; provided that upon the request of the Administrative Agent, the Borrower Representative shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized by the Lenders, the Issuing Banks and each other Secured Party to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any (a) Indebtedness (i) that is (A) required or permitted hereunder to be subordinated in right of payment or with respect to security and/or (B) secured by any Lien and (ii) which contemplates an intercreditor, subordination, collateral trust or similar agreement and/or (b) Secured Hedging Obligations and/or Banking Services Obligations, whether or not constituting Indebtedness (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Acceptable Intercreditor Agreement and any other Additional Agreement is binding upon them. Each Lender, each Issuing Bank and each other Secured Party party hereto hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Acceptable Intercreditor Agreement or any other Additional Agreement and (b) authorizes and instructs the Administrative Agent to enter into any Acceptable Intercreditor Agreement and/or any other Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Acceptable Intercreditor Agreement and/or any other Additional Agreement.

To the extent that the Administrative Agent (or any Affiliate thereof) is not reimbursed and indemnified by the Borrowers in accordance with and to the extent required by Section 9.03(b) hereof, the Lenders will reimburse and indemnify the Administrative Agent (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

To the extent required by any applicable Requirement of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender or any Issuing Bank under any Loan Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender and each Issuing Bank shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within ten days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender or such Issuing Bank for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender or such Issuing Bank failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this paragraph. The agreements in this paragraph shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender or any Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Each Lender and each Issuing Bank (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, to, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower Representative or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender or Issuing Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit plans in connection with the Revolving Loans, Commitments or the Letters of Credit,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments, the Letters of Credit and this Agreement,

(iii) (A) such Lender or Issuing Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender or Issuing Bank to enter into, participate in, administer and perform the Revolving Loans, the Commitments, the Letters of Credit and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments, the Letters of Credit and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender or Issuing Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s or Issuing Bank’s entrance into, participation in, administration of and performance of the Revolving Loans, the Commitments, the Letters of Credit and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender or Issuing Bank.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or Issuing Bank, as applicable or (2) a Lender or Issuing Bank, as applicable, has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender or Issuing Bank further (x) represents and warrants, as of the date such Person became a Lender or Issuing Bank party hereto, to, and (y) covenants, from the date such Person became a Lender or Issuing Bank party hereto to the date such Person ceases being a Lender or Issuing Bank party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Administrative Agent, the Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender or Issuing Bank involved in the Revolving Loans, the Commitments, the Letters of Credit and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for the Secured Parties in order to hold any hypothec granted under the laws of the Province of Québec as security for any of the Secured Obligations pursuant to any deed of hypothec and to exercise such rights and duties as are conferred upon a hypothecary representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). Any Person who becomes a Lender or an Issuing Bank will be deemed to have consented to and ratified the foregoing appointment of the Administrative Agent as hypothecary representative for the Secured Parties. For greater certainty, the Administrative Agent, acting as hypothecary representative, will have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Administrative Agent in this Agreement, which will apply mutatis mutandis. In the event the Administrative Agent is replaced, each successor Administrative Agent appointed in accordance with the terms of this Agreement shall also act as hypothecary representative for the Secured Parties and shall automatically (and without any further action or formality) become the successor hypothecary representative for the purposes of each then existing deed of hypothec executed in connection with this Agreement. Upon such replacement becoming effective, notices of replacement will be registered in each applicable register, as contemplated by Article 2692 of the Civil Code of Québec.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the “Lender Party”), whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Canadian Prime Rate in the case of any Rescindable Amount made in Canadian Dollars). Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i) if to any Loan Party, to such Loan Party in the care of the Borrower Representative at:

ICON Health & Fitness, Inc.

Troy Thornton

1500 South 1000 West

Logan, UT 84321

Phone: 435-786-5030

Fax: 435-786-2784

with copies to (which shall not constitute notice to any Loan Party):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Andrew J. Colao

Email: andrew.colao@weil.com

Facsimile: (212) 310-8007

(ii) if to the Administrative Agent, BofA as Issuing Bank or the Swingline Lender at:

Bank of America, N.A.

333 S Hope St, Suite 1900

Los Angeles, CA 90071

Attention: ICON - Credit Officer

Telephone: (213) 248 9941

Email: Sandy.wu@bofa.com

(iii) if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire; or

(iv) in the case of any such other Issuing Bank, the address as may be specified in the documentation pursuant to which such Issuing Bank is appointed in its capacity as such.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent and when receipt has been confirmed by telephone; provided, that notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower Representative (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that any such notice or communication not given during the normal business hours of the recipient shall be deemed to have been given at the opening of business on the next Business Day for the recipient or (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto; it being understood and agreed that the Borrower Representative may provide any such notice to the Administrative Agent as recipient on behalf of itself, the Swingline Lender, each Issuing Bank and each Lender.

(d) Each of Holdings and the Borrowers hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by, or on behalf of, Holdings or the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material nonpublic information within the meaning of the US federal securities laws with respect to Holdings, the Borrowers, their respective subsidiaries or their respective securities) (each, a “Public Lender”). At the request of the Administrative Agent, each of Holdings and the Borrowers hereby agree that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, (ii) by marking Borrower Materials “PUBLIC,” Holdings and the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as information of a type that would (A) customarily be made publicly available, as determined in good faith by the Borrowers, if Holdings or the Borrowers were to become public reporting companies or (B) would not be material with respect to Holdings, the Borrowers, their respective subsidiaries, any of their respective securities or the Transactions as determined in good faith by the Borrower Representative for purposes of the US federal securities laws and (iii) the Administrative Agent shall be required to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower Representative notifies the Administrative Agent promptly that any such document contains material nonpublic information (it being understood that the Borrowers shall have a reasonable opportunity to review the same prior to distribution and comply with SEC or other applicable disclosure obligations): (1) the Loan Documents and (2) any information delivered pursuant to Section 5.01(a) or (b).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including US federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Holdings, the Borrowers and/or any subsidiary thereof and/or their respective securities for purposes of US federal securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS ON, OR THE ADEQUACY OF, THE PLATFORM, AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY OTHER PARTY HERETO OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR MATERIAL BREACH OF THIS AGREEMENT.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof except as provided herein or in any Loan Document, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any party hereto therefrom shall in any event be effective unless the same is permitted by this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, neither the making of any Revolving Loan nor the issuance of any Letter of Credit shall be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to Section 2.14(b), this Section 9.02(b) and Sections 9.02(c) and (d) below and to Section 9.05(f), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Document), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided, that, notwithstanding the foregoing:

(A) the consent of each Lender directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(1) increases the Commitment of such Lender (other than with respect to any Incremental Revolving Facility pursuant to Section 2.22 or any Extended Revolving Facility pursuant to Section 2.23 in respect of which such Lender has agreed to be an Additional Revolving Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2) reduces the principal amount of any Revolving Loan owed to such Lender; (3) (x) extends the scheduled final maturity of any Revolving Loan or (y) postpones any Interest Payment Date with respect to any Revolving Loan held by such Lender or the date of any scheduled payment of any fee or premium payable to such Lender hereunder;

(4) reduces the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrowers to pay interest to such Lender at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee or premium owed to such Lender; it being understood that no change in the definition of any ratio used in the calculation of the Applicable Rate or in the calculation of any other interest, fee or premium due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5) extends the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitment shall constitute an extension of any Commitment of any Lender; and

(6) waives, amends or modifies the provisions of Sections 2.18(a), (b) or (c) of this Agreement in a manner that would by its terms alter the sharing or application of payments required thereby or has the effect of altering the sharing or application of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23 and/or 9.02(c) or as otherwise provided in this Section 9.02);

(B) no such agreement shall:

(1) change any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” or “Super Majority Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder or any other provision specifying the number of Lenders or portion of the Revolving Loans or Commitments required to take any action under the Loan Documents, without the prior written consent of each Lender;

(2) release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22 hereof), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 9.22 hereof), without the prior written consent of each Lender;

(C) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be;

(D) solely with the consent of the relevant Issuing Bank and, in the case of clause (x), the Administrative Agent and the applicable Issuing Bank, any such agreement may (x) increase or decrease the Letter of Credit Sublimits or (y) waive, amend or modify any condition precedent set forth in Section 4.03 as it pertains to the issuance of any Letter of Credit;

(E) enter into an amendment or waiver the effect of which would be to increase the percentages set forth in the component definitions of “US Borrowing Base” and “Canadian Borrowing Base”, without the consent of the Super Majority Lenders;

(F) change the definition of the term “Borrowing Base”, or any component definition thereof (including the definitions of “US Borrowing Base”, “Canadian Borrowing Base”, “Aggregate Borrowing Base”, “Eligible Trade Accounts”, “Eligible Credit Card Accounts”, “Eligible Inventory”, “Eligible In-Transit Inventory” or “Eligible Cash”), the effect of which would be to increase amounts available to be borrowed, without the consent of the Super Majority Lenders;

(G) the consent of the Administrative Agent (but not the consent of the Required Lenders) shall be required for any amendment or modification that adds one or more provisions to the Loan Documents that are, in the reasonable judgment of the Administrative Agent, favorable to the Lenders; or

(H) change any term or provision in any Loan Document which directly affects Lenders under any Class and which does not directly affect Lenders under any other Class, without the written consent of Lenders owning 50% of the Aggregate Commitments or Revolving Loans of such directly affected Class.

(c) Notwithstanding the foregoing, this Agreement may be amended with the written consent of the Borrowers and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Revolving Loans and Commitment of any Class (any such portion of the Commitment and Revolving Loan being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving credit facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided that:

(i) the aggregate maximum amount of any Replacement Revolving Facility shall not exceed the aggregate maximum amount of the relevant Replaced Revolving Facility (plus the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees), commissions and expenses associated therewith),

(ii) the terms of any Replacement Revolving Facility established shall be identical to the terms applicable to Replaced Revolving Facility except that (A) such Replacement Revolving Facility may rank junior in right of payment and/or security to any then-existing Class of Revolving Loans as provided in clause (iv) below, (B) the scheduled final maturity date of such Replacement Revolving Facility may be later than the then-existing Classes of Revolving Loans, (C) the Effective Yield (and the components thereof) and commitment fees applicable to any Replacement Revolving Facility that ranks junior in right of payment and/or security to any then-existing class of Revolving Loans may be determined by the Borrower Representative and the lender or lenders providing such Replacement Revolving Facility and (D) additional structuring, commitment and arranger and other similar fees may be paid to the lenders and/or arrangers providing such Replacement Revolving Facility,

(iii) no Replacement Revolving Facility may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing,

(iv) any Replacement Revolving Facility may be pari passu (to the extent the Replaced Revolving Facility was pari passu) with or junior to any then-existing Commitment in right of payment and pari passu (to the extent the Replaced Revolving Facility was pari passu) with or junior to any then-existing Commitment with respect to the Collateral; provided that any Replacement Revolving Facility that is junior to the then-existing Commitment shall be subject to an Acceptable Intercreditor Agreement,

(v) any Replacement Revolving Facility that is secured may not be secured by any assets other than the Collateral,

(vi) any Replacement Revolving Facility that is guaranteed may not be guaranteed by any Person other than one or more Loan Parties,

(vii) any pari passu Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Commitments and Extended Revolving Loans set forth in the proviso to clause (i) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c),

(viii) upon the implementation of any Replacement Revolving Facility pursuant to this Section 9.02(c) each then-existing Lender (other than any Lender in respect of the Replaced Revolving Facility) immediately prior to such increase will automatically and without further act be deemed to have assigned, at par value, to each Lender under such Replacement Revolving Facility, and each Lender under such Replacement Revolving Facility will automatically and without further act be deemed to have assumed, at par value, a portion of such existing Lender’s participations hereunder in outstanding Letters of Credit, Swingline Loans, Protective Advances and Overadvances such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each Lender under such Replacement Revolving Facility) participations hereunder in Letters of Credit, Swingline Loans, Protective Advances and Overadvances shall be held ratably on the basis of their respective Commitments (after giving effect to the establishment of the Replacement Revolving Commitments pursuant to this Section 9.02(c)) and the existing Lenders shall assign Revolving Loans to the Replacement Revolving Lenders, and such Replacement Revolving Lenders shall purchase, at par value, such Revolving Loans, in each case to the extent necessary so that all of the Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Commitments (after giving effect to the establishment of the Replacement Revolving Commitments pursuant to this Section 9.02(c)); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (viii),

(ix) the commitments in respect of the relevant Replaced Revolving Facility shall be terminated, and all loans outstanding thereunder and all fees then due and payable in connection therewith shall be paid in full, in each case on the date any Replacement Revolving Facility is implemented, and

(x) no Replacement Revolving Facility the Maturity Date of which is later than the Initial Revolving Credit Maturity Date shall be effective as to the obligations of the Swingline Lender to make any Swingline Loans or any Issuing Bank with respect to Letters of Credit without the consent of the Swingline Lender or such Issuing Bank (such consents not to be unreasonably withheld or delayed) (and, in the absence of such consent, all references herein to Latest Maturity Date shall be determined, when used in reference to the Swingline Lender or such Issuing Bank, as applicable, without giving effect to such Replacement Revolving Facility).

Each party hereto hereby agrees that this Agreement may be amended by the Borrowers, the Administrative Agent and the lenders providing the relevant Class of Replacement Revolving Facility to the extent (but only to the extent) necessary to reflect the existence and terms of such Class of Replacement Revolving Facility, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Revolving Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Class of any Replacement Revolving Facility, may elect or decline, in its sole discretion, to provide such Class of Replacement Revolving Facility.

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document:

(i) the Borrowers and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (A) comply with any Requirement of Law or the advice of counsel, (B) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this

Agreement and/or the relevant other Loan Documents or (C) in connection with the Term Loan Facility, grant a first lien on the Term Loan Priority Collateral and a second lien on the ABL Priority Collateral in favor of the Term Loan Credit Agreement Collateral Agent and grant a second lien on the Term Loan Priority Collateral in favor of the Administrative Agent, in each case, pursuant to an Acceptable Intercreditor Agreement,

(ii) the Borrowers and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders providing Revolving Loans and Commitments under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower Representative and the Administrative Agent to (1) effect the provisions of Sections 2.22, 2.23, 5.12, 6.13 and/or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent and/or (2) to add terms (including representations and warranties, conditions, prepayments, covenants or events of default), in connection with the addition of any Revolving Loan or Commitment hereunder, that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent,

(iii) if the Administrative Agent and the Borrower Representative have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision solely to address such matter as reasonably determined by them acting jointly,

(iv) the Administrative Agent and the Borrowers may amend, restate, amend and restate or otherwise modify any Acceptable Intercreditor Agreement and/or any other Additional Agreement as provided therein and not inconsistent with any provision of this Agreement,

(v) the Administrative Agent may amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, implementations of Additional Revolving Credit Commitments or incurrences of Additional Revolving Loans pursuant to Sections 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Revolving Credit Commitments or Additional Revolving Loans,

(vi) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as permitted pursuant to Section 2.21(b) and except that the Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment or Revolving Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)),

(vii) [reserved], and

(viii) any amendment, waiver or modification of any term or provision that directly affects Lenders under one or more Classes and does not directly affect Lenders under one or more other Classes may be effected with the consent of Lenders owning 50% of the aggregate commitments or Revolving Loans of such directly affected Class in lieu of the consent of the Required Lenders (or 66 2/3% in lieu of the consent of the Super Majority Lenders or 100% in lieu of all Lenders, in each case, to the extent such amendment, waiver or modification would otherwise require such a greater percentage).

Section 9.03. Expenses; Indemnity.

(a) Subject to Section 9.05(f), the Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction (which shall include Canada) to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as IntraLinks) of the Revolving Facility, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated, but only to the extent the preparation of any such amendment, modification or waiver was requested by or otherwise approved by the Borrowers and except as otherwise provided in a separate writing between the Borrowers, the Arranger and/or the Administrative Agent) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Banks, the Arranger and the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction (which shall include Canada) to all such Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Revolving Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt by the Borrower Representative of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrowers shall indemnify the Arranger, the Administrative Agent, each Lender, each Issuing Bank and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, one local counsel in any relevant material jurisdiction (which shall include Canada) to all Indemnitees, taken as a whole and solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole, and (y) one additional local counsel in any relevant material jurisdiction (which shall include Canada) to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Revolving Loans or any Letter of Credit, (iii) any actual or alleged Release by the Borrower Representative, any of its Restricted Subsidiaries or any other Loan Party or presence of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower Representative, any of its Restricted Subsidiaries or any other Loan Party or any Environmental Claim or Environmental Liability related to the Borrower Representative, any of its Restricted Subsidiaries or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (a “Proceeding”), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower Representative, any other Loan Party or any of their respective Affiliates); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final and non-

appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any Proceeding brought by such Indemnitee against another Indemnitee (other than Proceeding that is brought by or against the Administrative Agent or the Arranger, acting in its capacity as the Administrative Agent or as the Arranger) that does not involve any act or omission of Holdings, the Borrower Representative or any of its subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after receipt by the Borrower Representative of a written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt by the Borrower Representative of an invoice setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim. Notwithstanding the foregoing, no Loan Party that is a Foreign Subsidiary or a Foreign Subsidiary Holdco shall be obligated to make any payment in respect of the amount of any Revolving Loans made to a US Borrower or any other Secured Obligations of a US Loan Party.

(c) The Borrowers shall not be liable for any settlement of any Proceeding effected by any Indemnitee without the written consent of the Borrower Representative (which consent shall not be unreasonably withheld, delayed or conditioned) or any other loss, claim, damage, liability and/or expense incurred in connection therewith, but if any Proceeding is settled with the written consent of the Borrower Representative, or if there is a final judgment against any Indemnitee in any such proceeding, the Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceeding against any Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission of fault or culpability.

Section 9.04. Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement nor any Secured Party shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party and/or any Related Party of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Revolving Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against the Borrowers, to the extent such damages are included in any third party claim in connection with which such Indemnitee is otherwise entitled to indemnification pursuant to, and in accordance with, the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that (i) except as provided under Section 6.07, the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section (any attempted assignment or transfer not complying with the terms of this Section shall be null and void and, with respect to any attempted assignment or transfer to any Disqualified Institution, subject to Section 9.05(f)). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, to the extent provided in paragraph (e) of this Section, Participants and, to the extent expressly contemplated hereby, the Related Parties of the Arranger, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Initial Commitment or Additional Revolving Credit Commitment added pursuant to Sections 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent of:

(A) the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed); provided, that (x) the Borrower Representative shall be deemed to have consented to any assignment (other than any such assignment to a Disqualified Institution or a natural Person) unless it has objected thereto by written notice to the Administrative Agent within 10 Business Days after receipt of written notice thereof,

(y) the consent of the Borrower Representative shall not be required for any assignment of Revolving Loans or Commitments (1) to any Lender or any Affiliate of any Lender or an Approved Fund or (2) at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Borrowers) exists and (z) the Borrower Representative may withhold its consent to any assignment to any Person that is not a Disqualified Institution but is known by the Borrower Representative to be an Affiliate of a Disqualified Institution regardless of whether such person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name; and

(B) the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that no consent of the Administrative Agent shall be required for any assignment to another Lender, any Affiliate of a Lender or any Approved Fund; and

(C) in the case of any Commitment, each Issuing Bank and the Swingline Lender, in each case, not to be unreasonably withheld or delayed.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Revolving Loans or Commitments of any Class, the principal amount of Revolving Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall not be less than $5,000,000, unless the Borrower Representative and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form required under Section 2.17.

(iii) Subject to the acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in any Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the Borrower Representative shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Revolving Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the US a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Revolving Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, each Issuing Bank and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment Agreement executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section, if applicable, and any written consent to the relevant assignment required by paragraph (b) of this Section, the Administrative Agent shall promptly accept such Assignment Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) By executing and delivering an Assignment Agreement, the assigning Lender and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) the assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Revolving Loans, in each case, without giving effect to any assignment thereof which has not become effective, are as set forth in such Assignment Agreement, (B) except as set forth in clause (A) above, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Restricted Subsidiary or the performance or observance by the Borrowers or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) the assignee represents and warrants that it is an Eligible Assignee and that it is not a Disqualified Institution, legally authorized to enter into such Assignment Agreement; (D) the assignee confirms that it has received a copy of this Agreement and each applicable Acceptable Intercreditor Agreement, together with copies of the financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement; (E) the assignee will independently and without reliance upon the Administrative Agent, the assigning Lender or any other Lender and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) the assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) the assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender, and with the consent of the Borrower Representative (as set forth in the proviso below), sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person, the Borrowers or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Revolving Loans owing to it); provided, that it is understood and agreed that unless at any time when an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Borrowers) exists, the consent of the Borrower Representative will be required for any participation of any rights or obligations of any Lender under or in respect of any Commitments or Revolving Loans; provided, further, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Revolving Loans or Commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) of the applicable Lender that sold the respective participation to such Participant to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section and it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender, and if additional amounts are required to be paid pursuant to Section 2.17(a) or Section 2.17(c), to the Borrowers and the Administrative Agent). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant.

Each Lender that sells a participation or grants a loan to an SPC shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and their respective successors and registered assigns, and the principal and interest amounts of each Participant’s and each SPC’s interest in the Revolving Loans or other obligations under the Loan Documents (a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Commitment, Revolving Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Revolving Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and Section 1.163-5(b) of the proposed Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Revolving Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Revolving Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Granting Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof. The making of any Revolving Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.15, 2.16 or 2.17 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the US or any State thereof; provided, that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower Representative or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC.

(f) (i) Any assignment or participation by a Lender (A) to or with any Disqualified Institution or (B) without the Borrower Representative’s consent to the extent the Borrower Representative’s consent is required under this Section 9.05 (and not deemed to have been given pursuant to Section 9.05(b)(i)(A)), in each case, to any Person shall not be null and void, but the Borrower Representative may require such Disqualified Institution or any such other Person to which an assignment or participation was made without the required consent of the Borrower Representative (upon written notice to the Disqualified Institution or any such other Person) to promptly (and in any event within five Business Days of such written notice) assign, without recourse and in accordance with and subject to the restrictions contained in this Section 9.05, all Revolving Loans and Commitments then owned by such Disqualified Institution or any such other Person to another Lender (other than a Defaulting Lender) or Eligible Assignee and the Borrowers shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence and/or specifically enforce this Section 9.05(f) in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedy available to the Borrowers at law or in equity; it being understood and agreed that (A) Holdings, the Borrower Representative and its subsidiaries will suffer irreparable harm if any Lender breaches any obligation under this Section 9.05 as it relates to any assignment, participation or pledge of any Revolving Loan or Commitment to any Person to whom the Borrower Representative’s consent is required but not obtained and (B) notwithstanding the foregoing provisions of this Section 9.05(f), any subsequent assignment by any Disqualified Institution (or any other Person to which an assignment or participation was made without the required consent of the Borrower Representative) to an Eligible Assignee that complies with the requirements of Section 9.05(b) will be deemed to be a valid and enforceable assignment for purposes hereof. Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that Holdings or the Borrowers may otherwise have at law or equity. Upon the request of any Lender, the Administrative Agent shall make the list of Disqualified Institutions available to such Lender, and such Lender may provide the list of Disqualified Institutions to any potential assignee or participant on a confidential basis in accordance with Section 9.13 solely for the purpose of permitting such Person to verify whether such Person (or any Affiliate thereof) constitutes a Disqualified Institution.

(ii) If any assignment or participation under this Section 9.05 is made to any Disqualified Institution and/or any Affiliate of any Disqualified Institution without the Borrower’s prior written consent (any such person, a “Disqualified Person”), then the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrowers owing to such Disqualified Person without regard to the pro rata requirements of Section 2.18 and/or (B) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided, that (I) in the case of clause (A), the Borrower Representative shall be liable to the relevant Disqualified Person under Section 2.16 if any LIBO Rate Revolving Loan or CDOR Rate Revolving Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto, (II) in the case of clause (B), the relevant assignment shall otherwise comply with this Section 9.05 (except that no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph) and (III) in no event shall such Disqualified Person be entitled to receive amounts set forth in Section 2.13(d). Further, any Disqualified Person identified by the Borrower Representative to the Administrative Agent (A) shall not be permitted to (x) receive information or reporting provided by any Loan Party, the Administrative Agent or any Lender and/or (y) attend and/or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, (B) (x) shall not for purposes of determining whether the Required Lenders, Super Majority Lenders, the majority of Lenders under any Class, each Lender or each affected Lender have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, have a right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action; it being understood that all Commitments and Revolving Loans held by any Disqualified Person shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders, majority Lenders under any Class, each Lender or each affected Lender have taken any action, and (y) shall be deemed to vote in the same proportion as Lenders that are not Disqualified Persons in any proceeding under any Debtor Relief Law commenced by or against any Borrower or any other Loan Party and (C) shall not be entitled to receive the benefits of Section 9.03. For the sake of clarity, the provisions in this Section 9.05(f) shall not apply to any Person that is an assignee of any Disqualified Person, if such assignee is not a Disqualified Person.

(iii) Notwithstanding anything to the contrary herein, each of Holdings, each other Loan Party and the Lenders acknowledges and agrees that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Person and the Administrative Agent shall have no (i) liabilities with respect to any assignment or participation made to a Disqualified Person or (ii) duty to monitor or enforce compliance with the prohibitions on assignment or participations to Disqualified Persons.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loan and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit and the Commitments, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but, in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and each Acceptable Intercreditor Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee Letter shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. This Agreement shall become effective when it has been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any signature to this Agreement may be delivered by facsimile, email (including “.pdf”) or any electronic signature complying with the US federal ESIGN Act of 2000, the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Requirements of Law, to the extent and as provided for in any applicable law, including the US federal ESIGN Act of 2000, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.08. Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Setoff. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Issuing Bank and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender to or for the credit or the account of any Loan Party against any and all of the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Issuing Bank or such Lender different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender shall promptly notify the Borrower Representative and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, each Issuing Bank and the Administrative Agent under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, such Issuing Bank or the Administrative Agent may have.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY US FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ITS RIGHTS UNDER ANY COLLATERAL DOCUMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, LEGAL COUNSEL OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. Each of the Administrative Agent, each Lender, each Issuing Bank and the Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ members, partners, directors (or equivalent managers), officers, employees, agents, affiliates, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided, that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower Representative otherwise consents, no such disclosure shall be made by the Administrative Agent, the Arranger, any Lender, any Issuing Bank or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, the Arranger, any Lender or any Issuing Bank that is a Disqualified Institution (other than any Excluded Party that is a senior employee of the Administrative Agent, the Arranger, such Lender or such Issuing Bank who is required, in accordance with industry regulations or the relevant Administrative Agent’s, Arranger’s, Lender’s or Issuing Bank’s internal policies and procedures, to act in a supervisory capacity and the relevant Administrative Agent’s, Arranger’s, Lender’s or Issuing Bank’s internal, legal or compliance committee members, so long as such Persons do not share any such Confidential Information with any individual primarily engaged in private equity, venture capital or mezzanine financing activities at the Disqualified Institution itself), (b) to the extent compelled by legal process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, (i) to the extent practicable and permitted by applicable Requirements of Law, inform the Borrower Representative promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) upon the demand or request of any Governmental Authority or regulatory or self-regulatory authority having jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable Requirements of Law, (i) to the extent practicable and permitted by applicable Requirements of Law, inform the Borrower Representative promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (d) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower Representative and the Administrative Agent) in accordance with the standard syndication process of the Arranger or market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case, other than a Disqualified Institution and/or any other Person to whom the Borrower Representative has, at the time of disclosure, affirmatively declined to consent to the assignment or participation of any Loans hereunder in accordance with Section 9.05) (it being understood that pursuant to Section 9.05(f)(i), the list of Disqualified Institutions may be disclosed to any assignee or Participant, or prospective assignee or Participant in reliance on this clause (d)), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party (other than a Disqualified Institution) and (iv) subject to the Borrower Representative’s prior approval of the information to be disclosed, to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (e) with the prior written consent of the Borrower Representative, (f) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives, (g) in connection with the enforcement of the Administrative Agent’s, any Lender’s, any Issuing Bank’s or the Arranger’s rights under the Loan Documents, (h) to the extent such information is received by the Administrative Agent, any Lender, any Issuing Bank or the Arranger on a non-confidential basis other than as a result of a breach of this Section 9.13 from a third party (other than a Loan Party) that is not, to such Person’s knowledge after reasonable investigation, subject to the confidentiality, fiduciary or other legal obligations owing to Holdings, the Borrower Representative or any of its or their respective subsidiaries or Affiliates, (i) to the extent such information is independently developed by the Administrative Agent, such Lender, such Issuing Bank, or the Arranger without reliance on such information and without otherwise breaching this Section 9.13 and/or (j) for purposes of establishing a “due diligence” defense. For purposes of this Section 9.13, “Confidential Information” means all information relating to Holdings, the Borrower Representative and/or any of its subsidiaries and their respective businesses or the Transactions (including any information obtained by the Administrative Agent, any Lender, any Issuing Bank or the Arranger, or any of their respective Affiliates or Representatives, based on a review of any books and records relating to Holdings, the Borrower Representative and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof). For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure. In addition, the Administrative Agent, the Arranger, each Lender and each Issuing Bank may disclose the existence of the Revolving Facility and generic information about the Revolving Facility (and not, for the avoidance of doubt, Confidential Information) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Facility, market data collectors, similar service providers to the lending industry and services providers to the Administrative Agent and the Arranger in connection with the administration and management of the Revolving Facility. The respective obligations of the Administrative Agent, each Lender, each Issuing Bank and the Arranger under this Section 9.13 shall survive for a period of three (3) years following, to the extent applicable to such Person, (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement and (z) the resignation or removal of the Administrative Agent.

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent, the Arranger, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or Issuing Bank, on the one hand, and such Loan Party, its respective stockholders or its respective affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders and Issuing Banks, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender or Issuing Bank, in its capacity as such, has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender or Issuing Bank has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender and each Issuing Bank, in its respective capacity as such, is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.15. Several Obligations. The respective obligations of the Lenders and Issuing Banks hereunder are several and not joint and the failure of any Lender to make any Revolving Loan or perform any of its obligations hereunder or the failure of any Issuing Bank to issue any Letters of Credit or perform any of its obligations hereunder, in each case, shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. USA PATRIOT Act; Canadian Sanctions Legislation.

(a) Each Lender that is subject to the requirements of the USA PATRIOT Act (including the Beneficial Ownership Regulation) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (including the Beneficial Ownership Regulation), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act (including the Beneficial Ownership Regulation).

(b) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable Canadian Sanctions Legislation, then the Administrative Agent: (i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable Canadian Sanctions Legislation; and (ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

Section 9.17. Disclosure of Agent Conflicts. Each Loan Party, each Lender and each Issuing Bank hereby acknowledge and agree that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender and each Issuing Bank hereby appoints each other Lender and each other Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other applicable Requirement of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or Issuing Bank shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Revolving Loan, together with all fees, charges and other amounts which are treated as interest on such Revolving Loan under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Revolving Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Revolving Loan hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Revolving Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charged Amounts payable to such Lender in respect of other Revolving Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, have been received by such Lender.

Section 9.20. Acceptable Intercreditor Agreement. REFERENCE IS MADE TO ANY ACCEPTABLE INTERCREDITOR AGREEMENT. EACH LENDER AND EACH ISSUING BANK HEREUNDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT AND AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO EACH ACCEPTABLE INTERCREDITOR AGREEMENT AS “ABL CREDIT AGREEMENT COLLATERAL AGENT” (OR OTHER APPLICABLE TITLE) AND ON BEHALF OF SUCH LENDER OR ISSUING BANK. THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY ACCEPTABLE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER AND EACH ISSUING BANK IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH ACCEPTABLE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER OR ANY ISSUING BANK AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN ANY ACCEPTABLE INTERCREDITOR AGREEMENT. THIS SECTION 9.20 IS INTENDED AS AN INDUCEMENT TO THE HOLDERS OF ANY INDEBTEDNESS SUBJECT TO ANY APPLICABLE ACCEPTABLE INTERCREDITOR AGREEMENT TO EXTEND CREDIT IN CONNECTION THEREWITH AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH ACCEPTABLE INTERCREDITOR AGREEMENT.

Section 9.21. Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control; provided, that in the case of any conflict or inconsistency between any Acceptable Intercreditor Agreement and any Loan Document, the terms of such Acceptable Intercreditor Agreement shall govern and control.

Section 9.22. Release of Guarantors and Collateral.

(a) Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor shall automatically be released from its obligations hereunder (and its Loan Guaranty and the Liens granted pursuant to the Collateral Documents shall be automatically released) (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder) and/or (ii) upon the occurrence of the Termination Date and the payment in full of the other Secured Obligations (other than contingent indemnification obligations for which no claim or demand has been made) and (b) any Subsidiary Guarantor that meets the definition of an “Excluded Subsidiary” shall be released by the Administrative Agent promptly following the request therefor by the Borrower Representative. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that upon the request of the Administrative Agent, the Borrower Representative shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

(b) Notwithstanding anything in Section 9.02(b) to the contrary, any lien on the Collateral granted in favor of the Administrative Agent on the Closing Date which consists of Term Loan Priority Collateral shall be automatically subordinated to the lien granted on the Closing Date with respect to such Term Loan Priority Collateral upon the entering into of the Term Loan Facility and an Acceptable Intercreditor Agreement, such subordination to be on the terms set forth in such Acceptable Intercreditor Agreement. In connection with any such subordination, the Administrative Agent shall promptly execute and deliver to the Loan Parties, at the Loan Parties’ expense, all documents that such Loan Party shall reasonably request to evidence such subordination, including, without limitation an Acceptable Intercreditor Agreement. Any execution and delivery of any document pursuant to the preceding sentence shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.23. Judgment Currency Conversion.

(a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than US Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in US Dollars, the conversion shall be made, at the Administrative Agent’s quoted rate of exchange prevailing, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties each covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Any amount due from a Loan Party under this Section 9.23 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(c) For purposes of determining the prevailing rate of exchange, such amounts shall include any customary costs of the Administrative Agent payable in connection with the purchase of US Dollars.

Section 9.24. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding of the parties hereto, each such party acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.25. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

IFIT HEALTH & FITNESS INC, as Holdings

By:	/s/ Everett Smith
Name: Everett Smith
Title: Secretary

US BORROWERS:

ICON HEALTH & FITNESS, INC., FREE MOTION FITNESS, INC., UNIVERSAL TECHNICAL SERVICES, ICON IP, INC.,
as Borrowers

By:	/s/ Everett Smith
Name: Everett Smith
Title: Secretary

CANADIAN BORROWER:

ICON DU CANADA INC., as a Borrower

By:	/s/ Everett Smith
Name: Everett Smith
Title: Vice President and Secretary

[SIGNATURE PAGE TO ABL CREDIT AGREEMENT]

BANK OF AMERICA, N.A., as the Administrative Agent and a Lender

By:	/s/ Matthew R. Van Steenhuyse
Name: Matthew R. Van Steenhuyse
Title: Senior Vice President

[SIGNATURE PAGE TO ABL CREDIT AGREEMENT]

BANK OF AMERICA, N.A. (acting through its Canada Branch), as a Lender

By:	/s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

Address: 181 Bay Street
Toronto, Ontario
M5J 2V8
Facsimile: (312) 453-4041

[SIGNATURE PAGE TO ABL CREDIT AGREEMENT]

SCHEDULE 1.01(a)

COMMITMENT SCHEDULE

Lender	Commitments
Bank of America, N.A.	$225,000,000.00
JPMorgan Chase Bank, N.A.	$100,000,000.00
Total	$325,000,000.00

SCHEDULE 1.01(c)

EXISTING LETTERS OF CREDIT

1.	That certain Letter of Credit, issued by Bank of America in favor of American Alternative Insurance Corporation with a principal amount outstanding of $9,000,000 expiring May, 2022.

2.	That certain Letter of Credit, issued by Bank of America in favor of Washington Int’l Insurance Group with a principal amount outstanding of $330,000 expiring June, 2021.

3.	That certain Letter of Credit, issued by Bank of America in favor of Comdata IT’s Subsidiaries and Affiliates with a principal amount outstanding of $75,000 expiring June, 2021.

SCHEDULE 1.01(d)

EXISTING CANADIAN ACCOUNTS

Owner	Type of Account	Bank or Intermediary	Account Number
Icon du Canada Inc.	CDN Dollars Deposits	Royal Bank of Canada	00001-1000371
Account
Icon du Canada Inc.	CDN Dollars Operating	Royal Bank of Canada	00001-1170471
Account
Icon du Canada Inc.	US Dollars	Royal Bank of Canada	00001-4023966
Operating Account
Icon du Canada Inc.	US Dollars	Royal Bank of Canada	00001-4051546
Deposits Account
Icon du Canada Inc.	High interest savings	Manulife	1456194
account

SCHEDULE 3.13

SUBSIDIARIES AS OF THE CLOSING DATE

Subsidiary	Jurisdiction	Type of Entity	Equity Holder	Ownership Interest
ICON Health & Fitness, Inc.	Delaware	Corporation	iFIT Health & Fitness Inc	100%
Universal Technical Services	Utah	Corporation	ICON Health & Fitness, Inc.	100%
NordicTrack Shanghai	China	Corporation	ICON Health & Fitness, Inc.	100%
Nordic Track, Inc.	Utah	Corporation	ICON Health & Fitness, Inc.	100%
ICON INTERNATIONAL HOLDINGS, INC.	Delaware	Corporation	ICON Health & Fitness, Inc.	100%
FREE MOTION FITNESS, INC.	Utah	Corporation	ICON Health & Fitness, Inc.	100%
ICON IP, INC.	Delaware	Corporation	ICON Health & Fitness, Inc.	100%
FG Assurance, Inc.	Utah	Corporation	ICON Health & Fitness, Inc.	100%
Icon du Canada, Inc.	Canada/Quebec	Corporation	ICON INTERNATIONAL HOLDINGS, INC.	100%
ICON (Hangzhou) Fitness Equipment Col, Ltd	China	Corporation	ICON INTERNATIONAL HOLDINGS, INC.	49%
ICON HEALTH & FITNESS (HOLDINGS) LIMITED	UK	Corporation	ICON INTERNATIONAL HOLDINGS, INC.	100%
NordicTrack de Mexico s de RL CV	Mexico	Corporation	ICON INTERNATIONAL HOLDINGS, INC.	50%
			FREE MOTION FITNESS, INC.	50%
WORLD FITNESS SALES	Cayman Islands	Corporation	ICON INTERNATIONAL HOLDINGS, INC.	100%
ICON HEALTH & FITNESS ITALIA SPA	Italy	Corporation	ICON HEALTH & FITNESS (HOLDINGS) LIMITED	100%
ICON HEALTH & FITNESS LIMITED	UK	Corporation	ICON HEALTH & FITNESS (HOLDINGS) LIMITED	100%
ICON HEALTH & FITNESS FRANCE SAS	France	Corporation	ICON HEALTH & FITNESS (HOLDINGS) LIMITED	100%
AICON HEALTH & FITNESS GmBH	Germany	Corporation	ICON HEALTH & FITNESS (HOLDINGS) LIMITED	100%

SCHEDULE 5.10

UNRESTRICTED SUBSIDIARIES

None.

SCHEDULE 5.16

POST-CLOSING OBLIGATIONS

Post-Closing Requirement	Time Period
Delivery of insurance endorsements required by Section 5.05 of the Credit Agreement.	Within 45 calendar days of the Closing Date; provided, such timeframe may be extended in Administrative Agent’s reasonable discretion.

SCHEDULE 6.01

EXISTING INDEBTEDNESS

1.	The Indebtedness secured by the liens set forth on Schedule 6.02.

2.	Wells Fargo Receivables Purchase Agreement between ICON Health & Fitness Inc. and Wells Fargo Bank, National Association, dated as of February 24, 2016

SCHEDULE 6.02

EXISTING LIENS

Debtor	Filing Number	Jurisdiction	Filing Date	Secured Party	Description of Collateral

ICON Health & Fitness, Inc.	20032219486	DE-SOS	08/27/2003	HYG Financial Services, Inc.	Equipment

ICON Health & Fitness, Inc.	2011 4498658	DE-SOS	11/23/2011	LaSalle Systems Leasing, Inc. Partial Assignment: MB Financial Bank, N.A.	Goods including computer equipment

ICON Health & Fitness, Inc.	2012 0814030	DE-SOS	03/01/2012	DE Lage Landen Financial Services, Inc.	Equipment

ICON Health & Fitness, Inc.	2012 3890771	DE-SOS	10/09/2012	HYG Financial Services, Inc.	Equipment

ICON Health & Fitness, Inc.	2013 1746842	DE-SOS	05/07/2013	People’s Capital and Leasing Corp.	Equipment

ICON Health & Fitness, Inc.	2013 1747154	DE-SOS	05/07/2013	People’s Capital and Leasing Corp.	Equipment

ICON Health & Fitness, Inc.	2014 1826130	DE-SOS	05/08/2014	Harbor Capital Leasing, LLC Partial Assignment: Beverly Bank & Trust Company N.A. Partial Assignment: Wintrust Equipment Finance, as division of Wintrust asset Finance Inc.	Goods including equipment, machinery, furniture, fixtures, rolling stock, material handling and various computer equipment

ICON Health & Fitness, Inc.	2014 3077237	DE-SOS	08/01/2014	Harbor Capital Leasing, LLC	Goods and Equipment

ICON Health & Fitness, Inc.	20161980919	DE-SOS	04/04/2016	Wells Fargo Bank, National Association	Purchased Receivables

ICON Health & Fitness, Inc.	20174786601	DE-SOS	07/19/2017	Corporation Service Company, as Representative Partial Assignment: Suntrust Equipment Finance and Leasing Corp	Goods including various computers equipment

ICON Health & Fitness, Inc.	20183871841	DE-SOS	06/07/2018	Trumpf Finance	Equipment

ICON Health & Fitness, Inc.	20191906291	DE-SOS	03/19/2019	Pacific Rim Capital, Inc.	Equipment

Debtor	Filing Number	Jurisdiction	Filing Date	Secured Party	Description of Collateral

ICON Health & Fitness, Inc.	20195839308	DE-SOS	08/21/2019	Thompson Tractor Co., Inc.	Equipment

ICON Health & Fitness, Inc.	20201371345	DE-SOS	02/25/2020	De Lage Landen Financial Services, Inc.	Equipment

ICON Health & Fitness, Inc.	20201848961	DE-SOS	03/12/2020	De Lage Landen Financial Services, Inc.	Equipment

ICON Health & Fitness, Inc.	20206073532	DE-SOS	09/02/2020	Thompson Tractor Co., Inc.	Equipment

ICON Health & Fitness, Inc.	2020708395-6	Utah – Division of Corporations & Commercial Code	08/28/2020	Trumpf Inc.	Equipment

SCHEDULE 6.06

EXISTING INVESTMENTS

1.	Money market mutual funds with JPMorgan Chase in an amount of approximately $39,988,009.59.

2.	Investments in Oura in an amount of approximately $8,999,984.66.

3.	Intercompany Note.

SCHEDULE 6.14

EXISTING INDEBTEDNESS OF HOLDINGS

1.

That certain 7.0% note of iFIT Health & Fitness Inc issued by iFIT Health & Fitness Inc to Pamplona, pursuant to that certain Securities Purchase Agreement, dated as of November 18, 2019, by and between Pamplona and iFIT Health & Fitness Inc

2.

The preferred stock of iFIT Health & Fitness Inc issued pursuant to (i) that certain Securities Purchase Agreement, dated as of October 2, 2020 by and among LC9 Connected Holdings, LP, Pamplona and iFIT Health & Fitness Inc and (ii) that certain Securities Purchase Agreement, dated as of March 17, 2021 by and among Planet Fitness Holdings, LLC and iFIT Health & Fitness Inc

SCHEDULE 9.01

BORROWER REPRESENTATIVE’S WEBSITE ADDRESS FOR ELECTRONIC DELIVERY

www.iconfitness.com

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the ABL Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the ABL Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the ABL Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Requirements of Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the ABL Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the ABL Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 of the ABL Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the ABL Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the ABL Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:          [•]

2. Assignee:          [•] [and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower Representative: ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”).

4. Administrative Agent: Bank of America, N.A., as administrative agent under the ABL Credit Agreement.

5. ABL Credit Agreement: That certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), the Borrower Representative, certain subsidiaries of the Borrower Representative from time to time party thereto, as Borrowers (as defined therein), certain subsidiaries of the Borrower Representative from time to time party thereto, as Subsidiary

[1]	Select as applicable.

Guarantors (as defined therein), the Lenders (as defined therein) from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders.

6. Assigned Interest:

Aggregate Amount of Commitments/Revolving Loans	Class of Commitment s/Revolving Loans Assigned	Amount of Commitments/ Revolving Loans Assigned[2]	Percentage Assigned of Commitments/ Revolving Loans under Relevant Class[3]	CUSIP Number
$		$	%
$		$	%
$		$	%

Effective Date: [•] [•], 20[•] [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

7. THE PARTIES HERETO ACKNOWLEDGE THAT ANY ASSIGNMENT TO ANY DISQUALIFIED INSTITUTION WITHOUT OBTAINING THE REQUIRED CONSENT OF THE BORROWER REPRESENTATIVE OR, TO THE EXTENT THE BORROWER REPRESENTATIVE’S CONSENT IS REQUIRED UNDER SECTION 9.05 OF THE ABL CREDIT AGREEMENT, TO ANY OTHER PERSON, SHALL BE NULL AND VOID, AND, IN THE EVENT OF ANY SUCH ASSIGNMENT (AND ANY ASSIGNMENT TO ANY AFFILIATE OF ANY DISQUALIFIED INSTITUTION), THE BORROWER REPRESENTATIVE SHALL BE ENTITLED TO PURSUE THE REMEDIES DESCRIBED IN SECTION 9.05 OF THE ABL CREDIT AGREEMENT.

[Signature Page Follows]

[2]	Not to be less than $5,000,000 unless the Borrower Representative and the Administrative Agent otherwise consent.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Revolving Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

☐

ASSIGNEE HAS EXAMINED THE LIST OF DISQUALIFIED INSTITUTIONS AND (I) REPRESENTS AND WARRANTS THAT (A) IT IS NOT IDENTIFIED ON SUCH LIST AND (B) IT IS NOT AN AFFILIATE OF ANY INSTITUTION IDENTIFIED ON SUCH LIST AND (II) ACKNOWLEDGES THAT ANY ASSIGNMENT MADE TO AN AFFILIATE OF A DISQUALIFIED INSTITUTION SHALL BE SUBJECT TO SECTION 9.05 OF THE ABL CREDIT AGREEMENT.[4]

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A.,as Administrative Agent[5]

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][6]

[ICON HEALTH & FITNESS, INC.,as the Borrower Representative

By:
Name:
Title:]

[4]	To be completed by Assignee.

[5]	To be added only if the consent of the Administrative Agent is required.

[6]

To be added only if the consent of the Borrower Representative is required by Section 9.05(b)(i)(A) of the ABL Credit Agreement. The consent of the Borrower Representative is required unless (1) to any Lender or any Affiliate of any Lender or an Approved Fund or (2) an Event of Default under Section 7.01(a) or Sections 7.01(f) or (g) (with respect to the Borrower) exists.

Annex I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statement, warranty or representation made in or in connection with the ABL Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower Representative, any of its Restricted Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower Representative, any of its Restricted Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the ABL Credit Agreement, (ii) it satisfies the requirements, if any, specified in the ABL Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the ABL Credit Agreement and the other Loan Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iv) it has received a copy of the ABL Credit Agreement and any Acceptable Intercreditor Agreements, together with copies of the most recent financial statements referred to in Section 4.01(c) or the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) it has examined the list of Disqualified Institutions and it is not (A) a Disqualified Institution or (B) an Affiliate of a Disqualified Institution and (vi) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.17 of the ABL Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the ABL Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued up to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex I to Exhibit A

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Any signature to this Assignment and Assumption may be delivered by facsimile, email (including “.pdf” ) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Requirements of Law. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

Annex I to Exhibit A

EXHIBIT B

[FORM OF]

BORROWING REQUEST7

Bank of America, N.A.

as Administrative Agent for the Lenders referred to below

Attention: [•]

[•]

[•]

Facsimile: [•]

Telephone: [•]

Email: [•]

[•] [•], 20[•]8

Ladies and Gentlemen:

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party hereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders. Terms defined in the ABL Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.03 of the ABL Credit Agreement that it requests the Borrowings under the ABL Credit Agreement to be made on [•] [•], 20[•], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

(A)	Borrower(s)	[•]
(B)	Date of Borrowing (which shall be a Business Day)		[•]

[7]	Australian counsel to build in AD provisions.

[8]

The Administrative Agent must be notified in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative or by telephone (with such telephonic notification to be promptly confirmed in writing by a Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative), and must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any Borrowing of LIBO Rate Revolving Loans (or one Business Day in the case of any Borrowing of LIBO Rate Revolving Loans to be made on the Closing Date), (ii) 10:00 a.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of CDOR Rate Revolving Loans (or one Business Day in the case of any Borrowing of CDOR Rate Revolving Loans to be made on the Closing Date) and (iii) 10:00 a.m. on the requested date of any Borrowing of Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as is acceptable to the Administrative Agent); provided, however, that if the Borrower Representative wishes to request LIBO Rate Revolving Loans or CDOR Rate Revolving Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower Representative must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of the Borrowing (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of the Borrowing, the Administrative Agent shall notify the Borrower Representative whether or not the requested Interest Period is available to the appropriate Lenders.

(C)	Aggregate Amount of Borrowing[9]	[•]

(D)	Type of Borrowing[10]	[•]

(E)	Class of Borrowing	[•]

(F)	Interest Period[11] (in the case of a LIBO Rate Borrowing or a CDOR Rate Borrowing)	[•]

(G)	Amount (including currency), Account Number and Location

Wire Transfer Instructions:
Amount	$[•] [US Dollars]/[Canadian Dollars] [12]
Bank:	[	•]
ABA No.:	[	•]
Account No.:	[	•]
Account Name:	[	•]

[9]	Subject to Section 2.01 and Section 2.02(c) of ABL Credit Agreement.

[10]

State whether a LIBO Rate Borrowing, CDOR Rate Borrowing, Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing. If no Type of Borrowing is specified, then the requested Borrowing shall be an Alternate Base Rate Borrowing if denominated in US Dollars and a Canadian Prime Rate Borrowing if denominated in Canadian Dollars.

[11]	Must be a period contemplated by the definition of “Interest Period”. If no Interest Period is specified, then the Interest Period shall be of one-month’s duration.

[12]

If no currency is specified with respect to any Borrowing, then any applicable US Borrower shall be deemed to have requested a Borrowing in US Dollars and any applicable Canadian Borrower shall be deemed to have requested a Borrowing in Canadian Dollars.

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Borrowing at the time of:

1.

the representations and warranties of the Loan Parties set forth in the ABL Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of Borrowing with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing; provided that to the extent that any representation and warranty specifically refers to a given date or period, it are true and correct in all material respects as of such date or for such period;

2.	at the time of and immediately after giving effect to the applicable Borrowing, no Default or Event of Default has occurred and is continuing; and

3.

at the time of and immediately after giving effect to the applicable Credit Extension, [(A) the Total Revolving Credit Exposure does not exceed the Line Cap then in effect, (B) the total US Facility Exposure does not exceed the US Facility Line Cap then in effect and (C) the total Canadian Facility Exposure does not exceed the Canadian Facility Line Cap then in effect]].][13]

[Signature Page Follows]

[13]	Include bracketed language to the extent required by the terms of the ABL Credit Agreement.

ICON HEALTH & FITNESS, INC.

By:
Name:
Title:

EXHIBIT C-1

[FORM OF]

ABL INTELLECTUAL PROPERTY SECURITY AGREEMENT

This ABL INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of [•], 2021 (this “Agreement”), by [•] ([each, a][the] “Grantor”) in favor of Bank of America, N.A., as administrative agent and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”).

Reference is made to that certain ABL Pledge and Security Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors party thereto and the Administrative Agent. The ABL Lenders (as defined below) have extended credit to the Borrowers (as defined in ABL Credit Agreement (as defined below)) subject to the terms and conditions set forth in that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the lenders from time to time party thereto (the “ABL Lenders”) and the Administrative Agent. Consistent with the requirements set forth in Sections [4.01] and 5.12 of the ABL Credit Agreement and Section 4.03(c) of the Security Agreement, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement (including any terms defined therein by reference).

SECTION 2. Grant of Security Interest. As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Obligations, [each][the] Grantor, pursuant to the Security Agreement, did and hereby does pledge, collaterally assign, mortgage, transfer and grant to the Administrative Agent, its successors and permitted assigns, on behalf of and for the ratable benefit of the Secured Parties, a continuing security interest in all of its right, title or interest in, to or under all of the following assets, whether now owned or at any time hereafter acquired by or arising in favor of [such][the] Grantor, and regardless of where located (collectively, the “IP Collateral”):

A.

all Trademarks, including the Trademark registrations and pending applications for registration in the United States Patent and Trademark Office [and the Canadian Intellectual Property Office] listed on Schedule I hereto and, for the avoidance of doubt, all goodwill associated with any and all of the foregoing;

B.	all Patents, including the issued Patents and pending Patent applications in the United States Patent and Trademark Office [and the Canadian Intellectual Property Office] listed on Schedule II hereto;

C.

all Copyrights, including the Copyright registrations and pending applications for registration in the United States Copyright Office [and the Canadian Intellectual Property Office] listed on Schedule III; and

D.	all Proceeds of the foregoing;

in each case to the extent the foregoing items do not constitute Excluded Assets.

SECTION 3. Security Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the Security Agreement. [Each][The] Grantor hereby acknowledges and affirms that the rights

C-1-1

and remedies of the Administrative Agent with respect to the IP Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Agreement may be delivered by facsimile, email (including “.pdf” or “.tiff”)or any electronic signature complying with the US federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Requirements of Law.

[Signature Pages Follow]

C-1-2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[GRANTOR]

By:
Name: [•]
Title: [•]

C-1-3

SCHEDULE I

TRADEMARK REGISTRATIONS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	SERIAL NUMBER	TRADEMARK

Schedule I to Exhibit C-1

SCHEDULE II

PATENTS

REGISTERED OWNER	PATENT NUMBER	TITLE

PATENT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

Schedule II to Exhibit C-1

SCHEDULE III

COPYRIGHT REGISTRATIONS

REGISTERED OWNER	REGISTRATION NUMBER	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NUMBER	TITLE

C-1-1

EXHIBIT D

[FORM OF]

COMPLIANCE CERTIFICATE

[•] [•], 20[•]

To:	The Administrative Agent and each of the Lenders parties to the

ABL Credit Agreement described below

This Compliance Certificate is furnished pursuant to Section 5.01(c) of that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the ABL Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A RESPONSIBLE OFFICER OF THE BORROWER REPRESENTATIVE, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT:

1. I am the duly elected [•] of the Borrower Representative and a Responsible Officer of the Borrower Representative;

2. I have reviewed the terms of the ABL Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower Representative and its Restricted Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;

3. [The attached consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower Representative as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP.]14

4. [Except as described in the disclosure set forth below, the][The] examinations described in paragraph 2 did not disclose, and I have no knowledge of the existence of any condition or event which constitutes a Default or Event of Default that exists as of the date of this Compliance Certificate [and the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto.]

5. [Attached as Schedule 1 hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the attached financial statements.]15

[14]	Include to the extent the relevant Compliance Certificate is delivered in connection with unaudited quarterly financials.

[15]	Only required if a subsidiary of the Borrower Representative is or has been designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.

6. [Attached as Schedule 2 hereto is consolidating financial information summarizing in reasonable detail the information regarding the Parent Company to which the attached financial statements relate, on the one hand, and the information relating to the Borrower Representative, on the other hand.]16

7. [Attached as Schedule 3 hereto are calculations in reasonable detail demonstrating compliance with the covenant set forth in Section 6.15(a) of the ABL Credit Agreement.]17

8. [Attached as Schedule 4 hereto is a list of the Unrestricted Subsidiaries of the Borrower Representative as of the date hereof.]18 [There is no change in the list of Unrestricted Subsidiaries since the later of the Closing Date and the date of the last Compliance Certificate.]

[Signature Page Follows]

[16]	Only required to the extent required by the penultimate paragraph of Section 5.01 of the ABL Credit Agreement.

[17]	Only required to the extent a Covenant Trigger Period has occurred and is continuing.

[18]	Only required if a subsidiary has been designated as an Unrestricted Subsidiary since later of the delivery of the last Compliance Certificate and the Closing Date.

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above. 19

ICON HEALTH & FITNESS INC., INC.

By:
Name:
Title:

[19]	Please note the deadlines for satisfaction of the following requirements correspond with the delivery of each Compliance Certificate (unless otherwise indicated):

1.

The delivery of documents and deliverables required under Section 4.02(a) of the Security Agreement relating to any (i) certificated Securities and/or (ii) Instruments having a face amount in excess of $5,000,000, in each case acquired during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Loan Party acquires (i) certificated Securities and/or (ii) Instruments having a face amount in excess of $5,000,000 during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.02(a) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter (or in each case such longer period as the Administrative Agent may reasonably agree).

2.

The delivery of documents and deliverables required under Section 4.03(c) of the Security Agreement relating to any registration (or any application for registration of) any Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, filed or acquired during the Fiscal Quarter covered by the attached financial statements. NOTE: If any Loan Party acquires any registration (or files any application for registration) of any Parent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, during the fourth Fiscal Quarter of any Fiscal Year, the documents and deliverables required under Section 4.03(c) of the Security Agreement must be delivered within 60 days after the end of such Fiscal Quarter (or in each case such longer period as the Administrative Agent may reasonably agree).

3.

The delivery of the documents required to be delivered under Section 5.12(a) of the ABL Credit Agreement as a result of (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary (other than an Excluded Subsidiary), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary), (iii) any Restricted Subsidiary that is a Domestic Subsidiary or a Canadian Subsidiary ceasing to be an Immaterial Subsidiary and/or (iv) any Restricted Subsidiary that was an Excluded Subsidiary ceasing to be an Excluded Subsidiary, in each case during the Fiscal Quarter covered by the attached financial statements. NOTE: upon the taking of any action or the occurrence of any event described in clauses (i) through (iv) during the fourth Fiscal Quarter of any Fiscal Year, the documents required to be delivered under Section 5.12(a) of the ABL Credit Agreement must be delivered within 60 days after the end of such Fiscal Quarter (or in each case such longer period as the Administrative Agent may reasonably agree).

SCHEDULE 1

Summary of Pro Forma Adjustments for Unrestricted Subsidiaries

Schedule 1 to Exhibit D

SCHEDULE 2

Consolidating Financial Information

Schedule 2 to Exhibit D

SCHEDULE 3

Fixed Charge Coverage Ratio Calculation

Schedule 3 to Exhibit D

SCHEDULE 4

Unrestricted Subsidiaries

Schedule 4 to Exhibit D

EXHIBIT E

[FORM OF]

LETTER OF CREDIT REQUEST

[•] [•], 20[•]

To:	Bank of America, N.A., as Administrative Agent and

[•], as Issuing Bank

Bank of America, N.A.

as Administrative Agent for the Lenders referred to below

Attention: [•]

[•]

[•]

Facsimile: [•]

Telephone: [•]

Email: [•]

Ladies and Gentlemen:

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the ABL Credit Agreement.

1. The undersigned hereby requests an [issuance][amendment][extension][renewal] of [a] [Standby][Commercial] Letter[s] of Credit in the amount of [$[            ]/C$[            ]]. [Enclosed herewith is the related letter of credit application, with the information required pursuant to Section 2.05(b) of the ABL Credit Agreement.]

2. The [issuance][amendment][extension][renewal] date for the requested Letter of Credit is [            ] (a Business Day).

3. The expiration date for the requested Letter of Credit is [            ]20.

4. The beneficiary is [            ].

5. The beneficiary’s address is [            ].

6. The following documents are to be presented by the beneficiary: [            ].

7. The full text of any certificate to be presented by the beneficiary: [            ].

8. The requested Letter of Credit is to be issued in support of [            ]21.

[20]	Insert the last date upon which drafts may be presented (which may not be beyond the fifth Business Day prior to the Latest Maturity Date).

9. [The Letter of Credit to be amended is [            ].]22

10. [The proposed date of amendment is [            ].]

11. [The nature of the proposed amendment is [            ].]

[21]	Insert a description of the obligations, the name of each agreement and/or a description of the commercial transaction to which this Letter of Credit Request relates.

[22]	Insert if there is no separate letter of credit application, as applicable.

The Letter of Request requested herein complies with the terms and conditions of the ABL Credit Agreement, including Section 4.03 of the Credit Agreement.

ICON HEALTH & FITNESS, INC.

By:
Name:
Title:

APPROVED:

[ISSUING BANK]

By:

Name:

Title:

EXHIBIT F

[FORM OF]

INTERCOMPANY NOTE

[Date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on a signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances constituting Indebtedness made by such Payee to such Payor. Each Payor promises also to pay interest, if any, on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries of the Borrower Representative from time to time party thereto, as Borrowers, certain subsidiaries of the Borrower Representative from time to time party thereto, as Subsidiary Guarantors, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “Agent”). Each Payee hereby acknowledges and agrees that the Agent may exercise all rights provided in the Loan Documents, as applicable, with respect to this Note. Capitalized terms used in this Intercompany Note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement. This Note is the Intercompany Note referred to in the Credit Agreement.

Notwithstanding anything to the contrary contained in this Note, each Payee understands and agrees that no Payor shall be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by, or would give rise to a default or an event of default under, the terms of any Senior Indebtedness (as defined below) (each a “Credit Agreement Default”). The failure to make such payment because such payment would result in any Credit Agreement Default shall not constitute a default hereunder.

Anything in this Note to the contrary notwithstanding, the Indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all of the Secured Obligations of such Payor; provided that each Payor may make payments to the applicable Payee so long as no Event of Default under and as defined in the Credit Agreement shall have occurred and be continuing (such Secured Obligations and, in each case, other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest, fees and expenses thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest, fees and expenses is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor that is a Loan Party (each such Payor, an “Affected Payor”) or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Affected Payor (except as expressly permitted by the Loan Documents), whether or not involving insolvency or bankruptcy, if an Event of Default has occurred and is continuing (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) Banking Services Obligations and Secured Hedging Obligations) and no Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit related thereto has been cash collateralized or back-stopped or otherwise in a manner reasonably satisfactory to the applicable Issuing Bank and the Agent and in a face amount to be reasonably determined by the applicable Borrower and the applicable Issuing Bank (but not less than 100% of the Outstanding Amount of the applicable Letter of Credit), or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank and the Agent) before any Payee that is not a Loan Party (each such Payee, an “Affected Payee”) is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) Banking Services Obligations and Secured Hedging Obligations) and no Letter of Credit shall remain outstanding (unless the Outstanding Amount of the Letter of Credit related thereto has been cash collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the applicable Issuing Bank and the Agent and in a face amount to be reasonably determined by the applicable Borrower and the applicable Issuing Bank (but not less than 100% of the Outstanding Amount of the applicable Letter of Credit), or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank and the Agent), any payment or distribution to which such Affected Payee would otherwise be entitled (other than equity or debt securities of such Affected Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Securities”)) shall be made to the holders of Senior Indebtedness;

(ii) (x) if any Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) of the Credit Agreement occurs and is continuing and (y) subject to an Acceptable Intercreditor Agreement, either the Agent delivers notice to the Borrower instructing the Borrower that the Agent is thereby exercising its rights pursuant to this clause (ii) (provided that no such notice shall be required to be given in the case of any Event of Default arising under Sections 7.01(f) or 7.01(g) of the Credit Agreement), then, unless otherwise agreed in writing by the Agent in its reasonable discretion, no payment or distribution of any kind or character shall be made by or on behalf of any Affected Payor or any other Person on its behalf, and no payment or distribution of any kind or character shall be received by or on behalf of any Affected Payee or any other Person on its behalf, with respect to this Note until (x) the applicable Senior Indebtedness shall have been paid in full in cash (other than (A) contingent indemnification obligations as to which no claim has been asserted, (B) Banking Services Obligations and Secured Hedging Obligations and (C) the Outstanding Amount of any Letter of Credit that has been cash collateralized or back-stopped or otherwise in a manner reasonably satisfactory to the applicable Issuing Bank and in a face amount to be reasonably determined by the applicable Borrower and the applicable Issuing Bank (but not less than 100% of the Outstanding Amount of the applicable Letter of Credit), or such Letter of Credit has been deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank) or (y) such Event of Default shall have been cured or waived;

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Securities), in respect of this Note shall (despite these subordination provisions) be received by any Affected Payee in violation of the foregoing clause (i) or (ii), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the relevant Collateral Documents, the Agent, on behalf of the applicable Secured Parties, subject to the terms of an Acceptable Intercreditor Agreement; and

(iv) Each Affected Payee agrees to file all claims against each relevant Affected Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness and the Agent shall be entitled to all of such Affected Payee’s rights thereunder. If for any reason an Affected Payee fails to file such claim at least ten (10) days prior to the last date on which such claim should be filed, such Affected Payee hereby irrevocably appoints the Agent as its true and lawful attorney-in-fact and the Agent is hereby authorized to act as attorney-in-fact in such Affected Payee’s name to file such claim or, in such Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of such Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Affected Payee hereby assigns to the Agent all of such Affected Payee’s rights to any payments or distributions to which such Affected Payee otherwise would be entitled. If the amount so paid is greater than such Affected Payor’s liability hereunder, the Agent shall pay the excess amount to the party entitled thereto under any applicable Acceptable Intercreditor Agreement and applicable law. In addition, upon the occurrence and during the continuance of an Event of Default, each Affected Payee hereby irrevocably appoints the Agent as its attorney-in-fact to exercise all of such Affected Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Affected Payor.

Except as otherwise set forth in clauses (i) and (ii) above, any Payor is permitted to pay, and any Payee is entitled to receive, any payment or prepayment of principal and interest on the Indebtedness evidenced by this Note.

To the fullest extent permitted by applicable Requirements of Law, no present or future holder of Senior Indebtedness shall at any time or in any way be prejudiced or impaired in its right to enforce the subordination of this Note by any act or failure to act on the part of any Affected Payor or Affected Payee or by any act or failure to act on the part of such holder or any trustee or agent for such holder, or by any noncompliance by the Payor with the terms and provisions of the Note, regardless or any knowledge thereof which any such holder may have or be otherwise charged with. Each Affected Payee and each Affected Payor hereby agrees that the subordination of this Note is for the benefit of the Agent and the other Secured Parties. The Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Agent (or other applicable Representative) may, on behalf of itself, and the applicable Secured Parties, proceed to enforce the subordination provisions herein, in each case, subject to the terms of any Acceptable Intercreditor Agreement.

The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from any Payor or Payee.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized (but not required) to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein. For the avoidance of doubt, this Note shall not in any way replace, or affect the principal amount of, any intercompany loan outstanding between any Payor and any Payee prior to the execution hereof, and to the extent permitted by applicable law, from and after the date hereof, each such intercompany loan shall be deemed to incorporate the terms set forth in this Note to the extent applicable and shall be deemed to be evidenced by this Note together with any documents and instruments executed prior to the date hereof in connection with such intercompany Indebtedness.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. Except to the extent of any taxes required by law to be withheld, all payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof.

If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Payor or any other Person or entity is rescinded or must otherwise be returned by the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Payor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

If any Payee shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of any Payor, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and each Payee hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been indefeasibly repaid in full in cash.

From time to time after the date hereof, additional subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page hereto, which shall be automatically incorporated into this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Indebtedness governed by this Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended. The Payor or its designee (which shall be the Applicable Administrative Agent) shall record the transfer of the right to payments of principal and interest on the Indebtedness governed by this Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register.

Any Payor shall be automatically released from this Note in the event that such Payor ceases to be a Loan Party pursuant to Article 8 or Section 9.22 of the Credit Agreement. Any Payee shall be automatically released from this Note in the event that such Payee ceases to be a wholly-owned Restricted Subsidiary of the Borrower pursuant to a transaction permitted by the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

EXHIBIT F

[•], as Payee[23]

By:
Name:
Title:

[•], as Payor[24]

By:
Name:
Title:

[23]	To be executed by Restricted Subsidiaries that are not Loan Parties to the extent required in accordance with the provisions of the applicable Credit Agreement.
[24]	To be executed by Loan Parties to the extent required in accordance with the provisions of the applicable Credit Agreement.

Signature Page to Intercompany Note

EXHIBIT G

[RESERVED]

G-1

EXHIBIT H

[FORM OF]

INTEREST ELECTION REQUEST

Bank of America, N.A.

as Administrative Agent for the Lenders referred to below

Attention: [•]

[•]

[•]

Facsimile: [•]

Telephone: [•]

Email: [•]

[•] [•], 20[•]25

Ladies and Gentlemen:

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Terms defined in the ABL Credit Agreement are used herein with the same meanings unless otherwise defined herein.

The undersigned hereby gives you notice pursuant to Section 2.08 of the ABL Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:

(A) [on [insert applicable date] (which is a Business Day), the undersigned will convert $[•]26 of the aggregate outstanding principal amount of the Revolving Loans, bearing interest at the [Alternate Base Rate][LIBO Rate][CDOR Rate][Canadian Prime Rate], into a [LIBO Rate][CDOR Rate][Alternate Base Rate][Canadian Prime Rate] Revolving Loan [and, in the case of a [LIBO Rate Revolving Loan][CDOR Rate Revolving Loan], having an Interest Period of [•] month(s)]27[; and][.]]

[25]

The Administrative Agent must be notified of the applicable election in writing in the form of an Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative (or the Borrower Representative on behalf of the Borrower Representative) to the Administrative Agent or by telephone (with such telephonic notification to be promptly confirmed in writing by an Interest Election Request), which must be received by the Administrative Agent (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 12:00 p.m. three Business Days prior to the requested day of any conversion or continuation of LIBO Rate Revolving Loans (or one Business Day in the case of any conversion or continuation of LIBO Rate Revolving Loans on the Closing Date), (ii) 10:00 a.m. three Business Days prior to the requested day of any Borrowing of, conversion to or continuation of CDOR Rate Revolving Loans (or one Business Day in the case of any Borrowing of CDOR Rate Revolving Loans to be made on the Closing Date) and (iii) 10:00 a.m. on the requested date of any conversion of any Borrowing to Alternate Base Rate Revolving Loans or Canadian Prime Rate Revolving Loans (or, in each case, such later time as is reasonably acceptable to the Administrative Agent); provided, however, that if the Borrower Representative (or the Borrower Representative on behalf of the Borrower Representative) wishes to request a conversion or continuation of LIBO Rate Revolving Loans with an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period,” (A) the applicable notice from the Borrower Representative must be received by the Administrative Agent not later than 1:00 p.m. four Business Days prior to the requested date of such conversion or continuation (or such later time as is reasonably acceptable to the Administrative Agent), whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period is available to them and (B) not later than 12:00 p.m. three Business Days before the requested date of such conversion or continuation, the Administrative Agent shall notify the Borrower Representative (or the Borrower Representative on behalf of the Borrower Representative) whether or not the requested Interest Period is available to the appropriate Lenders.

[26]	Subject to Section 2.02(c) of the ABL Credit Agreement.
[27]	Must be a period contemplated by the definition of “Interest Period.”

(B) [on [insert applicable date] (which is a Business Day), the undersigned will continue $[•] of the aggregate outstanding principal amount of the Revolving Loans bearing interest at the [LIBO Rate][CDOR Rate], as [LIBO Rate Revolving Loans] [CDOR Rate Revolving Loans] having an Interest Period of [•] month(s)28.]

[Signature Page Follows]

[28]	Must be a period contemplated by the definition of “Interest Period.”

ICON HEALTH & FITNESS, INC.

By:
Name:
Title:

EXHIBIT I

[FORM OF]

ABL GUARANTY AGREEMENT

[See attached.]

I-1

EXHIBIT J

[FORM OF]

PERFECTION CERTIFICATE

[•] [•], 20[•]

Reference is hereby made to (i) that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and (ii) that certain ABL Pledge and Security Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “ABL Security Agreement”), by and among the Loan Parties from time to time party thereto and the Administrative Agent.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the ABL Security Agreement. As used herein, the term “Company” means [each][the] signatory hereto.

As of the date hereof, the undersigned hereby represents and warrants to the Administrative Agent as follows:

1. Names. (a) The exact legal name (including any French form of name) of [each][the] Company, as such name appears in its [respective] Organizational Documents filed with the Secretary of State or similar governmental official of [such][the] Company’s jurisdiction of organization or under the applicable corporate statute of such Company’s jurisdiction of incorporation is set forth in Schedule 1(a). [Each][The] Company is the type of entity disclosed next to its name in Schedule 1(a). Also set forth in Schedule 1(a) is the jurisdiction of organization of [each][the] Company.

(b) Except as otherwise disclosed in Schedule 1(c) or Schedule 1(d), set forth in Schedule 1(b) hereto is any other legal name (including any French form of name) that [any][the] Company has had, together with the date of the relevant change in the past five years.

(c) Set forth in Schedule 1(c) is a list of the information required by Section 1(a) of this certificate for any other Person (i) to which [any][the] Company became the successor by merger, amalgamation, consolidation or acquisition or (ii) that has been liquidated into, or transferred all or substantially all of its assets to, [any][the] Company, at any time within the past five years.

(d) Except as set forth in Schedule 1(d), or as otherwise disclosed in Schedule 1(c), [no Company has][the Company has not] changed its jurisdiction of organization or form of entity at any time during the past four months.

2. Locations. (a) The registered office and chief executive office of [each][the] Company is currently located at the address(es) set forth in Schedule 2(a) hereto.

(b) Except as otherwise disclosed in Schedule 2(a), all other locations where any Company currently maintains any Collateral consisting of Inventory (including property in possession of a third party (e.g., a warehouseman or other bailee or on consignment)), other than (i) any such Inventory that is in transit or out for repair in the ordinary course of business and (ii) such locations that are owned by any Company are set forth in Schedule 2(b) hereto.

3. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 3 is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by [any][the] Company other than Excluded Assets, the beneficial owners of such stock, partnership interests, membership interests or other equity interests and the percentage of the total issued and outstanding stock, partnership interests, membership interests or other equity interests of the relevant issuer represented thereby.

4. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 4 is a true and correct list of all Instruments (other than checks to be deposited in the ordinary course of business) and Tangible Chattel Paper, in each case, having a face amount exceeding $5,000,000, held by [any][the] Company as of the date hereof, including the names of the obligors, the amounts owing and the due dates.

5. Intellectual Property. (a) Attached hereto as Schedule 5(a) is a schedule setting forth all of [each][the] Company’s United States Patents, Canadian Patents, United States Trademarks, Canadian Trademarks and Canadian Industrial Designs registered with and published by (or applied for in) the United States Patent and Trademark Office or the Canadian Intellectual Property Office (excluding, for the avoidance of doubt, any United States Patent, Canadian Patent, United States Trademark, Canadian Trademark or Canadian Industrial Design that has expired or been abandoned, but including United States Trademarks that would constitute Collateral upon the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto), including the name of the registered owner and the registration or publication number (or, if applicable, the applicant and the application number) of each such United States Patent and United States Trademark.

(b) Attached hereto as Schedule 5(b) is a schedule setting forth all of [each][the] Company’s Copyrights registered with (or applied for in) the United States Copyright Office (excluding, for the avoidance of doubt, any Copyright that has expired or been abandoned), including the name of the registered owner and the registration number (or, if applicable, the applicant and the application number) of each such Copyright.

6. Deposit Accounts. Attached hereto as Schedule 6 is a true and complete list of all Deposit Accounts maintained by [each][the] Company, including the name of the institution where each such account is held, the name of each such account and the name of [each][the] Company that holds each such account.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has hereunto signed this Perfection Certificate as of the date first written of above.

[•]

By:
Name: [•]
Title: [•]

SCHEDULE 1(a)

LEGAL NAMES

Legal Name	Jurisdiction	Type

Schedule 1(a) to Exhibit J

SCHEDULE 1(b)

PRIOR ORGANIZATIONAL NAMES

Company	Prior Legal Name	Date of Change

Schedule 1(b) to Exhibit J

SCHEDULE 1(c)

PREDECESSOR ENTITIES

Company	Action	Legal Name of Predecessor Entity	Jurisdiction of Organization of Predecessor Entity	Date

Schedule 1(c) to Exhibit J

SCHEDULE 1(d)

CHANGES IN JURISDICTION OR FORM

Company	Current Jurisdiction of Organization/Form	Prior Jurisdiction of Organization/Form	Date of Change

Schedule 1(d) to Exhibit J

SCHEDULE 2(a)

CHIEF EXECUTIVE OFFICE ADDRESSES

Company	Address

Schedule 2(a) to Exhibit J

SCHEDULE 2(b)

LOCATIONS OF INVENTORY

Company	Address/ Province

Schedule 2(b) to Exhibit J

SCHEDULE 2(c)

CANADIAN LOCATIONS

Company	Branch Name	Address	Country

Schedule 2(c) to Exhibit J

SCHEDULE 3

EQUITY INTERESTS

Issuer	Holder	Certificate No.	No. Shares/Interest Owned	% of Issued and Outstanding Shares Pledged

Schedule 3 to Exhibit J

SCHEDULE 4

INSTRUMENTS

1.	Promissory Notes/Instruments:

Obligee	Obligor	Principal Amount	Maturity

2.	Tangible Chattel Paper:

Schedule 4 to Exhibit J

SCHEDULE 5(a)

PATENTS AND TRADEMARKS

PATENTS

REGISTERED OWNER	SERIAL NUMBER	DESCRIPTION

PATENT APPLICATIONS

APPLICANT	APPLICATION NO.	DESCRIPTION

TRADEMARKS

REGISTERED OWNER	REGISTRATION NUMBER	TRADEMARK

TRADEMARK APPLICATIONS

APPLICANT	APPLICATION NO.	TRADEMARK

Schedule 5(a) to Exhibit J

SCHEDULE 5(b)

COPYRIGHTS

COPYRIGHTS

REGISTERED OWNER	REGISTRATION NO.	TITLE

COPYRIGHT APPLICATIONS

APPLICANT	APPLICATION NO.	TITLE

Schedule 5(b) to Exhibit J

SCHEDULE 6

DEPOSIT ACCOUNTS

Owner	Type of Account	Bank or Intermediary	Account Number

Schedule 7 to Exhibit J

EXHIBIT K-1

[FORM OF] JOINDER AGREEMENT

A. SUPPLEMENT NO. [•] dated as of [•] (this “Supplement”), to (a) the ABL Pledge and Security Agreement dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”) and (b) the ABL Guaranty Agreement dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Guaranty”), by and among Holdings, the Borrower Representative, the other Borrowers, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent.

B. Reference is made to the ABL Credit Agreement dated as of May 12, 2021, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among, inter alios, Holdings, the Borrower Representative, the other Borrowers, the other loan parties party thereto, the lenders from time to time party thereto, and the Administrative Agent.

C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the ABL Credit Agreement, the Security Agreement or the Loan Guaranty, as applicable.

D. The Loan Parties have entered into the Security Agreement and the Loan Guaranty in order to induce the Lenders to make Revolving Loans and the Issuing Bank to issue Letters of Credit. Section 7.10 of the Security Agreement, Section 3.04 of the Loan Guaranty and Section 5.12 of the ABL Credit Agreement provide that additional subsidiaries of the Borrower may become Subsidiary Guarantors under the Security Agreement and the Loan Guaranty by executing and delivering an instrument in the form of this Supplement. [The] [Each] undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the ABL Credit Agreement to become a Grantor under the Security Agreement and a Subsidiary Guarantor under the Loan Guaranty in order to induce the Lenders to make additional Revolving Loans and as consideration for Revolving Loans previously made and to Guaranty and secure the Secured Obligations, including [its] [their] obligations under the Loan Guaranty, each Hedge Agreement the obligations under which constitute Secured Hedging Obligations and agreements relating to Banking Services the obligations under which constitute Banking Services Obligations.

Accordingly, [the] [each] New Subsidiary agrees as follows:

SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Subsidiary by its signature below becomes a Subsidiary Guarantor and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof; it being understood and agreed that any representation or warranty that expressly relates to an earlier date shall be deemed to refer to the date hereof. In furtherance of the foregoing, [the] [each] New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of [the] [each] New Subsidiary’s right, title and interest in and to the Collateral of [the] [each] New Subsidiary. Upon the effectiveness of this Supplement, each reference to a “Grantor” and “Subsidiary Guarantor” in the Security Agreement shall be deemed to include [the] [each] New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

K-1

SECTION 2. [Each] [The] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Subsidiary will be deemed to be a Loan Guarantor under the Loan Guaranty and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Guarantor thereunder as if it had executed the Loan Guaranty. [Each] [The] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Loan Guaranty. Without limiting the generality of the foregoing terms of this paragraph 1, [each] [the] New Subsidiary hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Secured Parties, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with the Loan Guaranty. [Each] [The] New Subsidiary hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the New Subsidiary upon the execution of this Agreement by [each] [the] New Subsidiary. [Each] [The] New Subsidiary hereby (x) makes, as of the date hereof, the representation and warranty set forth in Section 2.10 of the Loan Guaranty[, except as set forth on Schedule A hereto,]29 and (y) agrees to perform and observe, and to cause each of its Restricted Subsidiaries to perform and observe, the covenant set forth in Section 2.11 of the Loan Guaranty.

SECTION 3. [The] [Each] New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations.

SECTION 4. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Subsidiary and the Administrative Agent has executed a counterpart hereof. Any signature to this Supplement may be delivered by facsimile , email (including “.pdf” ) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Requirements of Law.

SECTION 5. Attached hereto is a duly prepared, completed and executed Perfection Certificate, which includes information with respect to [the] [each] New Subsidiary, and [the] [each] New Subsidiary hereby represents and warrants that the information set forth therein with respect to itself is correct and complete in all material respects as of the date hereof.

SECTION 6. Except as expressly supplemented hereby, the Loan Guaranty and the Security Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Borrower Representative and the Administrative Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

[29]	Subject to Section 5.12(b)(x) of the Credit Agreement.

K-2

SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the ABL Credit Agreement.

SECTION 10. [The] [Each] New Subsidiary agrees to reimburse the Administrative Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with Section 9.03(a) of the Credit Agreement.

SECTION 11. This Supplement shall constitute a Loan Document, under and as defined in, the ABL Credit Agreement.

[Signature pages follow]

K-3

IN WITNESS WHEREOF, [each] [the] New Subsidiary has duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

K-4

[SCHEDULE A

CERTAIN EXCEPTIONS]

EXHIBIT K-2

[FORM OF] ADDITIONAL BORROWER AGREEMENT

This ADDITIONAL BORROWER AGREEMENT (this “Agreement”), dated as of [•], is by and between [•] ([each, a] [the] “New Subsidiary”), IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, the other Borrowers party hereto and Bank of America, N.A., in its capacity as administrative agent under that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among, inter alios, Holdings, the Borrower Representative, the other Borrowers, the other loan parties party thereto, the lenders from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the ABL Credit Agreement.

The Borrower Representative has elected to cause [each] [the] New Subsidiary to become a “Borrower” pursuant to Section 2.25(a) of the ABL Credit Agreement. Accordingly, [each] [the] New Subsidiary and the Borrowers hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1. [Each] [The] New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, [each] [the] New Subsidiary will be deemed to be a party to the ABL Credit Agreement and a “Borrower” for all purposes of the ABL Credit Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the ABL Credit Agreement. [Each] [The] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrower Representative contained in the ABL Credit Agreement. [Each] [The] New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the representations and warranties set forth in Article 3 of the ABL Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles 5 and 6 of the ABL Credit Agreement.

2. [Each] [The] New Subsidiary acknowledges and confirms that is has received a copy of the ABL Credit Agreement and the schedules and exhibits thereto and (a) is a party to the Loan Guaranty and (b) has delivered to the Administrative Agent each of the documents required by Section 2.25(a) of the ABL Credit Agreement, in each case, to be in form and substance reasonably satisfactory to the Administrative Agent. The information on the schedules to the ABL Credit Agreement are hereby supplemented (to the extent permitted under the ABL Credit Agreement) to reflect the information shown on the attached Schedule A and such information is true and correct as of the date hereof.

3. The Borrowers confirm that the ABL Credit Agreement is, and upon [each] [the] New Subsidiary becoming a “Borrower”, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon [each] [the] New Subsidiary becoming a “Borrower”, the term “Obligations”, as used in the ABL Credit Agreement, shall include all obligations of the New Subsidiary under the ABL Credit Agreement and under each other Loan Document.

4. Each of the Borrowers and [each] [the] New Subsidiary agree that at any time and from time to time, upon the reasonable written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonable request in accordance with the terms and conditions of the ABL Credit Agreement in order to effect the purposes of this Agreement.

5. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Any signature to this Agreement may be delivered by facsimile , email (including “.pdf” ) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Requirements of Law.

6. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, [each] [the] New Subsidiary and the Borrowers have duly executed this Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY], as New Subsidiary

By:
Name:
Title:

ICON HEALTH & FITNESS, INC., as a Borrower and the Borrower Representative

By:
Name:
Title:

FREE MOTION FITNESS, INC., as a Borrower

By:
Name:
Title:

UNIVERSAL TECHNICAL SERVICES, as a Borrower

By:
Name:
Title:

ICON IP, INC., as a Borrower

By:
Name:
Title:

ICON DU CANADA INC., as a Borrower

By:
Name:
Title:

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[SCHEDULE A

SCHEDULE SUPPLEMENTS]

EXHIBIT K-3

[FORM OF] ADDITIONAL BORROWER TERMINATION

Bank of America, N.A.

as the Administrative Agent

for the Lenders referred to below

Attention: [•]

[•]

[•]

Facsimile: [•]

Telephone: [•]

Email: [•]

                , 20__

Ladies and Gentlemen:

Reference is made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party hereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the meaning given to them in the ABL Credit Agreement.

Pursuant to Section 2.25(b) of the ABL Credit Agreement, the Borrower Representative hereby terminates the status of [•] ([each, a] [the] “Terminated Borrower”) as a Borrower under the ABL Credit Agreement. The Borrower Representative represents and warrants that (a) no Revolving Loans made to, or Letters of Credit issued for the account of, [any] [the] Terminated Borrower are outstanding as of the date hereof, and (b) all amounts payable by [each] [the] Terminated Borrower in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the ABL Credit Agreement or any other Loan Document) pursuant to the ABL Credit Agreement or any other Loan Document have been paid in full on or prior to the date hereof; provided, that no such amounts shall be due and payable to the extent that another Borrower remains liable on a joint and several basis therefor pursuant to the terms of the ABL Credit Agreement.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

ICON HEALTH & FITNESS, INC., as Borrower Representative

By:
Name:
Title:

EXHIBIT L

[FORM OF]

PROMISSORY NOTE

$[•]	New York, New York
[•] [•], 20[•]

FOR VALUE RECEIVED, ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), and each other Borrower party hereto hereby promises to pay on demand to [•] (the “Lender”) or its registered permitted assign, at the office of Bank of America, N.A. at [•], the outstanding Revolving Loans made from time to time pursuant to the Commitments of such Lender in an aggregate amount of $[•] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), the Borrower Representative, as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities and together with its successors and assigns, the “Administrative Agent”). The Borrowers also promise to pay interest from the date of such Revolving Loans on the principal amount thereof from time to time outstanding, in like Dollars, at such office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the ABL Credit Agreement. Terms used but not defined herein shall have the meanings assigned to such terms in the ABL Credit Agreement.

The Borrowers promise to pay interest on any overdue principal and, to the extent permitted by applicable Requirements of Law, overdue interest from the relevant due dates, in each case, in the manner, at the rate or rates and under the circumstances provided in the ABL Credit Agreement.

The Borrowers hereby waive diligence, presentment, demand, protest and notice of any kind to the extent possible under any applicable Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrowers under this Note.

This promissory note is one of the promissory notes referred to in the ABL Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the ABL Credit Agreement, all upon the terms and conditions therein specified. This promissory note is entitled to the benefit of the ABL Credit Agreement, and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the ABL Credit Agreement.

If any assignment by the Lender holding this promissory note occurs after the date of the issuance hereof, the Lender agrees that it shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender this promissory note to the Administrative Agent for cancellation.

THE ASSIGNMENT OF THIS PROMISSORY NOTE AND ANY RIGHTS WITH RESPECT THERETO ARE SUBJECT TO THE PROVISIONS OF THE ABL CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

ICON HEALTH & FITNESS, INC.

By:
Name:
Title:

ICON HEALTH & FITNESS, INC., as a Borrower and the Borrower Representative

By:
Name:
Title:

FREE MOTION FITNESS, INC., as a Borrower

By:
Name:
Title:

UNIVERSAL TECHNICAL SERVICES, as a Borrower

By:
Name:
Title:

ICON IP, INC., as a Borrower

By:
Name:
Title:

ICON DU CANADA INC., as a Borrower

By:
Name:
Title:

SCHEDULE A

REVOLVING LOANS, CONVERSIONS AND REPAYMENTS OF ALTERNATE BASE RATE REVOLVING LOANS

Date	Amount of Alternate Base Rate Revolving Loans	Amount Converted to Alternate Base Rate Revolving Loans	Amount of Principal of Alternate Base Rate Revolving Loans Repaid	Amount of Alternate Base Rate Revolving Loans Converted to LIBO Rate Revolving Loans	Unpaid Principal Balance of Alternate Base Rate Revolving Loans	Notation Made By

Schedule A to Exhibit L

SCHEDULE C

REVOLVING LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE REVOLVING LOANS

Date	Amount of LIBO Rate Revolving Loans	Amount Converted to LIBO Rate Revolving Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Revolving Loans Repaid	Amount of LIBO Rate Revolving Loans Converted to Alternate Base Rate Revolving Loans	Unpaid Principal Balance of LIBO Rate Revolving Loans	Notation Made By

Schedule C to Exhibit L

SCHEDULE C

REVOLVING LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF CDOR RATE REVOLVING LOANS

Date	Amount of CDOR Rate Revolving Loans	Amount Converted to CDOR Rate Revolving Loans	Interest Period and CDOR Rate with Respect Thereto	Amount of Principal of CDOR Rate Revolving Loans Repaid	Amount of CDOR Rate Revolving Loans Converted to Canadian Prime Rate Revolving Loans	Unpaid Principal Balance of CDOR Rate Revolving Loans	Notation Made By

Schedule C to Exhibit L

SCHEDULE D

REVOLVING LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF CANADIAN PRIME RATE REVOLVING LOANS

Date	Amount of Canadian Prime Rate Revolving Loans	Amount Converted to Canadian Prime Rate Revolving Loans	Interest Period and Canadian Prime Rate with Respect Thereto	Amount of Principal of Canadian Prime Rate Revolving Loans Repaid	Amount of Canadian Prime Rate Revolving Loans Converted to CDOR Rate Revolving Loans	Unpaid Principal Balance of Canadian Prime Rate Revolving Loans	Notation Made By

Schedule C to Exhibit L

EXHIBIT M-1

[FORM OF]

ABL PLEDGE AND SECURITY AGREEMENT

[See attached.]

M-1

EXHIBIT M-2

[FORM OF]

DEED OF HYPOTHEC

[See attached.]

M-2

EXHIBIT N

[FORM OF]

BORROWING BASE CERTIFICATE

[insert date]

The undersigned hereby certifies that:

(1) I am the duly elected              of ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”).

(2) In accordance with Section 5.01(j) of that to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative (each as defined therein), certain subsidiaries from time to time party thereto, as Borrowers (as defined therein), certain subsidiaries from time to time party hereto, as Subsidiary Guarantors (as defined therein), the Lenders (as defined therein) from time to time party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), attached hereto as Annex I is a true and accurate calculation of the Borrowing Base as of                 , 20__, determined in accordance with the requirements of the ABL Credit Agreement.

[Signature Page Follows]

N-1

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Base Certificate to be duly executed as of the date first written above.

ICON HEALTH & FITNESS, INC.

By:
Name:
Title:

N-2

ANNEX I TO

BORROWING BASE CERTIFICATE

[Attach in reasonable detail a calculation of the Borrowing Base.]

N-1

EXHIBIT O-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the ABL Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Revolving Loan(s) (as well as any Promissory Notes evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform each of the Borrower Representative and the Administrative Agent in writing and deliver promptly to the Borrower Representative and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower Representative or the Administrative Agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished each of the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

O-1-1

EXHIBIT O-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the ABL Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly executed certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

O-2-1

EXHIBIT O-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the ABL Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Revolving Loan(s) (as well as any Promissory Note(s) evidencing such Revolving Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Revolving Loan(s) (as well as any Promissory Note(s) evidencing such Revolving Loan(s)), (iii) with respect to the extension of credit pursuant to the ABL Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption is a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or

(ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent in writing and deliver promptly to the Borrower Representative and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower Representative or the Administrative Agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

O-3-1

[NAME OF LENDER]

By:
Name:
Title:

Date: [•] [•], 20[•]

O-3-2

EXHIBIT O-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “ Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement.

Pursuant to the provisions of Section 2.17(f) of the ABL Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate,

(ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption is a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or any of its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [•] [•], 20[•]

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EXHIBIT P

[FORM OF]

SOLVENCY CERTIFICATE

[•] [•], 20[•]

This Solvency Certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(i) of that certain ABL Credit Agreement, dated as of May 12, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified, the “ABL Credit Agreement”), by and among IFIT Health & Fitness Inc., a Delaware corporation (“Holdings”), ICON Health & Fitness, Inc., a Delaware corporation (the “Borrower Representative”), as a US Borrower and as Borrower Representative, certain subsidiaries from time to time party thereto, as Borrowers, certain subsidiaries from time to time party thereto, as Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the ABL Credit Agreement.

I, [•], the [Chief Financial Officer/equivalent officer] of the Borrower Representative, in such capacity and not in an individual capacity, hereby certify as follows:

(1) I am generally familiar with the businesses and assets of the Borrower Representative and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower Representative pursuant to the ABL Credit Agreement; and

(2) As of the date hereof and after the incurrence of the indebtedness and obligations being incurred in connection with the ABL Credit Agreement, that, (i) the sum of the debt (including contingent liabilities) of the Borrower Representative and its subsidiaries, taken as a whole, does not exceed the fair value of the assets (on a going concern basis) of the Borrower Representative and its subsidiaries, taken as a whole, (ii) the capital of the Borrower Representative and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower Representative or its subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) the Borrower Representative and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time will be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

P-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first above written.

ICON HEALTH & FITNESS, INC.

By:
Name:
Title: